Exhibit 99.1

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.

SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.

SAVINGS & SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

- iii -

- iv -

- v -

INTRODUCTION

1. The Plan is adopted by the Company as of the Effective Date for the benefit of Eligible Employees and Members.

2. Effective as of the Effective Date, a portion of the Verizon Savings and Security Plan for West Region Hourly Employees was spun off to form the Plan. That portion relates to certain Eligible Employees, Members, and Beneficiaries as of the Effective Date who had accounts under the Verizon Savings and Security Plan for West Region Hourly Employees immediately before the Effective Date. SCHEDULE A to the Plan includes provisions reflecting such merger.

3. It is the intention of the Company that the non-ESOP portion of the Plan (the “Profit-Sharing Plan”) shall be a profit sharing plan; that the ESOP shall be both a stock bonus plan and an employee stock ownership plan within the meaning of Code section 4975(e)(7) and described in ERISA section 407(d)(6); that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Treasury Regulations § 1.414(l)-1(b)(1); that the Plan shall satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended from time to time; and that the Trust Fund maintained under the Plan shall be tax-exempt under Code section 501(a). As of the Effective Date the Plan does not have an outstanding Exempt Loan.

4. The provisions of this amendment and restatement of the Plan shall be effective as of the Effective Date; provided that when a provision of the Plan states an effective date other than the Effective Date or a provision of the Plan is required to have an earlier or later effective date by applicable law or regulation, such stated or required effective date shall apply as to that provision. All amendments to the Plan necessary to comply with applicable requirements of the Code shall also apply to any and all plans previously merged into the Plan, if any.

ARTICLE I.

DEFINITIONS

1.01 Definitions

(a) The following capitalized words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context.

(1) “Accounts” shall mean, collectively, the Member’s Account, Transfer Account, ESOP Account, Loan Account, and any other account described in Article V.

(2) “Affiliate” shall mean a corporation that is a member of a controlled group of corporations (as defined in Code section 1563(a), without regard to Code sections 1563(a)(4) and (e)(3)(C)) of which the Company is also a member. “Affiliate” shall also include any unincorporated business under common control with the Company, and any other entity that is required to be aggregated with the Company pursuant to Code section 414(m) or section 414(o). “Common control” shall be defined in accordance with regulations prescribed by the Secretary of the Treasury pursuant to Code section 414(c) and, to the extent not inconsistent therewith, in accordance with such rules as may be adopted by the Board of Directors.

(3) “After-Tax Contribution Agreement” shall mean an agreement, in a form prescribed by the Committee, pursuant to which a Member elects to contribute a percentage of his Compensation to the Profit-Sharing Plan on an after-tax basis through regular payroll deductions as Matched After-Tax Contributions and/or Unmatched After-Tax Contributions.

(4) “After-Tax Contribution” shall mean (A) a contribution that a Member elects to make pursuant to an After-Tax Contribution Agreement; (B) a contribution pursuant to a Member’s Compensation Deferral Agreement that is recharacterized as an After-Tax Contribution pursuant to Section 3.06(b); (C) an Elective Contribution that is recharacterized as an After-Tax Contribution pursuant to Section 3.06(d); and (D) any contribution that, in order to preserve the qualification of the Plan under Code sections 401(a) and 401(k), the Committee determines a Member has made or may make to the Profit-Sharing Plan out of his own funds. A Member’s “After-Tax Contribution” shall be the sum of his Matched After-Tax Contribution and his Unmatched After-Tax Contribution.

(5) “Agreement of Purchase and Sale” shall mean an agreement pursuant to which the stock, assets only, or substantially all of the assets and liabilities of a Participating Affiliate or division thereof, are sold to a company other than an Affiliate.

(6) “Beneficiary” shall mean one or more persons or trusts designated (or deemed to have been designated) by a Member or a Transfer Employee in accordance with Section 8.05 to receive the balance credited to (and not withdrawn or distributed from) his Member’s Account and/or ESOP Account and/or Transfer Account in the event of his death.

(7) “Benefit Commencement Date” shall mean the date on which a benefit under the Plan is scheduled to commence or to be paid.

(8) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 2

(9) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(10) “Company” shall mean New Communications Holdings Inc., its successors and assigns.

(11) “Company-Matching Contribution” shall mean the amount that the Company and the Participating Affiliates contribute to the Profit-Sharing Plan pursuant to Section 3.03 or to the ESOP pursuant to Section 14.04, and the amount of any forfeitures that are allocated to Members’ Accounts on the basis of their Matched Elective Contributions or Matched After-Tax Contributions.

(12) “Company Shares” shall mean securities of the Company or its affiliate which are “employer securities” within the meaning of Code section 409(l).

(13) “Compensation” shall mean the regular base compensation deemed paid to a Member by the Company or a Participating Affiliate during such periods as he is eligible to participate in the Plan. Any amount that would qualify as Compensation but for the Member’s agreement to forgo receipt of Compensation pursuant to a Compensation Deferral Agreement, pursuant to a cafeteria plan (within the meaning of Code section 125) or, effective as of the Effective Date (or such later date as agreement may be reached between the Company and the Member’s collective bargaining representative), pursuant to a transportation fringe benefit plan within the meaning of Code section 132(f)(4)) shall be treated as Compensation for purposes of the Plan. A Member’s Compensation for any payroll period (or partial payroll period) shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for the Plan Year containing such payroll period (or partial payroll period) (as adjusted pursuant to Code section 401(a)(17)(B)) applied ratably over each payroll period (or partial payroll period) during such Plan Year. For purposes of applying the foregoing limitation ratably during the year, the Plan Administrator may exclude bonuses and other extraordinary remuneration from a Member’s Compensation and/or may make other administrative adjustments; provided that in no event will a Member’s total Compensation for a Plan Year exceed the annual dollar limitation set forth in Code section 401(a)(17)(A) (as adjusted pursuant to Code section 401(a)(17)(B)) for that Plan Year.

(A) Compensation shall include sales commissions, sales bonuses, production incentive payments, foreign service premiums, lump sum merit increases, and payments made under the Performance Rewards Program (or any successor program) and similar team-oriented short-term incentive programs that are specifically included by the committee from time to time. Compensation shall also include the Corporate Profit Sharing (CPS) award (or any successor award), if and when paid.

(B) Compensation shall not include any commissions, Executive Incentive Plan (EIP) (or any successor plan) payments, Unit Incentive Plan (UIP) (or any successor plan) payments, Distinguished Service Award (or any successor award) payments, Superior Performance Award (or any successor award) payments, other management incentives, other incentive payments, awards, profit-sharing (other than the CPS award to the extent provided in subsection (A) above), stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, any other special fees or allowance paid to an Employee during the Plan Year, or any dividends paid or distributed to a Member in accordance with Section 14.10(b).

(14) “Compensation Deferral Agreement” shall mean an agreement, in a form prescribed by the Committee, pursuant to which a Member agrees to forgo receipt of a portion of his Compensation in consideration for the Company’s agreement to make Matched Elective Contributions

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 3

and/or Unmatched Elective Contributions equal to such forgone Compensation in accordance with the terms of the Profit-Sharing Plan.

(15) “Date of Hire” shall mean the first date on which an Employee is credited with an hour of service.

(16) “Date of Rehire” shall mean the first date following a Period of Severance on which an individual is reemployed as an Employee and is credited with an hour of service.

(17) “Disability” shall mean a total disability of a Member (A) that renders the Member completely unable to engage in any and every duty pertaining to any occupation or employment for wage or profit for which he is reasonably qualified by training, education, or experience, and (B) that can be expected to result in death or to be of long-continued and indefinite duration; provided that a Member shall be deemed to have a Disability if the Member is approved for a disability pension under the terms of any pension plan maintained by the Company or any Affiliate or approved for disability benefits under any long-term disability plan maintained by the Company or any Affiliate.

(18) “Effective Date” shall mean the “Distribution Date” as defined by the Distribution Agreement by and between Verizon Communications Inc. and New Communications Holdings Inc. dated as of May 13, 2009.

(19) “Elective Contribution” shall mean a contribution to the Profit-Sharing Plan by the Company or a Participating Affiliate equal to the amount of Compensation that a Member elects to forgo pursuant to a Compensation Deferral Agreement. A Member’s “Elective Contribution” shall be the sum of his Matched Elective Contribution and his Unmatched Elective Contribution.

(20) “Eligible Employee” shall mean an Employee of the Company or a Participating Affiliate who either (i) is in a unit covered by a collective bargaining agreement between the Company or one or more Participating Affiliates and a collective bargaining agent, and the collective bargaining agreement, by specific reference to the Plan, provides for coverage under the Plan; or (ii) is a nonunion hourly-paid Employee, and his employer has agreed, by resolution of its board of directors or by written certification of the most senior Human Resources officer of the Company, to become a co-sponsor under the Plan for such Employees. “Eligible Employee” shall not include any of the following:

(A) an active participant in any other tax-qualified retirement plan maintained by the Company or an Affiliate that includes a cash or deferred arrangement intended to be qualified under Code section 401(k);

(B) a nonresident alien who does not receive Compensation from the Company or a Participating Affiliate that constitutes earned income from sources within the United States;

(C) a Leased Employee;

(D) an individual whose basic compensation for services rendered on behalf of the Company or a Participating Affiliate is not paid directly by the Company or an Affiliate;

(E) an individual retained by the Company or a Participating Affiliate pursuant to a contract or agreement that specifies that the Employee is not eligible to participate in the Plan; or

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 4

(F) an individual who is not classified as a common-law employee by the Company or a Participating Affiliate, regardless of any subsequent reclassification of such individual as a “common-law” employee of the Company or Participating Affiliate by the Company or Participating Affiliate, any governmental agency, or any court.

(21) “Employee” shall mean any person employed by the Company or an Affiliate (including (A) an officer and (B) a director who is active in a capacity other than as a director) other than a person receiving a pension, retainer, or a fee under contract who is not receiving regular stated compensation. “Employee” shall also mean a Leased Employee other than an individual with respect to whom the safe harbor requirement of Code section 414(n)(5) is satisfied.

(22) “Employee Benefits Committee” or “Committee” shall mean the group of persons designated by the Company to act as the Plan Administrator as provided in Article X.

(23) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(24) “ESOP” shall mean the portion of the Plan that is established and maintained pursuant to ARTICLE XIV as a stock bonus plan and employee stock ownership plan described in Code sections 401(a) and 4975(e)(7) and ERISA section 407(d)(6).

(25) “Fund” or “Funds” shall mean the investment options available to Members and Transfer Employees as described in ARTICLE VI.

(26) “Highly Compensated Employees” means any Employee who:

(A) is a 5% owner, as defined in section 416(i)(1)(B)(i) of the Code, at any time during the determination year or the look-back year; or

(B) received compensation in excess of $80,000 (indexed in accordance with section 415(d) of the Code) during the look-back year.

For purposes of this definition:

(C) the determination year is the Plan Year for which the determination of who is highly compensated is being made;

(D) the look-back year is the 12-month period immediately preceding the determination year;

(E) compensation is compensation within the meaning of section 415(c)(3) of the Code which is received during the determination year or look-back year; and

(F) a former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee either when such employee separated from service or at any time after attaining age 55.

(27) “Income” shall mean the net earnings or loss on the investments of the Plan plus the increase and less the decrease, realized or unrealized, in the principal value of such investments of the Plan. “Income” shall also include any amount allocated to a Member’s or Beneficiary’s ESOP Account pursuant to Section 14.12 to replace a dividend that was used to repay an Exempt Loan under the ESOP.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 5

(28) “Layoff” shall mean an involuntary separation from active employment prompted by adverse business conditions, during which a separated Employee retains the right of recall pursuant to either a memorandum from the most senior Human Resources officer of the Company or highest ranking Human Resources officer of the applicable business unit or a collective bargaining agreement between the applicable business unit and a collective bargaining agent.

(29) “Leased Employee” shall mean any person who (A) is not employed in an employer-employee relationship with the Company or an Affiliate and (B) provides services to the Company or an Affiliate if (1) such services are provided pursuant to an agreement between the Company or an Affiliate and any other person (a “leasing organization”), (2) such person has performed such services for the Company (or for the Company and an Affiliate) on a substantially full-time basis for a period of at least one year, and (3) such services are performed under primary direction or control by the Company or Affiliate. This definition is intended to be coextensive with Code sections 414(n) and (o) and shall be interpreted so as to further this intent.

(30) “Limitation Year” shall mean the Plan Year.

(31) “Loan” shall mean a loan granted from the Loan Account of a Member in accordance with ARTICLE VII.

(32) “Maternity or Paternity Leave of Absence” shall mean any period of absence by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring for such child for a period beginning immediately following such birth or placement; provided that the Employee shall have furnished the Committee in a timely manner with such information as may reasonably be required to establish that the absence is for such reason and the number of days for which there is such absence.

(33) “Member” shall mean any Employee who has become a member in the Plan in accordance with Section 2.01, and whose membership in the Plan has not terminated pursuant to Section 2.03(b).

“Active Member” shall mean any Member other than an Inactive Member or an Ineligible Member.

“Inactive Member” shall mean any Member who is (A) absent from work due to Disability, (B) on Layoff or approved leave of absence status for any reason, (C) no longer an Employee, (D) a Retired Member, or (E) not an Eligible Employee and who has an amount transferred to this Plan pursuant to Section 12.03.

“Ineligible Member” shall mean any Member who is transferred from the Company or a Participating Affiliate to a nonparticipating Affiliate or to a position in which he does not qualify as an Eligible Employee.

“Qualified Member” shall have the meaning set forth in Section 14.02(f).

“Retired Member” shall mean any Member who is retired under the terms of any pension plan maintained by the Company or any Affiliate.

(34) “Normal Retirement Age” shall mean age 65.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 6

(35) “Participating Affiliate” shall mean an Affiliate that has been authorized by the most senior Human Resources officer of the Company to participate in the Plan with respect to its Employees.

(36) “Period of Severance” shall mean the period commencing on an Employee’s Termination Date and ending on the date on which the Employee next is credited with an hour of service.

(37) “Plan” shall mean this Frontier Communications Corporate Services Inc. Savings and Security Plan for West Region Hourly Employees. The Plan shall comprise both a profit-sharing plan described in Code section 401(a) with a cash or deferred arrangement described in Code section 401(k) (the “Profit-Sharing Plan”) and a stock bonus plan and employee stock ownership plan described in Code sections 401(a) and 4975(e)(7) and ERISA section 407(d)(6) (the “ESOP”).

(38) “Plan Administrator” has the meaning specified in Section 10.01.

(39) “Plan Year” shall mean the calendar year; provided that the first Plan Year shall be a short plan year beginning on the Effective Date and ending on December 31 of the calendar year containing the Effective Date.

(40) “Profit-Sharing Plan” shall mean the portion of the Plan that is established and maintained as a profit-sharing plan described in Code section 401(a) with a cash or deferred arrangement described in Code section 401(k).

(41) “Qualified Domestic Relations Order” shall mean, as determined by the Committee, (A) a “qualified domestic relations order” within the meaning of ERISA section 206(d), (B) a domestic relations order entered before January 1, 1985, if payment of benefits pursuant to such order had commenced as of such date, and (C) any other domestic relations order entered before January 1, 1985, that the Committee elects, in its discretion, to treat as a Qualified Domestic Relations Order.

(42) “Retirement Date” shall mean the date as of which a Member or Transfer Employee retires under the terms of any pension plan maintained by the Company or an Affiliate.

(43) “Rollover Contribution” shall mean a contribution to the Profit-Sharing Plan by a Member in accordance with Section 3.08.

(44) “Savings Plan Administrator” shall mean the person or group of persons designated by the Committee to administer the Plan on behalf of the Company pursuant to the provisions of Article X.

(45) “Spouse” shall mean the person to whom a Member or Transfer Employee is lawfully married as of the earlier of his Benefit Commencement Date or his death, as determined in accordance with the Code and ERISA. The term “Spouse” shall also include a former spouse of a Member, former Member, or Transfer Employee to the extent required by a Qualified Domestic Relations Order.

(46) “Termination Date” shall mean the earlier of:

(A) the date on which an Employee resigns, is discharged, retires, is determined to have a Disability, or dies; or

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 7

(B) except as provided in clause (i) or (ii), below, the first anniversary of the first date on which the Employee is absent from service for any reason other than resignation, discharge, retirement, or death.

(i) If the Employee is absent on a Maternity or Paternity Leave of Absence beyond the first anniversary of the first date of such absence, his Termination Date shall be the second anniversary of the first date of such absence.

(ii) The Termination Date of a Member who is absent on Layoff will be the date of Layoff, unless the Committee determines that the layoff is expected to be of temporary duration. In the case of such a temporary Layoff, the Member’s Termination Date will be the first anniversary of absence due to Layoff; provided that the Committee may establish a Termination Date later than the first anniversary of absence for an Employee who is absent due to a specified type of Layoff or approved leave of absence.

Any Member who reaches his Termination Date by virtue of the application of subparagraph (B), above, shall be deemed to have terminated employment as of his Termination Date.

(47) “Total Compensation” has the meaning specified by Section 19.03(b).

(48) “Transfer Contribution” shall mean any contribution that was made to the Profit-Sharing Plan portion of the Verizon Communications Plan on behalf of a Member or Transfer Employee in accordance with the provisions of Section 3.09 and that was transferred to this Plan in accordance with SCHEDULE A.

(49) “Transfer Employee” shall mean any Employee or former employee who maintains a Transfer Account in the Plan, and who is not an Eligible Employee.

(50) “Trust” or “Trust Fund” shall mean the assets of the Plan held by the Trustee pursuant to the terms of the Trust Agreement. There may be one or more Trusts or Trust Funds under the Plan, and references to “Trust” or “Trust Fund” herein shall refer to each of the several Trusts and Trust Funds, if more than one.

(51) “Trust Agreement” shall mean any trust agreement under the Plan so designated for such purpose by the most senior Human Resources officer of the Company or the Committee (or a delegate of either), between the Company, Plan Administrator, and/or any other Affiliate and any Trustee at any time acting thereunder; and any successor trust agreement to any such trust agreement.

(52) “Trustee” shall mean Fidelity Management Trust Company or any additional trustee, or any successor trustee or trustees, acting as trustee of the assets of the Plan pursuant to the Trust Agreement.

(53) “Verizon” shall mean Verizon Communications Inc., a Delaware corporation.

(54) “Verizon Communications Plan” shall mean the Verizon Savings and Security Plan for West Region Hourly Employees, as in effect immediately prior to the Effective Date, including predecessor plans previously merged into such plan.

(55) “Verizon Shares” shall mean shares of common stock of Verizon (including, where applicable, shares of stock of predecessors to Verizon).

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 8

(56) “Vesting Service” shall mean the period of an Employee’s service that shall be taken into account in determining whether he has a nonforfeitable interest in Company-Matching Contributions (and Income thereon) allocated to his Member’s Account or ESOP Account in accordance with Section 4.01 or 14.08.

(A) An Employee shall be credited with Vesting Service for periods of employment with the Company or an Affiliate commencing on his Date of Hire or Date of Rehire, whichever is applicable, and ending on his Termination Date.

(B) If an Employee who incurs a one-year Period of Severance is reemployed by the Company or an Affiliate and is credited with at least one year of Vesting Service after his reemployment, his post-break period of Vesting Service shall be aggregated with his pre-break period of Vesting Service (exclusive of those periods disregarded due to prior breaks in Vesting Service). The Employee’s full years of employment in each such period shall be aggregated as such and the balance of each such period shall be aggregated into full years of employment on the assumption that 365 days of employment equal one full year of employment.

(C) An Employee shall be credited with Vesting Service during periods in which he is absent from service in accordance with the following rules:

(i) If an Employee is absent from service on a Maternity or Paternity Leave of Absence, Layoff, or an approved leave for a period in excess of one year, the period after the first anniversary of the first day on which the Employee is absent from service for such reasons shall not be included in the Employee’s Vesting Service.

(ii) If an Employee is absent from service for military service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code), his period of absence shall be included in his Vesting Service to the extent required under section 414(u) of the Code, and any regulations promulgated thereunder, all as from time to time amended.

(iii) To the extent expressly provided in any written separation policy of the Company or a Participating Affiliate, an Employee’s Vesting Service shall include a period during which the Employee receives salary continuation payments from the general assets of the Company or a Participating Affiliate pursuant to the policy.

(iv) If an Employee resigns, is discharged, or retires, his Period of Severance shall be included in his Vesting Service, provided that he completes one hour of service within 12 months after the earlier of (I) his Termination Date, or (II) the first day of a period of absence ending on his Termination Date.

(v) Vesting Service shall be credited, without duplication, to the extent required by the Family and Medical Leave Act of 1993.

(D) To the extent authorized by the Plan Administrator, an Employee also shall be credited with Vesting Service for periods of employment with an employer (i) that is merged or consolidated with the Company or an Affiliate or (ii) whose assets have been purchased or acquired by the Company or an Affiliate.

(E) If an Employee’s account is transferred from the Verizon Communications Plan or another qualified retirement plan to the Plan, in no event shall the Employee’s

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 9

Vesting Service on and after the date of the transfer be less than the Employee’s vesting service under the Verizon Communications Plan or such other plan immediately before the transfer. If an Employee had three or more years of vesting service under the Verizon Communications Plan as of the date of the transfer, the years of Vesting Service credited to the Employee under the Plan shall always be at least as great as the years of vesting service that would have been credited to the Employee if the provisions of the Verizon Communications Plan had remained applicable to the Employee.

(b) Gender and Number. Masculine pronouns shall refer to both males and females. The singular form shall include the plural, where appropriate.

(c) References. All references herein to “Article” or “Section” shall mean the appropriate Article or Section of the Plan, unless otherwise required by the context. All references herein to a “Schedule” shall mean the appropriate Schedule that is affixed to the Plan and made a part hereof, unless otherwise required by the context. All references in the Plan to the “before-tax” or “after-tax” status of contributions, distributions, or other amounts relate to the status of such contributions, distributions, or other amounts under the Federal income tax provisions of the Code.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 10

ARTICLE II.

MEMBERSHIP

2.01 General

(a) An individual who is an Eligible Employee on the Effective Date and who was a “Member” in the Verizon Communications Plan on the day prior to the Effective Date shall automatically be a Member in the Plan on the Effective Date. Provisions regarding the initial contribution and investment elections of such Members are set forth in Section A.02 of SCHEDULE A.

(b) An individual who becomes an Eligible Employee pursuant to the terms of a collective bargaining agreement shall be a Member on the later of the following dates:

(1) the date on which any waiting period (not to exceed 12 months) specified in the collective bargaining agreement expires; or

(2) as soon as administratively practicable after the Committee or Trustee receives (A) his After-Tax Contribution Agreement and/or his Compensation Deferral Agreement, or (B) his investment election under Section 6.01.

(c) An individual who becomes an Eligible Employee and who is not covered by a collective bargaining agreement shall be a Member as soon as administratively practicable after the Committee or Trustee receives (1) his After-Tax Contribution Agreement and/or his Compensation Deferral Agreement, or (2) his investment election under Section 6.01.

(d) An individual who is not an Eligible Employee and with respect to whom amounts are transferred to this Plan pursuant to Section 12.03 shall become an Inactive Member at the time of such transfer. If such Inactive Member subsequently becomes an Eligible Employee, he may enroll in the Plan pursuant to subsection (b), above.

2.02 Transfer Employees

(a) An individual who was a Transfer Employee in the Verizon Communications Plan shall automatically be a Transfer Employee in the Plan on the date as of which his Transfer Account is moved to the Plan.

(b) Except as provided in subsection (a) above, an individual (other than an Eligible Employee) who is eligible to maintain a Transfer Account in the Plan pursuant to Section 3.09 shall be a Transfer Employee as soon as administratively practicable after (1) the Committee or Trustee receives his investment election under Section 6.01, and (2) the Trustee receives his Transfer Contributions.

2.03 Termination of Membership

(a) Active membership in the Plan shall terminate on a Member’s Termination Date.

(b) Membership in the Plan shall terminate on the date on which there are no benefits due a Member under the Plan.

2.04 Transfers Affecting Eligibility

(a) Notwithstanding any other provision herein to the contrary, if a Member becomes an Ineligible Member, the Member’s Account as of the date of ineligibility shall continue to be maintained in

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 11

accordance with ARTICLE V, the ESOP Account as of the date of ineligibility shall continue to be maintained in accordance with ARTICLE XIV, and he shall continue to be eligible to change his investment choices pursuant to ARTICLE VI and ARTICLE XIV and to receive distributions and to make withdrawals pursuant to ARTICLE XIV, ARTICLE IX, and ARTICLE XIV. However, no additional Elective Contributions and/or After-Tax Contributions shall be made on his behalf while he is an Ineligible Member.

(b) If an Ineligible Member becomes an Eligible Employee, he shall become an Active Member in the Plan as of the date on which he becomes an Eligible Employee and shall be eligible, as of that date, to make Matched Contributions in accordance with Section 3.01(a) and to make Unmatched Contributions in accordance with Section 3.01(b).

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 12

ARTICLE III.

NON-ESOP CONTRIBUTIONS

3.01 Elective Contributions and After-Tax Contributions

(a) Subject to Section 3.05 with respect to Elective and After-Tax Contributions, Section 3.06 with respect to Elective Contributions, and Section 3.07 with respect to After-Tax Contributions, each Eligible Employee or Active Member shall be eligible to make—

(1) Elective Contributions to the Profit-Sharing Plan by filing a Compensation Deferral Agreement with the Committee or Trustee, and such contributions shall be known under the Plan as “Matched Elective Contributions.” The amount of such Matched Elective Contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 6% of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall be expressed as a whole percentage of such Compensation.

(2) After-Tax Contributions to the Profit-Sharing Plan either (A) by filing an After-Tax Contribution Agreement with the Committee or Trustee or (B) to the extent provided in Section 3.06(b) or 3.06(d)(2), through contributions pursuant to the Eligible Employee’s or Active Member’s Compensation Deferral Agreement. Such contributions shall be known under the Plan as “Matched After-Tax Contributions.” The amount of such Matched After-Tax Contributions for a payroll period shall be expressed as a whole percentage of the Eligible Employee’s or Active Member’s Compensation for such payroll period and shall range from a minimum amount of 1% of such Compensation to a maximum amount equal to the amount, if any, by which 6% of such Compensation exceeds the amount of the Eligible Employee’s or Active Member’s Matched Elective Contributions for such payroll period.

An Eligible Employee’s or Active Member’s Matched Elective Contributions and Matched After-Tax Contributions collectively shall be known as his “Matched Contributions.” Such Matched Contributions may not exceed an amount equal to 6% of the Eligible Employee’s or Active Member’s Compensation for the applicable payroll period.

(b) Subject to Section 3.05 with respect to Elective and After-Tax Contributions, Section 3.06 with respect to Elective Contributions, and Section 3.07 with respect to After-Tax Contributions, each Eligible Employee or Active Member who receives or makes the maximum Matched Contribution also shall be eligible to make—

(1) Elective Contributions to the Profit Sharing Plan by filing a Compensation Deferral Agreement with the Committee or Trustee, and such contributions shall be known under the Plan as “Unmatched Elective Contributions.” The amount of such Unmatched Elective Contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 10% of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall be expressed as a whole percentage of such Compensation

(2) After-Tax Contributions to the Profit-Sharing Plan either (A) by filing an After-Tax Contribution Agreement with the Committee or Trustee or (B) to the extent provided in Sections 3.06(b) or 3.06(d)(2), through contributions pursuant to the Eligible Employee’s or Active Member’s Compensation Deferral Agreement. Such contributions shall be known under the Plan as “Unmatched After-Tax Contributions.” The amount of such Unmatched After-Tax Contributions for a payroll period shall be expressed as a whole percentage of the Eligible Employee’s or Active Member’s Compensation

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 13

for such payroll period and shall range from a minimum amount of 1% of such Compensation to a maximum amount equal to the amount, if any, by which 10% of such Compensation exceeds the amount of the Eligible Employee’s or Active Member’s Unmatched Elective Contributions for such payroll period.

An Eligible Employee’s or Active Member’s Unmatched Elective Contributions and Unmatched After-Tax Contributions collectively shall be known as his “Unmatched Contributions.” Such Unmatched Contributions may not exceed an amount equal to 10% of the Eligible Employee’s or Active Member’s Compensation for the applicable payroll period.

(c) Subject to Sections 3.05 and 3.06, an Eligible Employee or Active Member who at the time of payment of the CPS award is making either Matched Contributions or Unmatched Contributions to the Plan may authorize an additional Elective Contribution equal to the full amount of the CPS award, less union dues and deductions that are required to be applied to a Compensation item that is being contributed on a tax-deferred basis to the Plan. The first 6% of this additional Elective Contribution (before reduction for union dues and deductions that are required to be applied to a Compensation item that is being contributed on a tax-deferred basis to the Plan) shall be treated as a Matched Elective Contribution. If an Eligible Employee or Active Member does not authorize an additional Elective Contribution equal to the full amount of the CPS award, both the percentage of Compensation and the type of contributions (Elective or After-Tax) which the Eligible Employee or Active Member has authorized and which are in effect (if any) at the time the CPS award is paid shall be applied to the CPS award in determining the amount and type of the contribution.

(d) The Committee may limit the amount of a Member’s Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, and/or Unmatched After-Tax Contributions during any Plan Year to the extent necessary to ensure that the Profit-Sharing Plan will satisfy the actual deferral percentage test described in Section 3.06(d) and the contribution percentage test described in Section 3.07(a) for that Plan Year.

(e) A Member may change the percentage of Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, or Unmatched After-Tax Contributions made on his behalf by filing a new Compensation Deferral Agreement or a new After-Tax Contribution Agreement, whichever is applicable.

(f) A Member may file a Compensation Deferral Agreement and/or After-Tax Contribution Agreement (1) by providing instructions by telephone to the Trustee (or its agent), or (2) by any other method authorized by the Committee (including any electronic method or any other method that requires the election to be filed in writing with the Trustee). A Member’s Compensation Deferral Agreement or After-Tax Contribution Agreement that complies with this Article shall become effective as soon as administratively practicable after the Trustee receives it.

(g) No Elective Contributions or After-Tax Contributions shall be made to a Member’s Account in any payroll period to the extent his Compensation for such payroll period is insufficient, after all statutory deductions, deductions authorized by the Member, and any other deductions, to permit the agreed-upon Elective and/or After-Tax Contributions. In accordance with procedures established by the Committee, an Active Member who had insufficient Compensation due to union business may file a special Compensation Deferral Agreement with respect to the next practicable pay period(s) following the missed deduction(s). Such a special Compensation Deferral Agreement shall be in addition to the Member’s regular Compensation Deferral Agreement and may provide for Matched Elective Contributions and/or Matched After-Tax Contributions and Unmatched Elective Contributions and/or Unmatched After-Tax Contributions for a pay period in an amount not to exceed the similar contribution

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 14

missed in a prior pay period due to union business (disregarding pay periods for which such a missed contribution has already been made up). A Company-Matching Contribution shall be applied to the total Matched Contribution made pursuant to the special Compensation Deferral Agreement.

3.02 Suspension of Elective Contributions and/or After-Tax Contributions

(a) A Member may at any time discontinue all Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, or Unmatched After-Tax Contributions to the Profit-Sharing Plan by providing appropriate notice thereof.

(b) A Member who makes a hardship withdrawal pursuant to Section 9.01(a) shall not be eligible to make Elective Contributions and After-Tax Contributions during the period prescribed by Section 9.01(b).

(c) A Member may resume Elective Contributions or After-Tax Contributions to the Profit-Sharing Plan as soon as administratively practicable after a discontinuance or suspension by providing appropriate notice thereof.

(d) A Member may give notice of an election to suspend or to resume Elective Contributions or After-Tax Contributions pursuant to this Section (1) by providing instructions by telephone to the Trustee (or its agent), or (2) by any other method authorized by the Committee (including any electronic method or any other method that requires the election to be filed in writing with the Trustee). A Member’s election to suspend contributions that complies with this Article III shall become effective as soon as administratively practicable after the Trustee receives notice thereof.

(e) Unless the Member elects otherwise by filing a new Compensation Deferral Agreement or a new After-Tax Contribution Agreement (or unless a reduction in the Member’s Elective Contributions or After-Tax Contributions is necessary in order to protect the Plan’s qualification under Code section 401(k), 401(m), or 415), Elective Contributions and After-Tax Contributions will be resumed at the beginning of the next Plan Year at the rate in effect immediately before the discontinuance, suspension or reduction (including any reduction or change required by Section 3.06(b)).

3.03 Company-Matching Contributions

(a) Except as otherwise provided in this Section, the Company and the Participating Affiliates shall make a contribution to the Profit-Sharing Plan for each payroll period out of their respective current or accumulated earnings and profits. The contribution by the Company and the Participating Affiliates shall be in an amount that, when increased by the total amount of any forfeitures arising from their respective Employees pursuant to Section 4.04 or 14.08 shall provide an allocation to each Member equal in value to at least the applicable percentage of the Member’s Matched Contributions for such payroll period, subject to the requirements of Sections 3.05, 3.06, and 3.07. For purposes of the preceding sentence, the “applicable percentage” used to determine the amount of a Member’s Company-Matching Contribution shall be established as follows:

(1) If a matching contribution is made for a payroll period during the term of a collective bargaining agreement, and the collective bargaining agreement specifies a matching percentage for the collective bargaining unit to which the Member belongs, the matching percentage specified in the collective bargaining agreement shall be the “applicable percentage” with respect to the Member.

(2) If, at the time the matching contribution is made for a payroll period, the collective bargaining agreement that applies to the Member’s collective bargaining unit has expired, the

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 15

most senior Human Resources officer of the Company may (to the extent permitted by the collective bargaining agreement and by applicable labor relations laws) specify a matching percentage for that collective bargaining unit in a written memorandum, and the matching percentage specified in the written memorandum shall be the “applicable percentage” with respect to the Member.

(3) If, at the time the matching contribution is made for a payroll period, no matching percentage is specified for the Member’s collective bargaining unit either in a mid-term collective bargaining agreement described in subsection (a)(1) or in a written memorandum described in subsection (a)(2), the “applicable percentage” with respect to the Member shall be the matching percentage that was in effect for the Member’s collective bargaining unit at the expiration of the most recent collective bargaining agreement.

(4) The “applicable percentage” shall be 75% with respect to a Member who is a nonunion hourly paid Employee.

(5) With respect to a Member who transfers between collective bargaining units or who ceases to be a member of any and all collective bargaining units during a payroll period, the “applicable percentage” shall be determined by applying each “applicable percentage” determined in accordance with subsections (a)(1) through (a)(4), above, to the Elective and After-Tax Contributions made with respect to the period to which it relates.

(6) In no event shall the “applicable percentage” determined under subsection (a)(1), (a)(2), or (a)(3) exceed 82%.

(b) As of the last day of each payroll period (or as of any earlier date specified in subsection (d), below), the Company-Matching Contribution liability shall be determined by the Company (or its delegate) and the Trustee. Each Participating Affiliate shall pay the Company its share of the Company-Matching Contribution liability not later than the time when the Company-Matching Contribution is paid to the Trustee. The Company-Matching Contribution shall be paid in cash or in such other form as is determined by the Company as a settlor function, except as provided in subsection (d), below. To the extent the Company-Matching Contribution is made in Company Shares, the shares to be so paid shall have a fair market value determined in accordance with the terms of the Trust Agreement.

(c) If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and if such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute, out of its current or accumulated earnings and profits for the benefit of the Employees of such Participating Affiliate, an amount equal to such Participating Affiliate’s share of contributions, less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(d) The Company and the Participating Affiliates may make a Company-Matching Contribution to the ESOP pursuant to Section 14.04 in lieu of all or a portion of the Company-Matching Contribution otherwise required by this Section. The amount of the Company-Matching Contribution otherwise required to be made pursuant to subsection (a), above, with respect to any Member shall be reduced, dollar for dollar, by the amount of cash and the value of any Company Shares that are allocated to the Member’s ESOP Account by reason of the Company’s or a Participating Affiliate’s Company-Matching Contribution to the ESOP for the Plan Year. The value of any Company Shares that are allocated to a Member’s ESOP Account for any Plan Year shall be determined in accordance with Section 14.12.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 16

3.04 Payment to Trustee

The Company-Matching Contribution liability with respect to each payroll period, determined as of the end of each payroll period during the Plan Year, may be paid to the Trustee after the end of the payroll period, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

3.05 Limits on Contributions

This Section is intended to satisfy the requirements imposed by Code section 415 and shall be construed in a manner that will effectuate this intent. The provisions of this Section have been superseded by the provisions of ARTICLE XIX. References herein to this Section shall be deemed to be references to applicable provisions of ARTICLE XIX.

3.06 Limits on Elective Contributions

(a) Except to the extent permitted by Plan provisions implemented in accordance with Code section 414(v) and notwithstanding any other provision to the contrary in this Article, a Member’s Elective Contributions to the Profit-Sharing Plan for any taxable year beginning in the Plan Year may not exceed:

(1) the applicable dollar limitation under section 402(g) of the Code for such year (as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living, provided that no such adjustment shall be taken into account hereunder before the Plan Year in which it becomes effective), reduced by

(2) the sum of any of the following amounts that were contributed on behalf of the Member for the Member’s taxable year under a plan other than this Plan:

(A) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the Member’s gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g));

(B) any employer contribution to the extent not includable in the Member’s gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g));

(C) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)); and

(D) any elective employer contribution under section 408(p)(2)(A)(i) of the Code.

However, no contribution described in this subsection (a)(2) shall be taken into account for the purpose of reducing the dollar limit in subsection (a)(1), above, if the plan, contract, or arrangement is not maintained by the Company or an Affiliate, unless the Member has filed a written notice with the Committee containing such information concerning the contribution as the Committee shall require.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 17

(b) If a Member’s Elective Contributions reach the limit in subsection (a), above, during a Plan Year, the Member may elect pursuant to the Member’s Compensation Deferral Agreement (or pursuant to such other agreement or method as is authorized by the Committee) either:

(1) to have any additional contributions made pursuant to the Member’s Compensation Deferral Agreement during that Plan Year automatically made as Matched and/or Unmatched After-Tax Contributions, except to the extent that such After-Tax Contributions would cause the Profit-Sharing Plan to exceed (or further to exceed) the applicable limitation under Section 3.07 or

(2) to (A) have any additional contributions made pursuant to the Member’s Compensation Deferral Agreement during that Plan Year automatically made as Matched After-Tax Contributions (but not in excess of the maximum permitted by Section 3.01(a)(2)), except to the extent that such Matched After-Tax Contributions would cause the Profit-Sharing Plan to exceed (or further to exceed) the applicable limitation under Section 3.07 and (B) automatically revoke the Member’s Compensation Deferral Agreement to the extent of any additional contributions not recharacterized as Matched After-Tax Contributions in accordance with the foregoing.

If a Member does not make an affirmative election in accordance with the foregoing, the Member shall be deemed to have elected to make any additional contributions as Matched and/or Unmatched After-Tax Contributions in accordance with subsection (b)(1). The amount of a Member’s Elective Contributions that are to be treated as After-Tax Contributions during a Plan Year under subsections (b)(1) and (b)(2) above shall be determined after the reduction in the Member’s Elective Contributions pursuant to subsection (c) below.

(c) Except to the extent permitted by Plan provisions implemented in accordance with Code section 414(v), if a Member’s elective deferrals (as defined in Code section 402(g)(3)) for a Plan Year under this Profit-Sharing Plan or under any other plan in which the Member has participated during the Plan Year exceed the limit imposed by Code section 402(g), the following rules shall apply to such excess deferrals:

(1) Not later than the first March 1 following the close of the Plan Year, the Member may allocate to the Profit-Sharing Plan all or any portion of the Member’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Profit-Sharing Plan shall not exceed the amount of the Member’s Elective Contributions to the Profit-Sharing Plan for the Plan Year that have not been withdrawn or distributed), and may notify the Committee, in writing, of the amount allocated to the Profit-Sharing Plan; and

(2) As soon as practicable, but in no event later than the first April 15 following the close of the Plan Year, the Plan shall distribute to the Member the amount allocated to the Profit-Sharing Plan under subsection (c)(1) above, and any Income allocable to such amount, which shall be determined in accordance with Code section 402(g). With respect to any distributed Matched Elective Contributions, any related Company-Matching Contributions to the Profit-Sharing Plan shall be forfeited to the extent required to comply with Section 3.07 and Treasury Regulation § 1.401(a)(4)-4. The distribution described in this subsection (c)(2) shall be made notwithstanding any other provision of the Plan.

(d) Except to the extent permitted by Plan provisions implemented in accordance with Code section 414(v), Elective Contributions to the Profit-Sharing Plan for any Plan Year shall satisfy the actual deferral percentage test in Code section 401(k)(3), Treasury Regulation §1.401(k)-1(b), and any other guidance issued by the Secretary of the Treasury under Code section 401(k)(3). Testing shall be performed on the basis of the current year. For purposes of determining whether the Plan complies with

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 18

the limitations described in the preceding sentences, the definition of compensation used shall apply on a Plan Year basis and shall be the same as ‘Compensation’ as defined in Section 1.01(a)(13). For purposes of applying the test, all Elective Contributions (including any Elective Contributions that are subsequently transferred to the ESOP pursuant to Section 6.05) shall be tested as contributions to the Profit-Sharing Plan. If the actual deferral percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(k)(3), the following rules shall apply:

(1) The amount of the excess contributions (determined in accordance with Code section 401(k)(8)(B)) for the Plan Year, and any income allocable to such contributions, shall be distributed before the first March 15 following the close of the Plan Year to Members who are Highly Compensated Employees, on the basis of the respective portions of the excess contributions attributable to each such Member, and, with respect to any distributed Matched Elective Contributions, any related Company-Matching Contributions to the Profit-Sharing Plan shall be forfeited to the extent required to comply with Section 3.07 and Treasury Regulation § 1.401(a)(4)-4; or

(2) In accordance with Treasury Regulations, and subject to such other rules as the Committee shall prescribe, a Member who is a Highly Compensated Employee may elect in writing, prior to the first March 15 following the close of the Plan Year, to treat as an After-Tax Contribution the amount of the excess contributions attributable to him, except to the extent that such After-Tax Contribution would cause the Profit-Sharing Plan to exceed (or further to exceed) the contribution percentage limit described in Section 3.07 for that Plan Year. Elective Contributions that are recharacterized pursuant to this subsection (d)(2) shall be subject to the nonforfeitability requirements and distribution limitations that otherwise apply to Elective Contributions.

The distribution described in subsection (d)(1), above, shall be made notwithstanding any other provision of the Plan. The amount of the excess contributions to be distributed under subsection (d)(1), above, or recharacterized under subsection (d)(2), above, for a Plan Year with respect to a Member shall be reduced by any excess deferrals previously distributed from the Plan to such Member for the Member’s taxable year ending with or within such Plan Year. For purposes of this Section 3.06(d), the amount of a Highly Compensated Employee’s excess contributions shall be determined as follows: The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code section 401(k)(3) and Treasury Regulation § 1.401(k)-1(b) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess contributions for the Plan Year. Excess contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest dollar amount of Elective Contributions for the Plan Year the dollar amount necessary to reduce the dollar amount of his Elective Contributions to that of the Highly Compensated Employee with the next-largest dollar amount of Elective Contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

3.07 Limits on After-Tax Contributions and Company-Matching Contributions

(a) To the extent required by applicable law, After-Tax Contributions and Company-Matching Contributions to the Profit-Sharing Plan for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2), Treasury Regulation § 1.401(m)-1(b), and any other guidance issued by the Secretary of the Treasury under Code section 401(m)(2). Testing shall be performed on the basis of the current year. For purposes of determining whether the Plan complies with the limitations described in the preceding sentences, the definition of compensation used shall apply on a Plan Year basis

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 19

and shall be the same as ‘Compensation’ as defined in Section 1.01(a)(13). For purposes of applying the test, all Company-Matching Contributions and After-Tax Contributions (including any Company-Matching or After-Tax Contributions that are subsequently transferred to the ESOP pursuant to Section 6.05) shall be tested as contributions to the Profit-Sharing Plan. If the contribution percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(m)(2), the following rules shall apply:

(1) The amount of the excess aggregate contributions (determined in accordance with Code section 401(m)(6)(B)) for the Plan Year, and any income allocable to such contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year, and, with respect to distributed or forfeited Matched After-Tax Contributions, any related Company-Matching Contributions to the Profit-Sharing Plan shall be forfeited to the extent required to comply with this Section and Treasury Regulation § 1.401(a)(4)-4.

(2) Any distribution in accordance with subsection (a)(1), above, shall be made to Members who are Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Member. Such distributions shall be made notwithstanding any other provision of the Plan.

(b) The determination of the amount of excess aggregate contributions under subsection (a), above, for any Plan Year shall be made after first determining the excess deferrals under Section 3.06(c) and then determining the excess contributions under Section 3.06(d). For purposes of this Section 3.07, the amount of a Highly Compensated Employee’s excess aggregate contributions shall be determined as follows: The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code section 401(m) and Treasury Regulation § 1.401(m) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess aggregate contributions for the Plan Year. Excess aggregate contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest aggregate dollar amount of After-Tax Contributions and Company-Matching Contributions for the Plan Year the amount necessary to reduce the dollar amount of his After-Tax Contributions and Company-Matching Contributions to that of the Highly Compensated Employee with the next-largest dollar amount of After-Tax Contributions and Company-Matching Contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

3.08 Rollover Contributions

(a) An Eligible Employee may direct a contribution to the Profit-Sharing Plan of an amount, which shall be designated as a Rollover Contribution, that the Trustee determines to be eligible for tax-free rollover treatment pursuant to any provision of the Code that permits Rollover Contributions to be made to the Plan; provided that a Rollover Contribution shall not consist of property other than money and that such contribution otherwise meets the requirements of paragraphs (1), (2), (3) or (4) below. Subject to a determination by the Trustee and/or Savings Plan Administrator that a contribution is eligible for designation as a Rollover Contribution, the Plan will accept rollover contributions and/or direct rollovers of distributions from eligible retirement plans as specified below.

(1) Subject to the foregoing, the Plan will accept a direct rollover of an eligible rollover distribution from:

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 20

(A) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions;

(B) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and

(C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2) Subject to the foregoing, the Plan will accept an Eligible Employee’s contribution of an eligible rollover distribution from:

(A) a qualified plan described in section 401(a) or 403(a) of the Code;

(B) an annuity contract described in section 403(b) of the Code;

(C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3) Subject to the foregoing, the Plan will accept an Eligible Employee’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(4) A Member who terminates employment or becomes a Retired Member may elect to roll over a lump sum distribution from a tax-qualified pension plan maintained by the Company or any Affiliate; provided such rollover contribution is completed before the first anniversary of the Member’s termination date or Retirement Date. A former employee may elect to roll over an eligible rollover distribution from a tax-qualified pension plan for former employees of the Company or an Affiliate to the extent authorized by an agreement between the Company and a collective bargaining agent representing a unit of Eligible Employees.

(b) The Trustee may require an Eligible Employee, Member, or former employee seeking to make a Rollover Contribution to furnish such information with respect to the contribution (including, without limitation, opinions of law, proof of the qualified status of the predecessor plan, and proof of the timeliness of the contribution) as the Committee, in its discretion, considers necessary for the proper administration of the Plan. If the Internal Revenue Service subsequently determines that a Rollover Contribution does not qualify for tax-free rollover treatment, the Committee may require that the Rollover Contribution and Income thereon be returned to the Eligible Employee, Member, or former employee by the Trustee.

3.09 Transfer Contributions

A Transfer Account shall be credited with Transfer Contributions equal to the amount or amounts transferred to the Plan from the Verizon Communications Plan and attributable to amounts transferred to such plan and derived from employer or employee contributions held in an individual account for such Member or Transfer Employee under the GTE Sylvania Pension Plan for Hourly Employees, including amounts accumulated thereon pursuant to the provisions of such plan as income, expenses, gains and losses, and any forfeitures of accounts of other participants under such plan.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 21

3.10 Profit-Sharing Contributions

(a) The Company and the Participating Affiliates shall make contributions (for purposes of this Section, “Profit-Sharing Contributions”) to the Profit-Sharing Plan at such times and in such amount (if any) as may be specified by an amendment to the Plan executed by the most senior Human Resources officer of the Company acting on behalf of the Company in a settlor capacity. The amendment shall identify the individuals to whom an allocation of any such contribution shall be made under this Section (for purposes of this Section, a “Profit-Sharing Participant”) and the basis for such allocation. The amount of each such contribution may vary among the Participating Affiliates and as between the Company and the Participating Affiliates, and the allocation methodology may vary from one business unit to another and from one group of employees to another.

(b) The value of each Profit-Sharing Contribution that is allocated to a Profit-Sharing Participant’s Account shall be subject to the following terms and conditions:

(1) The value of such Profit-Sharing Contribution shall be separately accounted for as part of the Profit-Sharing Participant’s Member’s Account;

(2) The value of such Profit-Sharing Contribution shall be 50% vested upon the completion of one year of Vesting Service and fully vested upon the completion of two years of Vesting Service;

(3) The value of such Profit-Sharing Contribution shall not be distributable before the Profit-Sharing Participant ceases to be an Employee;

(4) The value of such Profit-Sharing Contribution shall be treated as an annual addition for purposes of Section 3.05;

(5) The Profit-Sharing Participant shall be able to direct, in accordance with ARTICLE VI, the investment of that portion of his Member’s Account attributable to Profit-Sharing Contributions among any of the Funds (excluding the Verizon Stock Portfolio or the Company Shares Fund) otherwise available for investment in accordance with the provisions of ARTICLE VI;

(6) A plan loan may be made from and secured by the portion of a Member’s Account attributable to Profit-Sharing Contributions in accordance with the otherwise applicable provisions of ARTICLE VII, provided that a plan loan may not be made from or secured by the portion of a Member’s Account attributable to Profit-Sharing Contributions before all other amounts in the Member’s Account available for such purposes have been exhausted; and

(7) The value of such Profit-Sharing Contribution shall be subject to such other terms and conditions (not inconsistent with the provisions of this Section) as may be established by the most senior Human Resources officer of the Company acting on behalf of the Company in a settlor capacity.

3.11 Veterans’ Benefits

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 22

3.12 Catch-Up Contributions

(a) All Members who (1) are eligible to make Elective Contributions under the Plan, (2) have attained age 50 before the close of the Plan Year, and (3) are contributing at least 6% of Compensation as an Elective Contribution or are precluded from making additional Elective Contributions pursuant to Section 3.06, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and this Section.

(b) A Member who is eligible to make catch-up contributions may make such a contribution by electing to reduce the Member’s Compensation in accordance with procedures established by the Plan Administrator (or its delegate). The amount of such catch-up contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 60% of the Member’s Compensation for such payroll period (such that the total contribution from pay under this Section and Section 3.01 cannot exceed 76% of the Member’s Compensation), and shall be expressed as a whole percentage of such Compensation.

(c) Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(d) The determination of whether a contribution qualifies as a catch-up contribution rather than an Elective Contribution or other employee contribution shall be made by the Plan Administrator (or its delegate) in its sole discretion.

(e) A contribution that is determined to be a catch-up contribution shall not be considered a Matched Contribution and shall not be eligible for an allocation of Company-Matching Contributions.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 23

ARTICLE IV.

VESTING AND FORFEITURES

4.01 Vested Interest

(a) A Member shall be fully vested at all times in his Elective Contributions, After-Tax Contributions, Rollover Contributions, and Transfer Contributions (if any), and any Income thereon. A Member also shall be fully vested at all times in any amounts credited to the PAYSOP Shares Fund under his ESOP Account. A Transfer Employee shall be fully vested at all times in his Transfer Contributions and any Income thereon.

(b) A Member shall be fully vested in the Company-Matching Contributions allocated to his Member’s Account or his ESOP Account and any Income thereon upon completing three years of Vesting Service or upon his:

(1) death;

(2) Disability (as determined by the Savings Plan Administrator in accordance with the terms of this Plan);

(3) retirement from the Company or any Affiliate under the terms of any pension plan maintained by the Company or an Affiliate;

(4) attainment of Normal Retirement Age; or

(5) involuntary termination (other than for cause or in connection with a divestiture, outsourcing, or other business transaction).

(c) A Member shall be fully vested in the Company-Matching Contributions and any Income thereon that were transferred to the Plan from the Verizon Communications Plan and that were fully vested under the Verizon Communications Plan. Notwithstanding any provision herein to the contrary, a Member shall be 100% vested in his Member’s Account or ESOP Account in accordance with any designation by the Committee under Section 10.13 or ARTICLE XV, or in accordance with any Schedule that may be applicable to the Member.

4.02 Forfeitures

A Member who is not 100% vested in all amounts allocated to his Member’s Account or ESOP Account shall forfeit the nonvested portion of his Member’s Account and his ESOP Account as soon as administratively practicable after his Termination Date.

4.03 Restoration of Forfeitures

If a Member who reaches his Termination Date is subsequently employed by the Company or an Affiliate before he incurs a five-year Period of Severance, he shall have the full amount that was forfeited in accordance with Section 4.02 restored to him if he repays to the Plan, within five years of the date of his reemployment, the full amount of any Elective Contributions, After-Tax Contributions, and Company-Matching Contributions and Income thereon distributed from the Plan pursuant to ARTICLE VIII and ARTICLE XIV. Any forfeited amount that is restored in accordance with the preceding sentence shall be

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 24

credited to the Member’s Account and to the ESOP Account in the same proportions as such amount was credited immediately before the forfeiture.

4.04 Allocation of Forfeitures

Any amounts forfeited in accordance with Section 4.02 shall be applied to reduce the Company-Matching Contribution to the Plan for the Plan Year next following the Plan Year in which the forfeiture occurred or shall be used to pay Plan expenses in accordance with Section 10.11(d). In the event that the Plan is terminated, any such forfeitures not yet applied to reduce Company-Matching Contributions shall be credited to the Members’ ESOP Accounts in equal shares.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 25

ARTICLE V.

PLAN ACCOUNTS

5.01 Member Accounts

(a) A separate account shall be established for each Member, known individually as the Member’s Account and collectively as the Member Accounts, which shall be maintained on behalf of such Member until he has terminated his membership or with respect to a former Member until the funds in his Member’s Account have been entirely paid out to the former Member, his Beneficiary or his estate in accordance with the provisions of the Plan. A separate Transfer Account shall be maintained for each Member or Transfer Employee on whose behalf the Plan has received a Transfer Contribution in accordance with Section 3.09. Each Member and Transfer Employee shall be furnished a statement of his Member’s Account, ESOP Account, and/or Transfer Account annually or more frequently in the discretion of the Committee.

(b) A Member’s Account shall consist of the following amounts, to the extent such amounts have not been allocated or transferred to the Member’s ESOP Account:

(1) Elective Contributions and After-Tax Contributions;

(2) Company-Matching Contributions to the Profit-Sharing Plan;

(3) Rollover Contributions; and

(4) Income.

As of the close of business of each business day the Member’s Account or Transfer Account shall be credited with a share of the Income (whether it be a gain or a loss) of each of the Funds in which the Member or Transfer Employee participates for that day, as determined by the Trustee, which shall bear the same proportion to the entire Income of each such Fund for that day as the amount allocated to that Fund in the Member’s Account or Transfer Account bears to the total amount allocated to that Fund in all of the Member Accounts and Transfer Accounts. The Income credited (or charged, as the case may be) pursuant to this subsection (b) shall be deemed attributable pro rata to the Elective, After-Tax, Company-Matching, Rollover, and Transfer Contributions, if any, in each Member’s Account or Transfer Account to the extent that such balances are invested in the Fund.

(c) Member Accounts, Transfer Accounts, and ESOP Accounts shall be valued at least annually at fair market value as of the last day of each Plan Year, but may be so valued more frequently in the discretion of the Committee.

5.02 Accounting

Within each Member’s Account, separate accounting shall be maintained of the investment in each Fund of (a) Elective Contributions, (b) After-Tax Contributions, (c) Rollover Contributions, (d) vested Company-Matching Contributions, and (e) nonvested Company-Matching Contributions, and each separate account shall include the gains and losses thereon. Within each Transfer Account, separate accounting shall be maintained of the investment in each Fund of Transfer Contributions, and the gains and losses thereon. For purposes of this Section, gains or losses shall be deemed to include contributions,

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 26

withdrawals, and forfeitures, as applicable, and other credits and charges allocable under the provisions of the Plan.

5.03 ESOP Accounts

A separate ESOP Account shall be maintained pursuant to ARTICLE XIV of the Plan for each Member who is credited with Company Shares under the ESOP.

5.04 Loan Accounts

A separate Loan Account shall be maintained pursuant to Section 6.03 for each Member with respect to whom a Loan is outstanding pursuant to ARTICLE VII.

5.05 Other Accounts

The Committee may establish such other accounts as it may deem necessary for the proper administration of the Plan.

5.06 Risk of Loss

Neither the Company nor any Participating Affiliate guarantees that the market value of any Fund will be equal in value to the purchase price of the assets of the Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Member assumes all risk of any decrease in value of each of the Funds.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 27

ARTICLE VI.

INVESTMENT CHOICES OF

MEMBERS AND TRANSFER EMPLOYEES

6.01 Election and Contribution to Funds

(a) Each Member or Transfer Employee shall direct, at the time he initially elects to make Elective Contributions, After-Tax Contributions, or Rollover Contributions, or at or after the time Transfer Contributions or other amounts are transferred to the Plan on his behalf pursuant to Section 12.03, that such contributions and any Company-Matching Contributions made in cash and not used to repay an Exempt Loan be invested in one or more of the following investment options:

(1) The Company Shares Fund. The Company Shares Fund shall be invested principally in Company Shares. The Trustee shall purchase such shares in the open market or by private purchase, including purchase from the Company or an Affiliate. Any such purchase from the Company or an Affiliate shall be at a price per share determined in accordance with the Trust Agreement. A portion of the Company Shares Fund may also be invested in short-term money market instruments or other short-term investment funds. The Plan is intended to include the Company Shares Fund, notwithstanding the volatility of such fund and notwithstanding extended downturns in the price of Company Shares. The Company Shares Fund may not be removed as a Plan investment option except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(2) The Verizon Stock Portfolio. The Verizon Stock Portfolio shall be invested principally in Verizon Shares, including shares transferred to the Plan from the Verizon Communications Plan. A portion of the Verizon Stock Portfolio may also be invested in short-term money market instruments or other short-term investment funds. The Plan is intended to include the Verizon Stock Portfolio, notwithstanding the volatility of such fund and notwithstanding extended downturns in the price of Verizon Shares. The Verizon Stock Portfolio may not be removed as a Plan investment option except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(3) Other Funds. Any other Fund that has been designated by the Committee as a current investment option under the Plan.

(b) The Committee may, in its sole discretion, (1) eliminate, and/or change the underlying composition of, any investment option described in subsection (a)(3) above and (2) designate one or more existing or new Funds as successor Funds for any Fund or Funds which are eliminated from the Plan or which are frozen to additional contributions.

(c) A Member’s or Transfer Employee’s investment election under subsection (a), above shall continue in effect until changed by the Member or Transfer Employee (or the Beneficiary of a deceased Member or Transfer Employee). A Member or Transfer Employee (or Beneficiary of a deceased Member or Transfer Employee) may change his investment election for future contributions at any time, subject to subsections (d) and (e), below.

(d) The portion of any contribution directed to any Fund in accordance with subsections (a) and (c), above, shall be expressed as a whole percentage of the contribution.

(e) A Member or Transfer Employee (or Beneficiary of a deceased Member or Transfer Employee) shall give notice of any investment election or change in investment election (1) by providing

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 28

instructions by telephone to the Trustee (or its agent) in the manner authorized by the Committee, or (2) by any other method authorized by the Committee (including any electronic method or any other method that requires the election to be filed in writing with the Trustee). An investment election that complies with this Article shall become effective when notice thereof is received by the Committee or instructions thereon are received by the Trustee, or as soon as practicable thereafter.

(f) Dividends and other distributions received with respect to amounts allocated to a Fund, and Elective, After-Tax, Rollover, Transfer, and Company-Matching Contributions and investment election transfers to a Fund, shall be allocated to and invested in the Fund as soon as practicable.

(g) Except as provided in Section 6.02(b), Company-Matching Contributions made to the ESOP Shares Fund after the Effective Date on behalf of a Member (that is, Company-Matching Contributions made to the ESOP in the form of Company Shares and Company-Matching Contributions made in cash and used to repay an Exempt Loan) shall be credited entirely to such ESOP Shares Fund.

(h) If a Member or Transfer Employee (or Beneficiary of a deceased Member or Transfer Employee) fails to give directions with respect to the investment of his Elective Contributions, After-Tax Contributions, Company-Matching Contributions made in cash and not used to repay an Exempt Loan, and/or Rollover Contributions or with respect to Transfer Contributions or other amounts transferred to the Plan on his behalf pursuant to Section 12.03, the Member or Transfer Employee shall be deemed to have directed the Trustee to invest such contributions in the default Fund or Funds designated by the Committee.

(i) All contribution investment elections made in accordance with Section 6.01(a) shall be subject to any restrictions imposed by any applicable Fund and any other restrictions that the Committee may impose in its discretion, including without limitation, restrictions relating to the maximum amount of any contribution that may be invested in a Fund.

6.02 Transfers of Account Balances

(a) Contributions and the Income thereon shall remain in the Fund or Funds directed (or deemed directed) by the Member or Transfer Employee pursuant to Section 6.01 (or in any successor Fund(s) designated by the Committee) until the Member or Transfer Employee (or Beneficiary of a deceased Member or Transfer Employee) directs otherwise. A Member (including an Ineligible Member or an Inactive Member), or Transfer Employee or Beneficiary of a deceased Member or Transfer Employee may transfer at any time any portion of the balance in his Member’s Account and/or Transfer Account that is invested in any one or more of the Funds to one or more of the other Funds, provided that:

(1) except as provided in subsection (b), below, no portion of the ESOP Shares Fund attributable to Company-Matching Contributions made after the Effective Date in Company Shares or in cash used to repay an Exempt Loan may be transferred to any other Fund;

(2) a Member (including an Ineligible Member, Inactive Member, or Retired Member) or a Transfer Employee who transfers any amount out of the Active International Equity Fund, Passive International Equity Index Fund, Pyramis REIT Collective Pool, or Active U.S. Small Capitalization Fund shall not be eligible to transfer any amount into the same Fund for a period of seven days from the date of the transfer (or such other period of time as is established by the Committee);

(3) a Member (including an Ineligible Member, Inactive Member, or Retired Member) or a Transfer Employee who transfers any amount into the Active International Equity Fund, Passive International Equity Index Fund, Pyramis REIT Collective Pool, or Active U.S. Small

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 29

Capitalization Fund shall not be eligible to transfer any amount out of the same Fund for a period of seven days from the date of the transfer (or such other period of time as is established by the Committee); and

(4) no amount may be transferred to a Fund designated by the Committee as a frozen Fund (a Fund that is closed to new investment).

(b) A Member, Inactive Member or Beneficiary of a deceased Member may transfer the balance in the Member’s ESOP Account attributable to Company-Matching Contributions made on or after the Effective Date and required to be initially allocated to the ESOP Shares Fund pursuant to Section 6.01(g) from such Fund to one or more of the other Funds as follows:

(1) In the case of a Member, at any time after the Trustee receives a valid application for retirement or deferral of retirement;

(2) In the case of a Retired Member or Beneficiary of a deceased Member, at any time;

(3) In the case of a Qualified Member, in accordance with Section 14.16; or

(4) In the case of any Member or Inactive Member, after the Member or Inactive Member has completed three years of service (as defined by Code section 401(a)(35)(G)(vi)).

(c) The portion of a Member’s Account, ESOP Account, or Transfer Account that is transferred in accordance with this Section must be expressed in whole dollars or as a whole percentage, provided that the minimum amount that may be transferred from any one Fund to another Fund shall be the lesser of (1) $250.00 or (2) the total balance of the Member’s or Transfer Employee’s Accounts that are invested in the Fund.

(d) A Member or Transfer Employee (or Beneficiary of a deceased Member or Transfer Employee) may effect the transfer of any portion of his Member’s Account, ESOP Account, or Transfer Account in accordance with this Section (1) by providing instructions by telephone to the Trustee (or its agent), or (2) by any other method authorized by the Committee (including any electronic method or any other method that requires the election to be filed in writing with the Trustee). A transfer election that complies with this Article shall become effective as soon as administratively practicable after the Trustee receives it; provided that a transfer election must be received by the Trustee before 12:00 noon Eastern Time (or the close of the New York Stock Exchange, if earlier) to be effective the day the election is received by the Trustee.

(e) All transfers of Account balances made in accordance with this Section shall be subject to any restrictions imposed by any investment, annuity, or other contract in which the Funds are invested, and, subject to the last sentence of Section 6.01(a)(1) and the requirements of Code section 401(a)(35), any other restrictions that the Committee may impose in its discretion, including without limitation, (1) any restrictions relating to periods in which no trading is permitted due to a change of recordkeepers, trustees, or investment providers or due to any other reason and (2) restrictions on transfers to a Fund if the portion of a Member’s Account invested in such Fund exceeds any limitation determined by the Committee.

6.03 Loan Accounts

Each Member who has one or more Loans outstanding shall have an individual Loan Account for each such Loan. Such Loan Account shall consist of cash and a note evidencing a Loan made in

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 30

accordance with the provisions of ARTICLE VII. Except to the extent provided in the following sentence, payments of principal and interest attributable to the note of a Member shall be directed to such Member’s Account, Transfer Account, or ESOP Account in proportion to the principal amount outstanding with respect to each such account and shall be invested in accordance with the then most recent investment election in effect for the Member under Section 6.01.

6.04 Short-Term Investments

Amounts directed for investment or reinvestment in any Fund may, at the discretion of the Trustee, be invested in cash, or in money market securities, money market funds, bankers acceptances, repurchase agreements, short-term investments or investment funds, in order to meet the liquidity needs of the Fund and for such other purposes as may be necessary or desirable, for example, for holding amounts prior to investment by the Fund.

6.05 ESOP Investments

(a) The Company Shares Fund shall consist of two separate portions, a Profit-Sharing Plan portion maintained under the Profit-Sharing Plan and an ESOP portion maintained under the ESOP. The Committee may, at its election, direct the Trustee to transfer from the Profit-Sharing Plan to the ESOP any part or all of the amounts that accumulate after the Effective Date in the Profit-Sharing Plan portion of the Company Shares Fund. Any Company Shares transferred in accordance with the preceding sentence shall be held in the ESOP portion of the Company Shares Fund, shall be credited to the ESOP Accounts of those Members and Beneficiaries from whose Member Accounts the Company Shares were transferred, and shall not be considered “annual additions” under Section 14.06. All amounts accumulating in the Profit-Sharing Plan portion of the Company Shares Fund after the Effective Date shall be transferred to the ESOP for investment in the ESOP portion of the Company Shares Fund on approximately a quarterly basis after the contributions are made.

(b) To the extent that a Member or Transfer Employee has elected to invest his Elective, After-Tax, Rollover, Company-Matching and/or Transfer Contributions in the Company Shares Fund, those contributions shall be made to the Profit-Sharing Plan and shall be transferred to the ESOP for investment in the ESOP portion of the Company Shares Fund as soon as practicable after the contributions are made.

(c) To the extent that a Member or Transfer Employee has elected to transfer a portion of his Accounts from the Company Shares Fund to any other Fund, the amount transferred shall be taken first ratably from his Accounts other than his ESOP Account and then, to the extent the amount transferred exceeds the amounts in such other Accounts, from his ESOP Account. To the extent that a Member or Transfer Employee has elected to transfer a portion of his Accounts from any other Fund to the Company Shares Fund, such amount shall be transferred to his ESOP Account for investment in the ESOP portion of the Company Shares Fund.

(d) Any transfer of amounts between the Profit-Sharing Plan and the ESOP shall be an intra-plan transfer. The Trustee shall properly account for any transferred amounts as part of the Profit-Sharing Plan or the ESOP, as applicable, but shall not be required to give advance notice of such transfer or to observe any other requirements that would apply to a transfer of assets and liabilities between two separate plans.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 31

ARTICLE VII.

LOANS

7.01 Loan Amount, Term, and Interest Rate

(a) Any Member may borrow from the Plan an amount that, when added to the balance of all other outstanding Loans to the Member from the Plan (and, in the case of subsection (a)(2) below, the balance of all other outstanding Loans to the Member from any other tax-qualified plan of the Company or an Affiliate) does not exceed the smallest of:

(1) 50% of the value of the Member’s Elective Contributions, After-Tax Contributions, Rollover Contributions, Transfer Contributions, and vested Company-Matching Contributions, and the Income on each, determined as of the date on which the Loan is originated, or

(2) the lesser of:

(A) $50,000, reduced by the excess, (if any) of (i) the Member’s highest loan balance outstanding under all tax-qualified plans of the Company and the Affiliates during the 1-year period ending on the day before the date on which such Loan is made, over (ii) the Member’s loan balance outstanding under all tax-qualified plans of the Company and the Affiliates on the date on which such Loan is originated, or

(B) 50% of the present value of the Member’s nonforfeitable accrued benefits (determined without regard to accumulated deductible employee contributions as defined in Code section 72(o)(5)(B)) under all tax-qualified defined benefit and defined contribution plans of the Company and the Affiliates (but not less than $10,000), or

(3) such lesser maximum amount as the Committee may from time to time establish in written loan procedures forming part of the Plan and apply uniformly to all Loans made pursuant to the terms of the Plan.

(b) Loans shall be granted in $100.00 increments; $1,000.00 is the minimum amount of any Loan.

(c) Loans shall be granted for a minimum term of six months, or for a longer term that is expressed in whole months up to a maximum term of 60 months. A Loan may have a maximum term of 180 months if the Loan is used solely to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the Loan is made) as the principal residence of the Member.

(d) A Loan may not be made from, or secured by, the portion of a Member’s ESOP Account that is allocated to the ESOP Shares Fund or the PAYSOP Shares Fund. The entire vested amount in the ESOP Account shall be taken into account in determining the amount available for borrowing pursuant to this Section, but only to the extent that the value of the ESOP Shares Fund and PAYSOP Shares Fund does not exceed 50 percent of the Member’s total vested accrued benefit under the Plan.

(e) Each Loan shall bear the rate of interest that applies to Loans under the Plan that is in effect as of the date the Loan is made. The rate of interest applicable to a Loan shall equal the “prime rate” that is published in the Money Rates column of The Wall Street Journal on the last business day of the calendar quarter preceding the calendar quarter in which the Loan is made (or the average of such rates if more than one rate is indicated), provided that the Committee may, in its discretion, adjust the rate

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 32

of interest at any time to ensure that the applicable rate of interest is at all times reasonable within the meaning of Code section 4975(d)(1)(D), ERISA section 408(b)(1)(D), and the regulations thereunder.

7.02 Frequency and Number of Loans

(a) Subject to subsection (b) below, a Member may be granted a Loan at any time following the date of the grant of the Member’s last Loan from this Plan or any other plan maintained by the Company or an Affiliate.

(b) A new Loan shall not be granted to a Member who already has more than one loan outstanding under the Plan and all other defined contribution plans of the Company and its Affiliates. The transfer of a loan to the Plan in accordance with Section 12.03(b)(2) shall not be considered the granting of a new Loan under the Plan.

7.03 Security for Loans

(a) A Member may file an application for a Loan (1) by providing instructions by telephone to the Trustee (or its agent), or (2) by any other method authorized by the Committee (including any electronic method or any other method that requires the election to be filed in writing with the Trustee). In order to receive a Loan, a Member must execute a note in a form prescribed by the Committee, payable to the Trustee, on which the Member shall be personally liable for the amount of the Loan; and the Member must authorize repayment of the Loan through payroll deductions. A Loan shall not be secured by a Member’s Elective Contributions unless the total value of the Member’s After-Tax Contributions, Rollover Contributions, Transfer Contributions, and the Member’s vested Company-Matching Contributions held in the Company Shares Fund (including, in each case, the Income thereon) is less than the amount of the Loan.

(b) Cash equal to the value of any Loan granted shall be transferred from the Fund(s) in which the Member’s Account, Transfer Account, and/or ESOP Account is invested, in proportion to the percentage invested in each such Fund, to the Member’s Loan Account; however, the grant of a Member’s application for a Loan shall not be deemed a change of investment election for purposes of Section 6.03. Further, notwithstanding anything to the contrary in Section 13.04, the Member’s Loan Account shall have a first lien on the balance of the Member’s Account, Transfer Account, and/or ESOP Account of the Member. The Committee shall identify, in written procedures forming part of the Plan, each event that shall constitute a default on a Loan, and the manner in which the Plan shall attach the portion of the Member’s Account, Transfer Account, and/or ESOP Account that serves as security for the Loan. When a Member defaults on a Loan, the Committee may not attach the portion of his Member’s Account or ESOP Account attributable to Elective Contributions and Income thereon to satisfy an outstanding Loan prior to the earliest date on which the Member would be permitted to withdraw such Elective Contributions and Income pursuant to Code section 401(k)(2)(B) and the regulations thereunder. When an Active Member defaults on a Loan as a result of a heavy financial burden that would, in the judgment of the Committee, qualify for a hardship withdrawal pursuant to Section 9.01 the Member shall be considered to have made such a hardship withdrawal, and the amount of the withdrawal shall be used to repay the principal amount and accrued interest under the Loan.

7.04 Repayment

(a) Except as provided in regulations, the Loan shall be amortized in substantially level payments, made not less frequently than quarterly, over the term of the Loan; provided, however, that the level amortization of the Loan shall not preclude repayment or acceleration of the Loan prior to the end of the commitment period and, provided further, that Loan repayments will be suspended under this Plan as

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 33

permitted under section 414(u)(4) of the Code. Except as provided in subsection (b), below, repayment shall be accomplished through regular payroll deductions, which shall be deemed “deductions authorized by the Member” for purposes of Section 3.01(g). Payments of principal shall be applied to reduce the outstanding principal balance of the Loan. Payments of principal and interest shall be allocated to a Member’s Account, Transfer Account, and/or ESOP Account in accordance with Section 6.03. A Member shall be entitled to prepay without penalty the total outstanding principal amount of and interest accrued on any Loan under the Plan.

(b) An Active Member with an outstanding Loan who is placed on Layoff or authorized leave of absence status for any reason or who is absent from work due to any Disability and any Member who is not an Active Member, shall make, and any Member who is not an Employee may elect to make, installment payments equivalent in value to the payments deducted from his paycheck for any period during which his Loan remains outstanding in accordance with the terms of the Plan. To the extent provided in accordance with ARTICLE XV, a Member whose employment is terminated in connection with a business transaction (such as a sale of stock or assets or a joint venture) may keep a Loan outstanding for the remaining term of the Loan (or for such shorter period as shall be specified in accordance with ARTICLE XV), and may repay the Loan in regular installments in accordance with the method specified in accordance with ARTICLE XV. The Committee or its delegate in its discretion may require that any repayment not accomplished through regular payroll deductions shall be accomplished by payment by certified check or such other form of repayment acceptable to the Committee. If a Member has elected to keep a Loan outstanding as provided in this subsection (b), but has not repaid the total amount of principal and accrued interest on the note as of the close of the period during which his Loan is outstanding, he shall be treated in all respects in the manner specified in subsection (c), below, as if he had retired on the date immediately following the close of the period during which his Loan is outstanding.

(c) Except as provided in subsection (b), above, a Member who, prior to his repayment of the total principal amount of and accrued interest on a note held in his Loan Account, either resigns, retires, is terminated, is transferred to a Successor Employer in connection with a Business Event described in ARTICLE XV, or becomes disabled, and who is not a “party in interest” (as defined by ERISA section 3(14)) with respect to the Plan immediately following his resignation, retirement, termination or becoming disabled, shall be deemed to have elected a withdrawal, equal to the principal amount of and accrued interest on the note as of the date that is 90 days after the date of occurrence of the event. Said withdrawn amount then shall be applied to satisfy the note held in his Loan Account and to reduce the Member’s Account, Transfer Account, and/or ESOP Account balance. If a Member dies or retires prior to repayment of the total principal amount of and accrued interest on a note held in his Loan Account, the Member’s Account, Transfer Account, and/or ESOP Account balance shall be reduced proportionately by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Member or his Beneficiary pursuant to ARTICLE VIII. To the extent that the Member’s Account, Transfer Account, and/or ESOP Account are insufficient to pay all amounts due and owing on the note, the Member shall be personally liable for the deficiency. The Committee may from time to time, in written procedures forming part of the Plan, identify other events that will cause an acceleration of a Loan.

(d) If a Member with an outstanding Loan requests a distribution that exceeds the amounts in his Member’s Account, Transfer Account, and ESOP Account, less the amount in his Loan Account, the amount of the distribution shall be decreased in an amount (the “Setoff”) equal to the principal amount of and accrued interest on the Member’s outstanding Loan, and the Setoff shall be applied to satisfy the note held in the Member’s Loan Account.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 34

7.05 Loan Fees

The Committee or its delegate may from time to time establish loan fees with respect to Loans, including, but not limited to, fees relating to the initiation, maintenance, repayment, offset, and/or recovery of Loans. Applicable Loan fees shall be debited from the Account of the Member in the manner determined by the Committee or its delegate.

7.06 Limitations on Loans

Notwithstanding anything to the contrary contained in the foregoing Sections of this Article, the Committee reserves the right to further limit the amount that may be borrowed hereunder, to further limit the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Members.

7.07 Members Eligible to Receive Loans

Solely for purposes of determining who is eligible to receive a Loan pursuant to this Article only, the term “Member” shall include any Member (as defined in Section 1.01(a)(33)), Beneficiary (as defined in Section 1.01(a)(6)) of a deceased Member, or alternate payee (as defined in ERISA section 206(d)(3)(K)), provided that such Member, Beneficiary, or alternate payee is a “party in interest” (as defined in ERISA section 3(14)) with respect to the Plan, and provided that he has not begun to receive a distribution of his Member’s Account, Transfer Account, or ESOP Account pursuant to ARTICLE VIII hereof.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 35

ARTICLE VIII.

BENEFITS ON TERMINATION

8.01 Benefits on Termination

A Member or Transfer Employee who ceases to be an Employee shall, upon application to the Trustee, be entitled to receive a benefit equal to the vested portion of his Member’s Account, ESOP Account, and/or Transfer Account as of his Termination Date. A Member or Transfer Employee who separates from service on his Retirement Date shall be deemed to have retired under the Plan and shall be eligible to receive a benefit in accordance with the preceding sentence. A Member who is absent on Layoff or who is determined to have a Disability shall be deemed to have terminated from employment for purposes of the Plan and shall be entitled to receive his entire vested Member’s Account, ESOP Account, and/or Transfer Account balance as of his Termination Date. The value of a Member’s or Transfer Employee’s Member’s Account, ESOP Account, and/or Transfer Account shall be determined as of his Benefit Commencement Date. Elections made under this Article shall be made in accordance with procedures established by the Committee.

8.02 Form of Benefit Payment

(a) The benefit to which a Member or Transfer Employee is entitled under Section 8.01 shall be payable in a lump sum in cash, unless the Member or Transfer Employee elects otherwise pursuant to this Article VIII or a Schedule hereto.

(b) Notwithstanding subsection (a), above, a Member or Transfer Employee who is entitled to a benefit under Section 8.01 may elect to have his benefit under the Plan paid in one of the following optional forms of benefit:

(1) Option 1. In a lump sum in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio, and/or in a lump sum in Company Shares to the extent that his Accounts are invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance in cash.

(2) Option 2. In annual, semiannual, quarterly, or monthly installments in cash of approximately equal amounts to be paid out of his Member’s Account, ESOP Account, and/or Transfer Account for a period of 2 to 20 years, as selected by the person exercising the election, provided that if the Member dies prior to the payment of the last installment, the remaining installments shall be paid to his designated Beneficiary or, if none, in a single sum to his estate. The period over which installment payments may be paid in accordance with this subsection (b)(2) shall in no event be longer than the longer of (A) the life expectancy of the Member or Transfer Employee or (B) the joint life expectancies of the Member or Transfer Employee and his designated Beneficiary.

(3) Option 3. A Member or Transfer Employee who is eligible to receive his distribution in installments under subsection (b)(2) above, may elect to receive a pro rata portion of each installment payment in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio, and/or in Company Shares to the extent that his Accounts are invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance of each installment in cash.

(c) In addition to the foregoing options, if a Schedule to the Plan applies to a Member or Transfer Employee, he may elect to receive his benefit under the Plan in accordance with the terms of the

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 36

applicable Schedule. To the extent a Participant’s benefit is subject to the survivor annuity requirements of Code sections 401(a)(11) and 417 pursuant to a Schedule or Section 8.07(b), the Participant may elect as an optional form of benefit a qualified joint and survivor annuity with a survivor percentage between 50% and 100% (inclusive)) that constitutes a “qualified optional survivor annuity” with respect to the Plan as such term is defined by Code section 417(g).

(d) The following rules apply to a Member who has elected to receive his benefit under the Plan in installments pursuant to subsection (b), above, and who has begun receiving such installment payments:

(1) A Member described in the preceding clause may elect to have his remaining installments paid to him (A) on any installment schedule offered under subsection (b) above, with more frequent payments than the original schedule or (B) in a lump sum.

(2) A Member’s election under subsection (d)(1), above, shall specify that the Member’s remaining benefits shall be paid either: (A) in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio, and/or in Company Shares to the extent that his Accounts are invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance, if any, in cash, or (B) entirely in cash.

8.03 Timing of Benefit Payments

(a) A Member or Transfer Employee may elect to have his benefit under the Plan commence as of any date after his Termination Date (provided that he is deemed to have separated from service with the Company and the Affiliates under applicable provisions of the Code) but not later than the required beginning date under Section 8.06. A Member’s or Transfer Employee’s election to receive a distribution under the Plan before his required beginning date under Section 8.06 shall not be valid unless made within the 180-day period ending on the Member’s or Transfer Employee’s Benefit Commencement Date and after the Member or Transfer Employee receives a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available under the Plan and an explanation of his right to defer receipt of the distribution. The written explanation described in the preceding sentence must be provided not more than 180 days before the Member’s or Transfer Employee’s Benefit Commencement Date, and it must offer the Member or Transfer Employee a period of at least 30 days in which to consider the Member’s or Transfer Employee’s distribution options. The distribution may commence less than 30 days after the Member or Transfer Employee receives the notice if the Member or Transfer Employee is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution or a particular distribution form and if the Member or Transfer Employee, after being informed of this right, affirmatively consents to the distribution.

(b) Notwithstanding subsection (a), above, if the value of the vested portion of the Member’s Account, ESOP Account, and Transfer Account of a Member or of a Transfer Employee’s Transfer Account on or after the date the Member or Transfer Employee terminates service with the Company and Affiliates does not exceed $3,500, the Member or Transfer Employee shall receive an immediate distribution of his entire benefit under the Plan in a lump sum in cash, subject to the election of the Member or Transfer Employee to roll over such distribution in accordance with Section 8.08.

8.04 Death Benefits

(a) If a Member or Transfer Employee dies before he commences receiving his benefit under the Plan, the Beneficiary of the Member or Transfer Employee shall be entitled to receive a benefit equal to the vested portion of the Member’s Account, ESOP Account, and/or Transfer Account of the Member

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 37

or Transfer Employee. The value of the vested portion of the Member’s Account, ESOP Account, and/or Transfer Account of the Member or Transfer Employee shall be determined as of the date on which the payment to the Beneficiary is scheduled to commence.

(b) Benefits to which a Beneficiary is entitled under subsection (a), above, shall be paid in a lump sum in cash as soon as practicable after the Trustee receives written notification of the Member’s or Transfer Employee’s death together with any other information or documentation that the Committee determines to be necessary. However, a Beneficiary may elect to receive his benefit in any of the optional forms of the benefit set forth in Section 8.02(b) that the Member or Transfer Employee could have elected, and a Beneficiary may roll over such distribution to the extent provided in Section 8.08.

8.05 Designation of Beneficiary

(a) A Member or Transfer Employee shall, at the time he commences membership in the Plan, designate a Beneficiary who shall be entitled to receive any benefit that is payable under the Plan after the death of the Member or Transfer Employee in the form and manner determined by the Trustee. A Member or Transfer Employee may designate a trust as his Beneficiary, provided that a Member or Transfer Employee may not designate a trust as the Beneficiary under any joint and survivor annuity that is available under a Schedule hereto.

(b) If a Member or Transfer Employee is married, his Beneficiary shall be his Spouse, unless he has designated someone other than his Spouse as his Beneficiary and his Spouse has consented to his designation, witnessed by a notary public or a representative of the Plan. The Spouse’s consent prescribed in the preceding sentence shall not be necessary if the Trustee has determined that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances specified in regulations issued by the Secretary of the Treasury. In the absence of such consent, the Member’s or Transfer Employee’s Spouse as of his date of death shall be his Beneficiary. Once given the Spouse’s consent shall be irrevocable without the Member’s or Transfer Employee’s consent.

(c) A Member or Transfer Employee may at any time revoke an earlier designation of a Beneficiary by filing a written notice of revocation with the Trustee and may designate a new Beneficiary in the form and manner determined by the Trustee, provided that the spousal consent requirements of subsection (b), above, are satisfied with respect to each new designation. A revocation or designation of a Beneficiary shall not be effective unless it is received by the Trustee before the Member’s or Transfer Employee’s death in a form and manner that is acceptable to the Trustee.

(d) Any designation by a Member or Transfer Employee of a person as a Beneficiary shall be deemed to be contingent upon the person’s surviving the Member or Transfer Employee; any designation by a Member or Transfer Employee of a class or group of Beneficiaries shall be deemed to be a designation of only those members of the class or group who are living at the time of the Member’s or Transfer Employee’s death; and any designation by a Member or Transfer Employee of a trust as a Beneficiary shall be invalid if the trust is not in existence at the time of the Member’s or Transfer Employee’s death. A Member or Transfer Employee may designate (in the manner provided in the subsection (a), above) one or more persons or entities (which may include the estate of any Beneficiary who, after such designation, predeceases the Member or Transfer Employee) as a contingent Beneficiary or Beneficiaries to receive, upon the Member’s or Transfer Employee’s death, the benefit that the Beneficiary would have received had he survived the Member or Transfer Employee; provided that the estate of a Beneficiary shall not be a contingent Beneficiary unless the Member or Transfer Employee has designated such estate as a contingent Beneficiary.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 38

(e) If a Member or Transfer Employee fails to designate any Beneficiary in the manner provided in subsection (a), above, and he is not married on his date of death, or if no Beneficiary designated by the Member or Transfer Employee survives the Member or Transfer Employee (and the Member or Transfer Employee has not designated a contingent Beneficiary), and the Member or Transfer Employee dies while there is a balance credited to his Member’s Account, ESOP Account, or Transfer Account, the balance of any such Accounts shall be paid to his estate. A Member’s or Transfer Employee’s estate shall not receive any benefit under the Plan except in the circumstances described in the preceding sentence hereof.

8.06 Required Distribution of Member’s Account, ESOP Account, or Transfer Account

The sole purpose of this Section is to limit the manner in which the benefit payments may be made under the Plan in accordance with Code section 401(a)(9). This Section does not confer any rights or benefits upon any Member or Transfer Employee, Spouse, Beneficiary, or any other person; provided, however, that a Member or Transfer Employee who attains age 70 1/2 may elect to receive or commence receipt of a distribution of his benefit by April 1 of the calendar year immediately following the calendar year in which the Member or Transfer Employee attains such age, and a Member or Transfer Employee who makes such an election shall receive or commence receipt of such benefit as if the Member or Transfer Employee had reached his required beginning date as defined below. ARTICLE XVII provides additional rules for determining the amount of required distributions under Code section 401(a)(9).

(a) Any benefit that is payable to a Member or Transfer Employee hereunder shall be distributed or commence not later than the Member’s or Transfer Employee’s required beginning date:

(1) The required beginning date of a Member or Transfer Employee who is a 5% owner is April 1 of the calendar year immediately following the calendar year in which such Member or Transfer Employee attains age 70 1/2. For this purpose, a Member or Transfer Employee is considered a 5% owner if such Member or Transfer Employee is a 5% owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy) with respect to the Plan Year ending in the calendar year in which the Member or Transfer Employee attains age 70 1/2. Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Member or Transfer Employee ceases to be a 5% owner in a subsequent year.

(2) The required beginning date of a Member or Transfer Employee who is not a 5% owner (as defined above) is April 1 of the calendar year immediately following the later of (A) the calendar year in which the Member or Transfer Employee attains age 70 1 /2 or (B) the calendar year in which the Member or Transfer Employee retires.

(b) Any distribution required under the incidental death benefit requirements of Code section 401(a)(9)(G) and the regulations thereunder shall be treated as a distribution required under this Section.

8.07 Distribution Restrictions

(a) Notwithstanding anything to the contrary in this Article or ARTICLE IX, contributions (and related Income) that are made or transferred to the Plan and that are subject to the distribution limitations of Code section 401(k)(2)(B) (including elective contributions, qualified matching contributions, and qualified nonelective contributions) may not be distributed or withdrawn earlier than as permitted under Code section 401(k)(2)(B). Accordingly, such contributions may not be distributed or withdrawn earlier than

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 39

(1) the Member’s severance from employment, death, or Disability;

(2) termination of the Plan without maintenance of another eligible defined contribution plan by the Company or an Affiliate;

(3) the Member’s attainment of age 59 1/2; and

(4) the Member’s hardship to the extent permitted by Section 9.01 (which does not apply to certain Income on elective contributions or to qualified nonelective contributions or qualified matching contributions).

Nothing in this Section permits a distribution or withdrawal of such contributions earlier than the earliest time otherwise permitted by this Article, ARTICLE IX and the applicable Schedules to the Plan.

(b) Notwithstanding any provision of this Plan to the contrary, if assets are transferred to the Plan in accordance with Section 12.03 and such assets were previously contributed to a defined benefit or money purchase pension plan qualified under Code section 401(a):

(1) any optional form of benefit under the Plan that permits a distribution prior to a Member’s retirement, death, disability, or severance from employment and prior to Plan termination shall not be available with respect to such transferred assets (including post-transfer Income thereon), other than any portion of those assets that are separately accounted for and that are attributable to after-tax employee contributions or direct or indirect rollover contributions.

(2) such assets shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417, and any requirements imposed by Code sections 401(a)(11) and 417 shall continue to apply to such assets (and the post-transfer Income thereon).

8.08 Direct Rollover

(a) Upon an election by a Distributee, the Committee shall direct the Trustee to effect a direct rollover under Code section 401(a)(31) of any distribution from the Plan to which the Distributee is entitled and that qualifies as an Eligible Rollover Distribution to an Eligible Retirement Plan, subject to any provision of the Code limiting the types of plans or arrangements to which a distribution may be rolled over by such Distributee.

(b) For purposes of this Section, the following terms shall have the following meanings:

(1) “Eligible Rollover Distribution” An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and the portion of any hardship withdrawal under Section 9.01 (“Hardship Withdrawals of Elective Contributions”) which is described in Code section 401(k)(2)(B)(i)(IV). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a)

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 40

or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Such portion may also be transferred to an individual retirement plan under section 408A of the Code or to any other qualified plan under Code section 401(a) or annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred in accordance with the foregoing.

(2) “Eligible Retirement Plan”: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee’s eligible rollover distribution. An Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. An Eligible Retirement Plan includes a Roth individual retirement plan under section 408A. If the Plan permits Roth contributions, a direct rollover of a distribution from a Roth contributions sub-account under the Plan constitutes an Eligible Rollover Distribution only if made to another Roth contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth individual retirement plan described in Code section 408A. An Eligible Retirement Plan with respect to a Distribute who is a non-spouse Beneficiary is limited to an individual retirement account or annuity that is an inherited individual retirement account or annuity under section 408(d)(3)(C)(ii) of the Code.

(3) “Distributee” A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a “qualified domestic relations order”, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse. A Distributee includes a designated Beneficiary who is not a spouse.

(c) In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 8.03(b), 15.04, or SCHEDULE A, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly in accordance with this Article, then the Savings Plan Administrator will direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Committee.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 41

ARTICLE IX.

HARDSHIP AND OTHER WITHDRAWAL RIGHTS

9.01 Hardship Withdrawals of Elective Contributions

(a) A Member who is an Employee may elect to make a hardship withdrawal of his Elective Contributions and Income thereon (excluding any Income thereon in excess of the Income thereon accrued as of December 31, 1988, and excluding any amounts that secure an outstanding Loan pursuant to Section 7.03(a)) if:

(1) the Member establishes to the satisfaction of the Trustee in accordance with procedures established by the Committee that the withdrawal is on account of:

(A) medical expenses described in Code section 213(d) that are incurred by the Member, the Member’s Spouse, or any dependent of the Member (as defined in Code section 152); or

(B) the purchase (excluding mortgage payments) of a principal residence for the Member; or

(C) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member or his spouse, children, or dependents; or

(D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence; or

(E) any other event that has been identified in regulations or other guidance of general applicability under Code section 401(k) as an event that is deemed to impose an immediate and heavy financial need upon the Member (regardless of whether the need was reasonably foreseeable or voluntarily incurred by the Member); and

(2)(A) the amount withdrawn does not exceed the need established by the Member in accordance with subsection (a)(1), above, and

(B) the Member has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Company and the Affiliates.

(b) A Member who makes hardship withdrawal pursuant to subsection (a) shall not be eligible to make, for six months following the month in which the withdrawal is received, Elective Contributions and After-Tax Contributions under this Plan, and elective contributions and employee contributions under any other plan maintained by the Company and the Affiliates

(c) The minimum amount that a Member may withdraw pursuant to subsection (a) is $300.00.

(d) An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Committee.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 42

9.02 Withdrawals of After-Tax, Rollover, Transfer, and Company-Matching Contributions

(a) A Member who is an Employee shall be entitled at any time to take a withdrawal from his Member’s Account, ESOP Account, or Transfer Account (as applicable) of his After-Tax Contributions and Income thereon, Rollover Contributions and Income thereon, Transfer Contributions and Income thereon, and vested Company-Matching Contributions and Income thereon. The minimum amount a Member is permitted to withdraw pursuant to this Section is $300.00. Payment of a withdrawal made pursuant to this Section shall be made as soon as practicable after a Member has given the required notice of his election to make a withdrawal.

(b) In addition to subsection (a), above, a Member shall be entitled, upon giving notice to the Plan Administrator, to make a withdrawal from his Accounts of some portion or all of the amounts transferred to this Plan from the Consolidated Employee Stock Ownership Plan of GTE Corporation.

(c) In addition to the withdrawal rights specified in the foregoing provisions of this Section or under Section 9.03, a Member also shall have any additional withdrawal rights specified in Section 14.15.

(d) An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Committee.

9.03 Withdrawals After Attainment of Age 59 1/2

Upon the attainment of age 59 1/2 by a Member who does not separate from service with the Company and the Affiliates, the Member may elect to withdraw part or all of the vested portion of his Member’s Account or Transfer Account or part or all of the vested portion of his ESOP Account, provided that the minimum amount that a Member or Transfer Employee may withdraw pursuant to this Section is $300.00. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Committee.

9.04 Certain Inactive Members

Any Inactive Member who is not an Employee, but who is employed by an entity in which the Company and the Affiliates have an equity interest of not less than twenty percent, shall have all the rights of a Member who is an Employee to elect to make withdrawals pursuant to this Article.

9.05 Retiree Withdrawals

Once each Plan Year, a Retired Member shall be entitled, at any time after giving notice to the Committee, to make a withdrawal from his Member’s Account or ESOP account, provided that the minimum amount that such a Member may withdraw pursuant to this Section is $300.00. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Committee.

9.06 Pro-Rata Allocation of Withdrawals

(a) Any amount received by a Member before his Benefit Commencement Date that is attributable to the Member’s After-Tax Contributions shall be subject to the following rules:

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 43

(1) The first funds withdrawn shall be treated as a return of the Member’s After-Tax Contributions that were held by the Plan as of December 31, 1986 (or that were transferred to the Plan from a plan in which they were held as of December 31, 1986, provided that such contributions meet the requirement of Code section 72(e)(8)(D)) and that have not been withdrawn or distributed previously; and

(2) After all of the Member’s After-Tax Contributions described in subsection (a)(1) above, have been withdrawn or distributed, the amount of the withdrawal allocated to the Member’s After-Tax Contributions shall be the portion of the amount withdrawn that bears the same ratio to the amount withdrawn as the current balance of the Member’s After-Tax Contributions bears to the portion of the Member’s Account, Transfer Account, and/or ESOP Account allocable to the Member’s After-Tax Contributions.

(b) After the amounts specified in subsection (a), above, have been withdrawn, amounts in the Member’s Account, Transfer Account, and/or ESOP Account shall be deemed to be withdrawn (to the extent available for withdrawal) in the following order: (1) Rollover Contributions, (2) Transfer Contributions, (3) Company-Matching Contributions, (4) amounts transferred to this Plan from the Consolidated Employee Stock Ownership Plan of GTE Corporation and Income thereon, (5) Unmatched Elective Contributions, and (6) Matched Elective Contributions. Except as provided in Section 14.15, such amounts shall be withdrawn proportionally from all Funds in which the amounts are invested.

9.07 Payment of Withdrawals

Withdrawals pursuant to this Article from Funds other than the Company Shares Fund and the Verizon Stock Portfolio shall be payable solely in cash. Withdrawals from the Verizon Stock Portfolio shall be payable in cash unless the Member or Transfer Employee elects to receive the withdrawal in Verizon Shares. Withdrawals from the Company Shares Fund shall be payable in cash unless the Member or Transfer Employee elects to receive the withdrawal in Company Shares. A Member’s election to receive a withdrawal under this Article shall not be valid unless it is made within the 180-day period ending on the date of withdrawal and after the Member receives a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available under the Plan and an explanation of his right to defer receipt of the withdrawal. The written explanation described in the preceding sentence must be provided not more than 180 days before the date of withdrawal and it must offer the Member a period of at least 30 days in which to consider the Member’s withdrawal options. Distribution of the withdrawal may commence less than 30 days after the Member receives the notice if the Member is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a withdrawal or a particular withdrawal form and if the Member, after being informed of this right, affirmatively consents to the withdrawal.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 44

ARTICLE X.

ADMINISTRATION AND INTERPRETATION OF PLAN

10.01 Plan Administrator and Plan Sponsor

The Committee shall be the Plan Administrator, and the Company shall be the sponsor of the Plan as those terms are defined in ERISA.

10.02 Committee

(a) The Company shall appoint the Employee Benefits Committee consisting of at least three but no more than eleven persons which shall have such powers as may be necessary to enable it to administer the Plan, except for powers vested in the Company, the Trustee and investment managers. The Committee shall adopt rules for its operation. The Committee may employ or retain persons to render advice with regard to any of its responsibilities under the Plan. A member of the Committee shall serve until a successor is appointed, until he is removed by the Company, or until he resigns from the Committee.

(b) The Committee shall hold meetings upon such notice, at such place or places, and at such intervals as required to carry out its functions.

(c) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions, ratifications, or other actions taken by the Committee shall be taken by vote of a majority of those present at a meeting of such Committee or without a meeting by an instrument in writing signed by all the members of such Committee at such time in office.

10.03 Delegation of Authority

The Company and the Committee may delegate authority with respect to certain matters to officers or Employees of the Company and Participating Affiliates or to the Trustee, and the Committee may allocate its responsibilities among its members. Notwithstanding Section 10.17, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Company or the Committee.

10.04 Claims for Benefits

Any claim for benefits by a Member or Transfer Employee or anyone claiming through a Member or Transfer Employee under the Plan shall be delivered in writing by the claimant to the Committee. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Committee shall grant or deny the claim. If the claim is denied in whole or in part, the Committee shall give written notice to the claimant setting forth: (a) the reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan’s claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim; provided that such period of time may be extended, if special

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 45

circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.

10.05 Appeals Procedure

A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial by filing a written notice of appeal with the Committee. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Committee. The Committee may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding the time permitted under section 503 of ERISA; except that, if special circumstances (including, but not limited to, the need to hold a hearing or perform additional research and investigation) should require, such period of time may be extended for an additional period to the extent permitted under section 503 of ERISA. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial period. The decision of the Committee shall be final and conclusive.

10.06 Administrative Discretion; Final Authority

(a) The Committee shall have the discretionary authority to interpret the Plan and to decide any and all matters arising hereunder, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms.

(b) The Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

(c) To the extent that administrative powers or duties are properly delegated to a Savings Plan Administrator, to the Trustee, or to any other individual or entity, the Savings Plan Administrator or such individual or entity shall have discretionary authority, as described in the preceding paragraph, to exercise such powers or duties.

10.07 Named Fiduciary

The Plan Administrator is a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein allocated to it.

10.08 Committee Miscellaneous

The members of the Committee shall not receive compensation from assets of the Plan, or otherwise, for serving as Committee members. In addition to the powers of the Committee set forth in the Plan, the Committee shall have certain powers and duties assigned to it under the Trust Agreement entered into pursuant to the Plan.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 46

10.09 Notice to the Committee

Communications to the Committee shall be addressed to Secretary, Employee Benefits Committee, at the address set forth in the summary plan description for the Plan or as otherwise provided in materials provided to Members and their beneficiaries by the Committee from time to time. The Secretary of the Committee is hereby designated as agent for service of legal process with respect to any claims arising under the Plan.

10.10 Notice to Members or Transfer Employees

Notices, reports and statements to be given, made or delivered to a Member or Transfer Employee shall be deemed duly given, made or delivered, when addressed to the Member or Transfer Employee, and delivered by ordinary mail, to his last known address.

10.11 Expenses

(a) The Committee or its delegate may from time to time establish periodic “account maintenance fees” for expenses related to a Member’s Accounts under the Plan. The account maintenance fees, if any, shall be debited from a Member’s Accounts in the manner determined by the Committee or its delegate.

(b) Expenses related to a Member’s Loan Account shall be debited as provided in Section 7.05.

(c) Investment management fees, brokerage fees, transfer taxes and other expenses incident to any Fund or to the purchase or sale of securities shall be deemed to be part of the cost of such Fund or securities, or shall be deducted from the earnings or proceeds therefrom, to the extent such expenses are attributed to such Fund or securities in Plan expense records and subject to such limitations as may be agreed upon between the Trustee and the Company. Taxes, if any, on any assets held or Income received by the Trustee shall be charged appropriately against the Member Accounts, ESOP Accounts, or Transfer Accounts in such manner as the Committee determines.

(d) Any remaining expenses of administering the Plan, including the fees and expenses of the Trustee, shall be paid from the Trust except to the extent that such expenses are paid by the Company and the Participating Affiliates. Expenses paid from the Trust shall be paid from forfeitures arising pursuant to Section 4.04 or pursuant to Section 14.08 (to the extent that such forfeitures have not previously been allocated to a Member’s or Beneficiary’s Account or used to repay an Exempt Loan), and from forfeitures arising pursuant to Section 13.09, and, to the extent not paid from such forfeitures, shall be paid from the Trust and allocated to some or all of the Funds on a pro rata basis. Expenses borne by the Company and the Participating Affiliates shall be allocated among the Company and the respective Participating Affiliates in such proportions as shall be agreed upon based on the inclusion in the Plan of their respective employees.

(e) The provisions of this Section shall be subject to the terms of the Trust Agreement, which shall control in the event of any conflict or inconsistency.

10.12 Governing Law

The Plan shall be governed by federal law, and to the extent not preempted thereby, by the laws of the State of New York.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 47

10.13 Special Authority in the Event of a Reduction in Force

(a) This Section shall apply in the event that the Company or a Participating Affiliate (A) announces a program to reduce the size of the workforce at any plant or establishment and (B) provides that some or all of the Members affected by the reduction are eligible to receive special voluntary termination incentive benefits or involuntary termination benefits under a tax-qualified pension plan of the Company or a Participating Affiliate.

(b) A Member who receives benefits described in subsection (a)(1)(B) shall be allocated the Company-Matching Contribution for the Plan Year in which the reduction in force at a plant or establishment of the Company or a Participating Affiliate occurs if such Member would have been eligible for such Contribution if the Member’s active membership in the Plan had not terminated during such Plan Year.

(c) The Committee may establish any date(s) prior to the end of the Plan Year as the allocation date(s) of Company-Matching Contribution made pursuant to subsection (a) and shall make such allocation pursuant to the allocation provisions set forth in Section 3.03, except that liability for such Company-Matching Contribution shall accrue as of the designated allocation date. The Company-Matching Contribution liability determined in accordance with this Section shall be paid to the Trustee, no later than 90 days following the date designated by the Committee as the allocation date. The Participating Affiliate, or successor thereto, whose employees are recipients of this early Company-Matching Contribution shall pay to the Company, in accordance with Section 3.03, not later than the date on which the remaining Company-Matching Contribution is paid to the Trustee for the Plan Year, the amount of the total accrued Company-Matching Contribution liability determined in accordance with this Section.

10.14 Required Information

Any person eligible to receive benefits hereunder shall furnish to the Committee any information or proof requested by the Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Committee. If any person claiming benefits under the Plan makes a false statement that is material to a claim for benefits, any amount paid to such person to which he was not entitled under the provisions of the Plan may be offset against any future payments to such person.

10.15 Qualified Domestic Relations Orders

The Committee shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. Such procedures shall be consistent with any regulations prescribed under ERISA section 206(d) and Code sections 401(a)(13) and 414(p).

10.16 Multiple Functions

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan in accordance with ERISA section 402(c)(1).

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 48

10.17 Procedures for Exercising Authority Under the Plan

Unless otherwise specifically provided in the Plan, the following persons or groups shall exercise their authority under the Plan only in the manner indicated in this Section. Actions not taken in the manner described in this Section shall have no effect with respect to the Plan.

(a) The Company and the Board of Directors shall exercise their authority under the Plan only pursuant to written resolutions of the Board of Directors.

(b) The Committee shall exercise its authority under the Plan either pursuant to written resolutions or by written memorializations of the action in the minutes of a lawfully held and conducted meeting of the Committee.

(c) The Savings Plan Administrator shall exercise his authority under the Plan only pursuant to written instruments.

(d) Any other person or group with authority to act under the terms of the Plan shall exercise that authority only pursuant to written instruments.

10.18 Certain Successors

Any reference in the Plan to the most senior Human Resources officer of the Company includes any successor thereto, any individual who holds any such position on an “acting” basis, and, where appropriate, any delegate of any of the foregoing.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 49

ARTICLE XI.

THE TRUST FUND

11.01 Agreement and Declaration of Trust

The Plan Administrator, Company, and/or an Affiliate shall enter into a Trust Agreement and Declaration of Trust with the Trustee, and any and all rights or benefits accruing to any person under the Plan with respect to any contributions deposited pursuant to the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement. All the assets of the Plan held by the Trustee pursuant to the Trust Agreement shall be held for the exclusive benefit of Members, former Members or Transfer Employees, and their Beneficiaries under the Plan and the payment of reasonable expenses of administering the Plan in accordance with Sections 7.05 and 10.11, and no part of the corpus or Income of the Trust Fund shall revert to the Company or a Participating Affiliate or be used for or diverted to any other purpose, except as provided in Section 11.06 or 14.12(g). No persons shall have any interest in, or right to or under, the Trust Fund or any part of the assets thereof, except as and to the extent expressly provided in this Plan or in the Trust Agreement.

11.02 Trustee

The Trustee shall be appointed from time to time by the Chief Financial Officer of the Company (or his delegate) by appropriate instrument, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the funds of the Plan as the Chief Financial Officer of the Company (or his delegate) shall approve and as shall be in accordance with the Plan. The Chief Financial Officer of the Company (or his delegate) may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee the Chief Financial Officer of the Company (or his delegate) shall designate a successor Trustee, subject to the terms of the Trust Agreement.

11.03 Authority of Trustee

The Trustee may temporarily hold the monies applicable to the purchase of assets for the Funds pending investment in the types of assets of each such Fund in cash, or it may deposit them at reasonable rates of interest with banks, including deposits with a fiduciary of the Plan, and may invest in short-term United States Government obligations or commercial paper.

11.04 Trustee Accounts

The Trustee shall be directed by the Committee or its designee to segregate the assets of the Plan into separate accounts such as shall enable the Committee to administer properly the provisions of the Plan.

11.05 Disbursement of Assets

The Committee shall determine the manner in which the assets of the Plan shall be disbursed, including the form of voucher or warrant to be used in making disbursements and the due qualification of persons authorized to approve and sign the same, subject to the provisions of the Trust Agreement under which the assets of the Plan are held.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 50

11.06 Return of Contributions

The Trustee shall return assets of the Plan to the Company or to a Participating Affiliate in the following circumstances:

(a) All contributions to the Plan are conditioned on the initial qualification of the Plan under sections 401(a) and 401(k) of the Code. If the Company or a Participating Affiliate makes contributions to the Plan before the receipt of an initial favorable determination letter from the Internal Revenue Service with respect to the Plan, and the Internal Revenue Service subsequently reaches a final adverse determination with respect to the Plan’s initial qualification, the Trustee shall, at the request of the Company or Participating Affiliate, return the contributions and all earnings thereon within one year after the Internal Revenue Service issues the final adverse determination; provided that the application for a determination is made by the time prescribed by law for filing the Employing Company’s return for the taxable year in which the Plan was adopted (including any extensions).

(b) All contributions to the Plan are conditioned on their deductibility under section 404 of the Code for the taxable year with respect to which the contributions are made. If the Internal Revenue Service disallows a current deduction with respect to any portion of a contribution for such taxable year, the Trustee shall, at the request of the Company or Participating Affiliate, return the nondeductible portion of the contribution within one year after the Internal Revenue Service disallows the deduction. Earnings attributable to the nondeductible contribution shall not be returned to the Company or Participating Affiliate, and any losses attributable to such contribution shall reduce the amount returned.

(c) If any portion of a contribution is made by the Company or a Participating Affiliate by mistake of fact, the Trustee shall, at the request of the Company or Participating Affiliate, return the mistaken portion of the contribution within one year after the Trust receives the contribution. Earnings attributable to the mistaken contribution shall not be returned to the Company or Participating Affiliate, and any losses attributable to such contribution shall reduce the amount returned.

(d) The Trustee may take any other action that is authorized under the terms of the Plan and the Trust Agreement and that is deemed under applicable law not to be a violation of any of the prohibitions set forth in Section 11.01.

11.07 Authority of Trustee Generally

Except as otherwise provided in the Plan, the authority of the Trustee with respect to the Trust Fund shall be subject to the terms of the Trust Agreement.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 51

ARTICLE XII.

AMENDMENT AND TERMINATION

12.01 Amendment

(a) Except as provided in subsection (c) below, the Company reserves the right at any time, and from time to time, by action of the Board of Directors acting on behalf of the Company in a settlor capacity, to modify or amend in whole or in part, any or all of the provisions of the Plan; provided that the Plan may also be amended to the extent and in the manner provided in Section 3.10; and provided further that the Plan may also be amended by the most senior Human Resources officer of the Company acting on behalf of the Company in a settlor capacity. No such amendment or modification shall have the effect of revesting in the Company or the Participating Affiliates any part of the Trust Fund or reducing the accrued benefits of Members, former Members, Transfer Employees or their Beneficiaries or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Members, retired Members, former Members, Transfer Employees and their Beneficiaries and the payment of reasonable Plan administration expenses. Except to the extent otherwise required by applicable law, or to the extent expressly provided in a particular amendment to the Plan, any individual who does not complete at least one hour of active employment with the Company or an Affiliate on or after the effective date of any amendment to the Plan shall not have his benefits, if any, increased by such amendment. The Committee’s modification of its written administrative procedures under the Plan (including, but not limited to, Loan procedures, claims procedures, and qualified domestic relations order procedures) shall not be deemed to be an amendment of the Plan for purposes of the first sentence of this Section, but shall be deemed to be an amendment of the Plan for purposes of all other provisions of this Section.

(b) Notwithstanding the foregoing provisions of subsection (a) above, if the Internal Revenue Service requires that one or more amendments be adopted to the Plan as a condition of receiving a favorable determination letter, and the representative of the Company with respect to the application for such determination letter agrees in writing to the adoption of such amendments, such amendments will, upon the issuance of the requested determination letter, be deemed to have been adopted, automatically and without further action by the representative, the Company, or the Committee, effective as of such date or dates specified in such amendments.

12.02 Termination or Partial Termination

(a) The Company reserves the right, by action of the Board of Directors, to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the Member Accounts, Transfer Accounts, and/or ESOP Accounts of Members, former Members or Transfer Employees affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable.

(b) Any Participating Affiliate may, by action of its board of directors, withdraw at any time from participation in the Plan at which point the Members who are its Employees shall become Inactive Members. Each such Inactive Member shall have the discretion to change the investment of the amount in his Member’s Account, ESOP Account, and/or Transfer Account in accordance with Section 6.02 and shall be entitled to withdraw his entire Member’s Account, ESOP Account, and Transfer Account balance on his Termination Date.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 52

12.03 Mergers, Consolidations, and Transfers into and out of the Plan

(a) In General. Except as otherwise provided in subsection (d), below, the Plan may be merged into or consolidated with another plan, its assets or liabilities may be transferred to another plan, or the assets or liabilities of another plan may be transferred to this Plan. At the time of such transfer to this Plan, any person with respect to whom assets are transferred shall become an Inactive Member in the Plan pursuant and subject to Section 2.01(d). To the extent that Code section 401(a)(12) or 414(1) is applicable and in accordance therewith, no such merger, consolidation, or transfer shall be consummated unless each Member, Transfer Employee and Beneficiary under the Plan would, if the resulting plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated. The preceding sentence shall not apply if such alternative requirements that may be imposed by the regulations under Code section 414(l) are satisfied.

(b) Transfers to the Plan

(1) If the most senior Human Resources officer of the Company (or his delegate) authorizes, any other defined contribution plan may be merged in its entirety into this Plan or any portion of any other defined contribution plan may be transferred into this Plan (collectively, an “Inbound Transfer”), with this Plan as the surviving instrument. Any assets transferred to the Plan in connection with an Inbound Transfer shall be transferred to the Trustee and shall be assets of the Plan, and any liabilities transferred to the Plan in connection with an Inbound Transfer shall be liabilities of the Plan. The Plan shall remain a single plan with any and all of its assets (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Member, Transfer Employee, and Beneficiary hereunder and any other liabilities of the Plan.

(2) Each participant with respect to whom an Inbound Transfer is made (an “Incoming Employee”) shall have a Member’s Account and/or an ESOP Account under the Plan on the date as of which the Inbound Transfer is effective, with accrued or vested benefits under the Plan equal to his accrued or vested benefits that are transferred to the Plan in connection with the Inbound Transfer. The most senior Human Resources officer of the Company (or his delegate) shall specify how such transferred amounts shall be allocated among (A) an Incoming Employee’s ESOP Account and the various subaccounts (as described in Section 5.02) of his Member’s Account, (B) the Funds, pending the completion by an Incoming Employee of an investment direction in accordance with Section 6.01(a), and (C) whether and under what conditions the transfer of loans will be accepted into this Plan.

(3) If a plan to be merged into the Plan is sponsored by an Affiliate and the merger into the Plan is approved by the board of directors (or other governing body, if applicable) of the Affiliate, the Affiliate shall, with the specific approval of the most senior Human Resources officer of the Company, become a co-sponsor of the Plan, included in the definition of Participating Affiliate hereunder. Except as the most senior Human Resources officer of the Company (or his delegate) may otherwise specify in writing (which writing shall be incorporated by reference into and be made part of the Plan), the membership of Incoming Employees in the Plan in connection with such a merger shall be determined in accordance with ARTICLE II.

(4) Except as provided in an applicable schedule to the Plan or as the most senior Human Resources officer of the Company (or his delegate) may specify in writing (which writing shall be incorporated by reference into and be made part of the Plan) in accordance with the succeeding provisions of this subsection (b)(4), the Members’ Accounts and ESOP Accounts of Incoming Employees shall be treated respectively in all respects as Members’ Accounts or ESOP Accounts under the Plan.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 53

(A) Vesting. The most senior Human Resources officer of the Company (or his delegate) shall specify which of the following three options shall establish the extent to which an Incoming Employee is vested under the Plan: (i) the vesting schedule under the transferor plan; (ii) the vesting schedule under the Plan; or (iii) the vesting schedule elected by the Incoming Employee in accordance with Code section 411(a)(10)(B) (if such an election is offered). The most senior Human Resources officer of the Company (or his delegate) may specify any option permitted by law, different options with respect to some or all Incoming Employees in connection with the same Inbound Transfer, and different options with respect to different portions of an Incoming Employee’s accounts under the Plan (such as portions attributable to an Inbound Transfer or the Incoming Employee’s entire account balance). The extent to which any Incoming Employee shall be vested in amounts transferred to the Plan under this Section 12.03 shall in no event be less than the extent to which he was vested in such amounts under the transferor plan immediately before transfer of the amounts to the Plan.

(B) Distribution Forms and Withdrawal Rights. The most senior Human Resources officer of the Company (or his delegate) may specify additional distribution forms and withdrawal rights, if any, that are to be made available with respect to transferred amounts; provided that to the extent required by Code section 411(d)(6) the Plan shall make available with respect to transferred amounts any distribution forms or withdrawal rights provided under the transferor plan with respect to such amounts immediately before the transfer.

(5) If so directed by the most senior Human Resources officer of the Company (or his delegate), the Trustee shall maintain a separate accounting of an Incoming Employee’s benefits transferred to the Plan in connection with an Inbound Transfer and any other benefits of the Incoming Employee under the Plan, such that gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

(6) It is the intention, and it shall be the effect, of the provisions of paragraphs (1) through (5), above, that any Inbound Transfer shall be carried out in accordance Code sections 401(a)(12) and 414(l).

(c) Transfers out of the Plan. At such times as the most senior Human Resources officer of the Company or its successor (or his delegate) authorizes, assets and liabilities in the Account of any Member may be transferred to any other defined contribution plan sponsored by the Company or an Affiliate or to any other plan sponsored by another employer. The authority granted under this subsection (c) expressly includes, but is not limited to, the authority to transfer assets and liabilities in the Account of any Member who ceases to be an Eligible Employee to any other defined contribution plan sponsored by the Company or an Affiliate in which such Member actively participates.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 54

ARTICLE XIII.

MISCELLANEOUS

13.01 Interest in the Plan

All persons shall look solely to the Trust Fund for the payment of any benefits under the Plan, and no person shall have any interest in, or right to, any part of the assets of the Plan or the Income therefrom, or any rights in, to, or under the Plan except as and to the extent expressly set forth herein.

13.02 Elections

Elections hereunder shall be made by a Member or Transfer Employee (a) in writing by the completion and delivery to the Trustee of forms prescribed by the Committee for such purposes or (b) in any other form and manner approved by the Committee within the time limits set forth hereunder with respect to each such election, or, if no time limit is set forth, within such time limits as may be established by the Committee.

13.03 Continuation of Employment

Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Company, a Participating Affiliate, the Committee or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or any Participating Affiliate, and the Company and each Participating Affiliate expressly reserve the right to discharge any Employee whenever the interest of the Company or the Participating Affiliate in its sole judgment may so require, without liability to the Company, Participating Affiliate, the Trustee, or the Committee.

13.04 Anticipation of Benefit

(a) Except as otherwise provided in ARTICLE VII or as otherwise required by law, no benefit payable under the Plan or any vested interest therein shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefits or interest; provided that:

(1) an arrangement whereby benefit payments are paid to a Member’s or Transfer Employee’s savings or checking account in a financial institution is not prohibited;

(2) once a Member or Transfer Employee begins receiving benefits under the Plan, he may assign or alienate the right to future payments if such transaction is limited to assignments or alienations that:

(A) are voluntary and revocable,

(B) with respect to a particular benefit payment, do not in the aggregate exceed 10% of such payment, and

(C) are neither for the purpose, nor have the effect, of defraying administration costs of the Plan; and

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 55

(3) payments made in accordance with a Qualified Domestic Relations Order are not prohibited.

(b) For the purposes of subsection (a)(2), above, an attachment, garnishment, levy, execution or other legal or equitable process is not considered a voluntary assignment or alienation.

(c) If any Member, Transfer Employee or other person entitled to benefits under the Plan attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefits, except as specifically provided in this Plan or as otherwise required by law, then such benefit shall, in the discretion of the Committee, cease, and in that event, the Committee may hold or apply the same or any part thereof to or for the benefit of such Member, Transfer Employee or the person entitled to such benefits, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

13.05 Payment in Case of Incapacity

In the event that the Committee shall find that a Member, Transfer Employee or other person entitled to receive payment of benefits under the Plan is unable to manage his own affairs because of illness or accident or is a minor, the Committee may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

13.06 Voting and Tendering of Company Securities

(a) For the purposes of voting or responding to bona fide offers with respect to the securities of the Company or its successor held by the Plan (including Company securities that are held in the Trust or in a Suspense Account and are not allocated to a Member’s Account, Transfer Account, or ESOP Account), each Member, Transfer Employee, and Beneficiary whose account is invested in whole or in part in Company securities shall be a “named fiduciary” within the meaning of ERISA section 403(a)(1). The Trustee shall follow the proper directions of the Members, Transfer Employees, and Beneficiaries with respect to such securities in the manner described in this Section.

(b) Before each annual or special meeting of shareholders of the Company, there shall be sent to each Member, Transfer Employee, or Beneficiary to whom shares are allocated under the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Company Shares and other voting securities of the Company credited to his Member’s Account, Transfer Account, and/or ESOP Account. Upon receipt of such instructions, the Trustee shall vote the securities as instructed.

(c) The Trustee shall vote the securities for which no voting instructions are received (including securities that are held in the Trust or in a Suspense Account and are not allocated to a Member’s Account, Transfer Account, or ESOP Account) in the same proportion as the securities for which instructions are received. For this purpose, the Trustee shall aggregate the instructions that it receives with respect to all voting securities of the Company held in the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund, and shall vote all uninstructed securities of the Company held in the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund in the same proportion as the aggregate of the instructed securities.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 56

(d) In the event that a bona fide offer (such as a tender offer or exchange offer) shall be made to acquire any equity securities of the Company held by the Trustee, each Member, Transfer Employee, or Beneficiary shall be entitled to direct the Trustee as to the disposition of the Company securities (including fractional shares) credited to his Member’s Account, Transfer Account, and/or ESOP Account, and to direct the Trustee to take other solicited action on his behalf (excluding the voting of such securities) with respect to such securities allocated to his Member’s Account, Transfer Account, and/or ESOP Account. The Company, with the cooperation of the Trustee, shall use its best efforts to provide each Member, Transfer Employee, or Beneficiary to whom this subsection may apply with a copy of any offer solicitation material generally available to members of the public who hold the securities affected by the offer, or with such other written information as the offeror may provide. Such material shall be provided with a form requesting instructions to the Trustee as to the disposition under the offer of the securities allocated to each Member’s Account, Transfer Account, and/or ESOP Account. Upon receipt of such instructions from the Member, Transfer Employee, or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the securities allocated to the Member’s or Beneficiary’s Member’s Account, Transfer Account, and/or ESOP Account.

(e) The Trustee shall not tender Company securities with respect to which no instructions are received (including securities that are held in the Trust or in a Suspense Account and are not allocated to a Member’s Account, Transfer Account, or ESOP Account) in response to an offer described in subsection (d).

(f) In the case of Company securities that previously had been allocated to an Account under the Plan, the proceeds received upon the acceptance of any offer described in the preceding subsection shall be invested by the Trustee as directed by the Member, Transfer Employee, or Beneficiary to whose Member’s Account, Transfer Account, and/or ESOP Account the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with the provisions of ARTICLE VI of the Plan that apply to the investment of a Member’s or Transfer Employee’s Elective Contributions, After-Tax Contributions, Rollover Contributions, Company-Matching Contributions made in cash and not used to repay an Exempt Loan, or Transfer Contributions. In the case of Company securities that previously had not been allocated to an Account under the Plan, the proceeds received upon the acceptance, if any, of an offer described in the preceding subsection shall be used to repay an outstanding Exempt Loan, reinvested in Company securities, or allocated to Members, Transfer Employees, or Beneficiaries in a manner directed by the Company.

13.07 Voting and Tendering of Verizon Securities

(a) For the purposes of voting or responding to bona fide offers with respect to the securities of Verizon or its successor (“Verizon”) held by the Plan, each Member, Transfer Employee, and Beneficiary whose account is invested in whole or in part in Verizon securities shall be a “named fiduciary” within the meaning of ERISA section 403(a)(1). The Trustee shall follow the proper directions of the Members, Transfer Employees, and Beneficiaries with respect to such securities in the manner described in this Section.

(b) Before each annual or special meeting of shareholders of Verizon, there shall be sent to each Member, Transfer Employee, or Beneficiary to whom shares are allocated under the Verizon Stock Portfolio a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Verizon Shares and other voting securities of Verizon credited to his Accounts. Upon receipt of such instructions, the Trustee shall vote the securities as instructed.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 57

(c) The Trustee shall vote the securities for which no voting instructions are received in the same proportion as the securities for which instructions are received. For this purpose, the Trustee shall aggregate the instructions that it receives with respect to all voting securities of Verizon held in the Verizon Stock Portfolio and shall vote all uninstructed securities of the Verizon held in the Verizon Stock Portfolio in the same proportion as the aggregate of the instructed securities.

(d) In the event that a bona fide offer (such as a tender offer or exchange offer) shall be made to acquire any equity securities of Verizon held by the Trustee, each Member, Transfer Employee, or Beneficiary shall be entitled to direct the Trustee as to the disposition of the Verizon securities (including fractional shares) credited to his Accounts, and to direct the Trustee to take other solicited action on his behalf (excluding the voting of such securities) with respect to such securities allocated to his Accounts. The Company, with the cooperation of the Trustee, shall use its best efforts to provide each Member, Transfer Employee, or Beneficiary to whom this subsection may apply with a copy of any offer solicitation material generally available to members of the public who hold the securities affected by the offer, or with such other written information as the offeror may provide. Such material shall be provided with a form requesting instructions to the Trustee as to the disposition under the offer of the securities allocated to each Member’s or Beneficiary’s Accounts. Upon receipt of such instructions from the Member, Transfer Employee, or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the securities allocated to the Member’s or Beneficiary’s Accounts.

(e) The Trustee shall not tender Verizon securities with respect to which no instructions are received in response to an offer described in subsection (d).

(f) In the case of Verizon securities that previously had been allocated to an Account under the Plan, the proceeds received upon the acceptance of any offer described in the preceding subsection shall be invested by the Trustee as directed by the Member, Transfer Employee, or Beneficiary to whose Accounts the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with the provisions of ARTICLE VI of the Plan that apply to the investment of a Member’s or Transfer Employee’s Elective Contributions, After-Tax Contributions, Rollover Contributions, Company-Matching Contributions made in cash and not used to repay an Exempt Loan or Transfer Contributions.

13.08 Payment of Verizon Shares and Company Shares

In the event a Member, Transfer Employee or a Beneficiary becomes entitled to receive a disbursement from a Member’s Account, ESOP Account, or Transfer Account, part or all of which is invested in the Verizon Stock Portfolio, the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, such person shall be entitled to receive disbursements from the Verizon Stock Portfolio, PAYSOP Shares Fund, or ESOP Shares Fund portion of the Member’s Account, ESOP Account, or Transfer Account in either Verizon Shares and/or Company Shares, respectively, or in cash, whichever such person shall elect, provided that the Member’s or Transfer Employee’s election under this Section 13.08 does not contravene any other applicable provision of the Plan.

13.09 Inability to Locate Members or Transfer Employees

Each Member, Transfer Employee, and Beneficiary entitled to receive a benefit under the Plan shall keep the Committee or the Trustee advised of his current address. Any benefit in respect of which the Trustee has issued a check that has not been presented for payment (a “Pending Payment”) shall be invested in accordance with Section 6.04 pending actual payment, and earnings on such amounts shall be used to reduce the cost of administering the Plan. If the Trustee is unable to locate the payee of a Pending Payment for a period of six (6) months, commencing with the day on which the check is issued, the total amount of the Pending Payment (i.e., exclusive of any earnings) shall be reinstated as an account under

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 58

the Plan on behalf of the Member, Transfer Employee, or Beneficiary with respect to whom the check was issued and shall be invested in the Fidelity Retirement Government Money Market Portfolio (or such other fund as is designated by the Committee from time to time). If the Trustee is unable to locate the Member, Transfer Employee, or Beneficiary for an additional period of six (6) months, the total amount of the Pending Payment shall be forfeited and shall be used to reduce the cost of administering the Plan; provided, that if such Member, Transfer Employee, or Beneficiary makes a claim in writing to the Committee for such benefit after the expiration of such 12-month period, the benefit (exclusive of any earnings or losses after the forfeiture) shall be reinstated. In the event of such reinstatement, payment shall commence to the Member, Transfer Employee, or Beneficiary in the same form as initially applicable, commencing as of the first day of the month next following the expiration of 30 days after the date on which the Committee receives his written claim. Benefits reinstated in any Plan Year shall be derived from forfeitures under this Section for the Plan Year and, to the extent such forfeitures are less than the benefits to be reinstated, from additional Company contributions to the Plan.

13.10 Recovery of Overpayments

The Plan has a right of reimbursement and recovery against any person who receives or holds a payment from the Plan in excess of the amount to which a participant or beneficiary is entitled under the terms of the Plan. The Committee or the Trustee may recover the amount overpaid in any manner determined by the Committee or Trustee to be in the best interests of the Plan, including, but not limited to, by legal action against the recipient and/or holder of the overpayment or by offset against other or future benefits payable to or with respect to the participant or beneficiary under the Plan. The provisions of this section are intended to clarify existing rights of the Plan and apply to all past or future overpayments.

13.11 Savings Clause

In the event any provision of the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision, all other provisions of this Plan shall continue in full force and effect. In the event that the making of any payment or the provision of any other benefit required under the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, such conflict, violation, invalidity, or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and in the event that the making of any payment in full or the provision of any other benefit required under the Plan in full would be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, then such conflict, violation, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, and the maximum payment or benefit that would not be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable shall be made or provided under the Plan.

13.12 Top-Heavy Requirements

(a) This Section shall apply only if the Plan becomes Top-Heavy. The Plan shall be deemed to be “Top-Heavy” if, as of the Determination Date and valuation date coincident therewith, either (1) the aggregate of Members’ Accounts, Transfer Accounts, and ESOP Accounts of Key Employees under the Plan exceeds 60% of the aggregate of Members’ Accounts, Transfer Accounts, and ESOP Accounts of all Employees, or (2) it is included in a Required Aggregation Group for which the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of the analogous sum determined for all Employees. The present values of

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 59

accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan in the Required Aggregation Group during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been in the Required Aggregation Group. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account. The determination of whether a Plan is Top-Heavy shall be made in accordance with Code section 416(g) and the regulations thereunder. If the Plan is Top-Heavy as of any Determination Date, subsections (c) and (d) of this Section shall become effective as of the first day of the Plan Year following that Determination Date.

(b) Definitions. For purposes of this Section, the following definitions shall apply, and shall be interpreted in accordance with Code section 416 and the regulations thereunder: “Compensation” has the meaning ascribed thereto in Section 1.01(a)(13) of the Plan. “Determination Date” means, with respect to any Plan Year, the last day of the next preceding Plan Year. “Company” means the Company (as defined in Section 1.01(a)(10)) and any Affiliate (as defined in Section 1.01(a)(2)). “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. “Required Aggregation Group” means one or more Frontier Plans comprising each Frontier Plan in which a Key Employee is a participant and each Frontier Plan that enables any Frontier Plan in which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or 410. “Top-Heavy Year” means a Plan Year for which the Plan is deemed to be Top-Heavy. “Frontier Plan” means any defined contribution plan or defined benefit plan (including any terminated plan) of the Company that is subject to Code section 416. Unless otherwise specified herein, other terms used in this Section have the respective meanings ascribed thereto by the other provisions of the Plan. References in this Section to provisions “hereof” refer to provision of this Section.

(c) Minimum Contribution Requirements. As of the last day of each Top-Heavy Year, the Company shall make, for each Active Member, (1) the Company contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (2) contributions for such Top-Heavy Year that, when added to the contributions made by the Company for such Active Member (and any forfeitures allocated to his accounts) for such Top-Heavy Year under all other defined contribution plans of the Company, aggregate three percent of his Compensation; provided that (i) the Plan shall meet the requirements of subsections (c) and (d) hereof without taking into account Elective Contributions or other Company contributions attributable to a salary reduction or similar arrangement; and (ii) the Company shall not make contributions to the Plan that, in the aggregate, exceed its then current or accumulated earnings. Company-Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Company-Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company-Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code. The preceding provisions of this subsection shall not apply

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 60

during a Top-Heavy Year to any Active Member who is also covered by a defined benefit Frontier Plan, and such employee shall instead be entitled for such year to a minimum benefit accrual under such defined benefit plan, in accordance with Code Section 416(c)(1).

(d) Vesting Requirements. Effective as of the first day of any Top-Heavy Year, a Member who has completed three years of continuous service, and who is credited with an hour of service in such Top-Heavy Year, shall be fully vested in his Member’s Account and ESOP Account. Any amount vested pursuant to this subsection (d) shall not be forfeitable under provisions that otherwise would be permitted by Code section 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions). Further, if the Plan ceases to be Top-Heavy, thus necessitating a change in the Plan’s benefit structure (including the vesting schedule outlined in the first sentence of this subsection (d)) any Member who has five or more years of service, shall be permitted to elect to remain under the vesting schedule outlined in the first sentence of this subsection (d).

13.13 Multiple-Employer Plan

(a) From time to time, the Plan may be adopted by an employer (for purposes of this Section, a “Cosponsoring Employer”) that is not an Affiliate, provided that such Cosponsoring Employer is an affiliate of the Company within the meaning of ERISA section 407(d)(7). Any adoption of the Plan by a Cosponsoring Employer must be authorized by:

(1) the board of directors (or other governing body) of the Cosponsoring Employer (by written instrument), and

(2) the Board of Directors.

(b) If the Plan is adopted by a Cosponsoring Employer, the Plan shall be administered with respect to the Company, the Participating Affiliates, and any Cosponsoring Employer in accordance with the following special rules:

(1) Except for purposes of Section Error! Reference source not found. and ARTICLE XV, the Cosponsoring Employer shall be treated as a Participating Affiliate;

(2) For purposes of determining the extent to which an Employee of a Cosponsoring Employer is vested in his Account under the Plan, the Company, the Participating Affiliates, and the Cosponsoring Employer shall be treated as a single employer;

(3) For purposes of determining whether the Plan satisfies any applicable coverage or nondiscrimination requirements under the Code or the Plan (such as those set forth in Sections 3.06(d) and 3.07), the portion of the Plan attributable to the Cosponsoring Employer shall not be aggregated with the portion of the Plan attributable to Company and the Participating Affiliates;

(4) For purposes of determining whether the Plan satisfies the requirements of Section 3.05, annual additions attributable to a Cosponsoring Employer shall be aggregated with annual additions attributable to the Company or a Participating Affiliate only to the extent required pursuant to Code section 415(h); and

(5) The Plan shall otherwise be administered in accordance with the provisions of Code section 413(c) to the extent that such provisions apply to the Plan.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 61

ARTICLE XIV.

ESOP PROVISIONS

14.01 Introduction

This Article of the Plan shall be known as the “ESOP.” The ESOP permits the Trustee to borrow amounts to finance the purchase of Company Shares, and provides for the investment of contributions to the Plan, and the Income thereon, in Company Shares, so that Members will have an opportunity to become shareholders of the Company. The ESOP also holds certain Company Shares that are attributable to Verizon Shares that were held under the Consolidated Employee Stock Ownership Plan of GTE Corporation before the merger of a portion of that plan into the Verizon Communications Plan and that were transferred to the Plan from the Verizon Communications Plan. The ESOP shall consist of the ESOP portion of the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund.

The Company intends that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Treasury Regulation § 1.414(l)-1(b)(1). Accordingly, the provisions set forth in the other articles of the Plan shall apply to the ESOP in the same manner as those provisions apply to the Profit-Sharing Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Article.

14.02 Definitions

The following words and phrases, as used in this Article, shall have the following meanings unless a different meaning is plainly required by the context:

(a) “ESOP Account” shall mean an account established pursuant to Section 14.09 to reflect a Member’s or Beneficiary’s interest in the ESOP. A Member’s or Beneficiary’s ESOP Account shall include his interest in the ESOP portion of the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund.

(b) “ESOP Shares Fund” shall mean the investment fund established pursuant to Section 14.11 hereof, for the investment of certain ESOP assets. The ESOP Shares Fund shall include Company Shares that were purchased with an Exempt Loan and Income thereon and the uninvested proceeds of an Exempt Loan, if any. The ESOP Shares Fund shall also include Company Shares that are attributable to Verizon Shares that were purchased with an exempt loan under the Verizon Communications Plan and that were transferred to the Plan from the Verizon Communications Plan and the Income on such shares. The ESOP Shares Fund might also include short-term investment funds (and any earnings thereon) and Company Shares that the Company and the Participating Affiliates contribute directly to the ESOP as a Company-Matching Contribution. The ESOP Shares Fund shall include both ESOP assets that are allocated to Members’ and Beneficiaries’ ESOP Accounts and ESOP assets that are held unallocated in a Suspense Account, if any. The Plan is intended to include the ESOP Shares Fund, notwithstanding the volatility of such fund and notwithstanding extended downturns in the price of Company Shares. The ESOP Shares Fund may not be removed as a Plan investment fund except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(c) “Exempt Loan” shall mean a loan, loan guarantee, or other extension of credit to the ESOP from an individual or entity that is a “party in interest” within the meaning of ERISA section 3(14) or a “disqualified person” within the meaning of Code section 4975(e)(2), provided that the proceeds of

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 62

such extension of credit are used by the Trustee to finance the purchase of Company Shares or to repay an Exempt Loan in accordance with Section 14.12.

(d) “Financed Shares” shall mean Company Shares purchased with the proceeds of an Exempt Loan and held in a Suspense Account. The term shall not include Company Shares that have been released from a Suspense Account and allocated to the ESOP Accounts of Members or Beneficiaries in accordance with Section 14.12.

(e) “PAYSOP Shares Fund” shall mean Company Shares (and other amounts to be reinvested in the fund) that were transferred to the ESOP from the Verizon Communications Plan and that are attributable to Verizon Shares that were transferred to the Verizon Communications Plan in connection with the merger, effective November 15, 1996, with and into such plan of a portion of the Consolidated Employee Stock Ownership Plan of GTE Corporation. Within the PAYSOP Shares Fund, separate accounting shall be maintained for shares attributable to Verizon Shares (or predecessor securities) acquired before August 5, 1989 under any predecessor plan (including the Verizon Communications Plan).

(f) “Qualified Member” shall mean any Member who has completed at least one year of service under the ESOP and has attained age 50. For the purpose of determining whether a Member has completed one year of service under the ESOP, the Member’s years of service in the Plan prior to the effective date of the ESOP shall be taken into account.

(g) “Suspense Account” shall mean an account to which Company Shares purchased with the proceeds of an Exempt Loan (and Income attributable to such Company Shares) shall be allocated until such Company Shares and Income are released from suspense and allocated to the ESOP Accounts of Members or Beneficiaries in accordance with Section 14.12.

14.03 Eligibility

An Eligible Employee shall become a Member of the ESOP as of the date on which such person becomes a Member of the Plan.

14.04 Contributions

(a) Except as otherwise provided in this Section 14.04, the Company and the Participating Affiliates shall make a contribution to the ESOP for each payroll period out of their respective current or accumulated earnings and profits. The contribution by the Company and the Participating Affiliates shall be in an amount that, when increased by the total amount of any forfeitures arising from their respective Employees pursuant to Section 4.04 or 14.08 shall provide an allocation to each Member equal in value to at least the applicable percentage of each Member’s Matched Contributions for such payroll period, subject to Sections 14.06 and 14.07. For purposes of the preceding sentence, the “applicable percentage” used to determine the amount of a Member’s Company-Matching Contribution shall be established as follows:

(1) If a matching contribution is made for a payroll period during the term of a collective bargaining agreement, and the collective bargaining agreement specifies a matching percentage for the collective bargaining unit to which the Member belongs, the matching percentage specified in the collective bargaining agreement shall be the “applicable percentage” with respect to the Member.

(2) If, at the time the matching contribution is made for a payroll period, the collective bargaining agreement that applies to the Member’s collective bargaining unit has expired, the

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 63

most senior Human Resources officer of the Company may (to the extent permitted by the collective bargaining agreement and by applicable labor relations laws) specify a matching percentage for that collective bargaining unit in a written memorandum, and the matching percentage specified in the written memorandum shall be the “applicable percentage” with respect to the Member.

(3) If, at the time the matching contribution is made for a payroll period, no matching percentage is specified for the Member’s collective bargaining unit either in a mid-term collective bargaining agreement described in subsection (a)(1) or in a written memorandum described in subsection (a)(2), the “applicable percentage” with respect to the Member shall be the matching percentage that was in effect for the Member’s collective bargaining unit at the expiration of the most recent collective bargaining agreement.

(4) The “applicable percentage” shall be 75% with respect to a Member who is a nonunion hourly paid Employee.

(5) With respect to a Member who transfers between collective bargaining units or who ceases to be a member of any and all collective bargaining units during a payroll period, the “applicable percentage” shall be determined by applying each “applicable percentage” determined in accordance with subsections (a)(1) through (a)(4), above, to the Elective and After-Tax Contributions made with respect to the period to which it relates.

(6) In no event shall the “applicable percentage” determined under subsection (a)(1), (a)(2), or (a)(3) exceed 82%.

(b) As of the last day of each payroll period (or as of any earlier date specified in subsection (d) or (e), below), Company-Matching Contribution liability shall be determined by the Company and the Trustee. Except as otherwise provided in subsection (d) or (e), below, the Company-Matching Contribution shall be paid in cash or in such other form as is determined by the Company as a settlor function; provided that any contributions made in Company Shares shall have an aggregate fair market value equal to the amount of the Company-Matching Contribution. To the extent the Company-Matching Contribution is made in Company Shares, the shares to be so paid shall have a fair market value determined in accordance with the Trust Agreement.

(c) If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute out of its current or accumulated earnings and profits, for the benefit of the Employees of such Participating Affiliate, an amount equal to such Participating Affiliate’s share of contributions less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(d) For each payroll period (or portion thereof) during which there are Financed Shares in a Suspense Account, the Company-Matching Contribution to the ESOP shall not be less than an amount that is sufficient, when aggregated with dividend payments described in Section 14.10(a), to pay any currently maturing obligations under any Exempt Loan. To the extent permitted by applicable law (including the exempt loan requirements of Code section 4975(d)(2) and ERISA section 408(b)(3), and the regulations thereunder), the total amount of any unused forfeitures arising pursuant to Section 4.04 or 14.08 during periods prior to the payroll period shall be treated as part of the Company-Matching Contribution described in the first sentence of this subsection (d). The Company-Matching Contribution shall be paid in cash to the extent necessary to provide the ESOP with cash sufficient to pay any currently

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 64

maturing obligations under any Exempt Loan. The Company-Matching Contribution shall be paid in one or more installments during the Plan Year to the extent necessary to permit the Trustee to meet the payment schedule for any Exempt Loan. The Company-Matching Contribution described in this subsection (d) shall be made without regard to whether the Company-Matching Contribution exceeds the current or accumulated earnings and profits of the Company and the Participating Affiliates. The value of the Company Shares released from a Suspense Account and allocated to a Member’s ESOP Account as a Company-Matching Contribution by reason of an Exempt Loan payment made pursuant to this subsection (d) for any payroll period (including the portion of such Exempt Loan payment that is attributable to dividends as described in Section 14.10(a)) shall determine whether the Company-Matching Contribution for the payroll period is sufficient to provide eligible Members with allocations whose value is at least equal to the applicable percentage of their Matched Contributions, as described in subsection (a), above. Notwithstanding the foregoing, to the extent that payments to satisfy maturing obligations under an Exempt Loan become due less frequently than each payroll period, there will be a delay between the date when a Company-Matching Contribution is credited to a Member’s ESOP Account and the date when Company Shares are released from the Suspense Account and allocated to fund the Company-Matching Contribution allocable to the Member.

(e) The Company and the Participating Affiliates may make a Company-Matching Contribution to the Profit-Sharing Plan pursuant to Section 3.03 in lieu of all or a portion of the Company-Matching Contribution otherwise required by this Section 14.04; provided that the Company and the Participating Affiliates may not make a Company-Matching Contribution to the Profit-Sharing Plan in lieu of any Company-Matching Contribution that is required to repay an Exempt Loan as described in subsection (d), above. The Company-Matching Contribution otherwise required to be made pursuant to subsection (a) of this Section 14.04 with respect to any Member shall be reduced, dollar for dollar, by the amount of any Company-Matching Contribution that is allocated to the Member’s Account under the Profit-Sharing Plan for the payroll period.

14.05 Payment to Trustee

(a) Except as provided in subsection (b) or (c), below, the Company-Matching Contribution liability with respect to each payroll period, determined as of the last day of such payroll period, may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

(b) Any Company-Matching Contribution made pursuant to Section 14.04(d) shall be paid to the Trustee in time to permit the Trustee to satisfy any currently maturing obligation under any Exempt Loan. The Company may, at its election, make all or any portion of such Company-Matching Contribution (or direct the Trustee to use all or any portion of the dividends described in Section 14.10(a)) in time to permit the Trustee to pre-pay all or a portion of any obligation under an Exempt Loan.

14.06 Limits on Contributions

This Section is intended to satisfy the requirements imposed by Code section 415 and shall be construed in a manner that will effectuate this intent. The provisions of this Section have been superseded by the provisions of ARTICLE XIX. References herein to this Section shall be deemed to be references to applicable provisions of ARTICLE XIX.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 65

14.07 Limits on Company-Matching Contributions

(a) Company-Matching Contributions to the ESOP for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2) and regulations and any other guidance issued by the Secretary of the Treasury thereunder. Testing shall be performed on the basis of the current year. If the contribution percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(m)(2), the following rules shall apply:

(1) The amount of the excess aggregate contributions (determined in accordance with Code section 401(m)(6)(B)) for the Plan Year, and any Income allocable to such contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year, and with respect to distributed or forfeited Matched After-Tax Contributions, any related Company-Matching Contributions to the ESOP shall be forfeited to the extent required to comply with this Section and Treasury Regulation § 1.401(a)(4)-4.

(2) Any distribution in accordance with subsection (a)(1), above, shall be made to Members who are Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Member. Such distributions shall be made notwithstanding any other provision of the Plan.

(b) To the extent that a Company-Matching Contribution is used to repay an Exempt Loan as described in Section 14.04(d), a Member’s contribution ratio for a Plan Year shall be determined by reference to the amount of such Company-Matching Contribution that is made with respect to the Member rather than by reference to the value of the Company Shares that are released from a Suspense Account and allocated to the Member’s ESOP Account by reason of such Company-Matching Contribution.

(c) The determination of the amount of excess aggregate contributions under subsection (a), above, for any Plan Year shall be made using the process described in Section 3.07(b), but without regard to any After-Tax Contributions or Company-Matching Contributions allocated to a Member’s Account under the Profit-Sharing Plan for the Plan Year.

14.08 Vesting and Forfeitures

(a) A Member’s vested interest in all amounts allocated to his ESOP Account shall be determined in accordance with ARTICLE IV of the Plan.

(b) A Member who is not 100% vested in all amounts allocated to his ESOP Account shall forfeit the nonvested portion of his ESOP Account as of his Termination Date. Company Shares that were allocated to the Member’s ESOP Account from a Suspense Account as provided in Section 14.12 shall be forfeited only after all other assets allocated to the Member’s ESOP Account have been forfeited. If the Member subsequently returns to employment with the Company or an Affiliate before he incurs a five-year Period of Severance, his ESOP Account shall be restored if he satisfies the requirements of Section 4.03.

14.09 ESOP Accounts

(a) A separate account shall be established for each Member, known individually as the ESOP Account and collectively as the ESOP Accounts, which shall be maintained on behalf of such Member until he has terminated his membership or with respect to a former Member until the funds in his ESOP Account have been entirely paid out to the former Member, his Beneficiary or his estate in

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 66

accordance with the provisions of the ESOP. Each Member shall be furnished a statement of his ESOP Account at least annually. The statement of a Member’s ESOP Account may be combined with the statement of his Member’s Account or Transfer Account under the Plan.

(b) Each ESOP Account shall consist of the Member’s interest in the ESOP portion of the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund. As of the close of business of each business day, each ESOP Account and each Suspense Account shall be allocated a share of the Income, respectively, of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, and the PAYSOP Shares Fund (whether it be a gain or a loss), as determined by the Trustee, which shall bear the same proportion to the entire Income, respectively, of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, and the PAYSOP Shares Fund for such prior day as the amount allocated to such Funds in such ESOP Account or Suspense Account bears to the total amount allocated to such Funds in all of the ESOP Accounts and Suspense Accounts; provided that, dividends on Company Shares that will be used to make a payment on an Exempt Loan pursuant to Section 14.10(a) may be held unallocated under the Plan until such time as the payment is made, but in no event later than the last day of the Plan Year. If the Income of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, or the PAYSOP Shares Fund for a day includes dividends that have been (or that are to be) paid or distributed to a Member or Beneficiary in accordance with Section 14.10, the amount of any such dividend paid or distributed (or scheduled to be paid or distributed) to such Member or Beneficiary for a day shall be subtracted from the Income allocated to such Member’s or Beneficiary’s ESOP Account for such day.

(c) Within each ESOP Account, separate accounting shall be maintained of the ESOP portion of the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund, and within each such investment fund, separate accounting shall be maintained of the investment in each of (a) Elective Contributions, (b) After-Tax Contributions, (c) Rollover Contributions, (d) vested Company-Matching Contributions, and (e) nonvested Company-Matching Contributions. Each such separate subaccount shall include the gains and losses thereon. Within each Transfer Account, separate accounting shall be maintained of the investment in the Company Shares Fund of Transfer Contributions, and the gains and losses thereon. For purposes of this subsection (d), gains or losses shall be deemed to include contributions, withdrawals and forfeitures, as applicable, and other credits and charges allocable under the provisions of the Plan.

(d) Neither the Company nor any Participating Affiliate guarantees that the market value of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, or the PAYSOP Shares Fund will be equal in value to the purchase price of the assets of the Funds or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Member assumes all risk of any decrease in the value of the ESOP Shares Fund, the Company Shares Fund, and the PAYSOP Shares Fund.

14.10 Payment of Dividends

(a) Except as otherwise provided in subsection (b)(1), below, the Company may direct the Trustee to use any cash dividend to make payments on an Exempt Loan, provided that the cash dividend is paid with respect to Company Shares that are held by the ESOP on the record date for such dividend. This subsection (a)(1) shall apply both to dividends paid with respect to Company Shares that are allocated to the ESOP Shares Fund portion of a Member’s or Beneficiary’s ESOP Account and to dividends paid with respect to Company Shares that are held in a Suspense Account. In addition, to the extent directed by the Company, this subsection (a)(1) shall apply to dividends paid with respect to Company Shares that were transferred to the ESOP from the Company Shares Fund of the Profit-Sharing Plan, that are attributable to amounts transferred to the Verizon Communications Plan from the Consolidated Employee Stock Ownership Plan of GTE Corporation (a tax-credit employee stock

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 67

ownership plan) and then transferred to the Plan from the Verizon Communications Plan, or that were transferred to the ESOP from any other tax-qualified defined contribution plan sponsored by the Company or an Affiliate, provided that such Company Shares either were acquired with the proceeds of an Exempt Loan or are attributable to Verizon Shares that were acquired before August 5, 1989, by the employee stock ownership plan portion of the Verizon Communications Plan, the Consolidated Employee Stock Ownership Plan of GTE Corporation, or another employee stock ownership plan.

(2) To the extent that any dividend is paid with respect to Company Shares that are allocated to an ESOP Account on the record date for such dividend, and such dividend is used to make a payment on an Exempt Loan in accordance with subsection (a), above, Company Shares with a fair market value not less than the amount of the dividend shall be allocated to the ESOP Account for the Plan Year for which the dividend would have been allocated to the ESOP Account.

(3) When exercising its authority pursuant to subsection (a)(1), above, the Company is exercising its business judgment and is not acting as a fiduciary of the Plan.

(b) To the extent that any cash dividend is paid with respect to Company Shares in the ESOP Account of any Member, any Retired Member, or any Beneficiary that are allocated on the record date for such dividend to the portion of the PAYSOP Shares Fund attributable to Verizon Shares acquired before August 5, 1989 and transferred to the Plan from the Verizon Communications Plan, the Member may elect, in a form and manner prescribed by the Committee (including reliance on any election in effect prior to the Effective Date under the Verizon Communications Plan), (A) that dividends payable with respect to such Company Shares be paid or distributed to him or (B) that such dividends be allocated to his ESOP Account. If the Member or Beneficiary is eligible to make but fails to make the election described in this subsection (b)(1), the dividends payable with respect to the Company Shares for which no such election is made shall be allocated to his ESOP Account rather than paid or distributed to him. To the extent permissible, dividends that are not paid to such Member or Beneficiary pursuant to this subsection (b)(1) may be used to make payments on an Exempt Loan pursuant to subsection (a), above.

(2) Except to the extent otherwise provided in subsection (b)(1), above, to the extent that any cash dividend is paid with respect to Company Shares that are allocated on the record date for such dividend to the ESOP Account of any Member, any Retired Member, or any Beneficiary, and such dividend is not used to make a payment on an Exempt Loan in accordance with subsection (a), above, the dividend shall be paid to such Member or Beneficiary or shall be allocated to the member’s ESOP Account, as elected by the Member or Beneficiary in a form and manner prescribed by the Committee (including reliance on any election in effect prior to the Effective Date under the Verizon Communications Plan). If the Member or Beneficiary is eligible to make but fails to make the election described in this subsection (b)(2), the dividends payable with respect to Company Shares for which no such election is made shall be allocated to his ESOP Account rather than paid or distributed to him. To the extent such allocated dividends are paid with respect to the non-vested portion of a Member’s ESOP Account, the dividends shall be fully vested upon reinvestment and shall not be subject to the vesting requirements of ARTICLE IV. The Member or Beneficiary may revoke, in a form and manner prescribed by the Committee, the election described in this subsection (b)(2). Any election or revocation of a prior election pursuant to this subsection (b)(2) shall apply with respect to the first dividend whose record date is on or after the date the election or revocation is received by the Trustee, and shall remain in effect with respect to all subsequent dividends until it is revoked in accordance with this subsection (b)(2).

(3) For purposes of this subsection (b), where a dividend is to be paid to a Member or a Beneficiary rather than allocated to his ESOP Account, the dividend (A) shall be paid in cash to the Member or Beneficiary, or (B) shall be paid to the ESOP and distributed in cash to the Member or Beneficiary no later than 90 days after the close of the Plan Year in which the dividend is paid.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 68

(4) Any dividend that is paid or distributed to a Member or Beneficiary in accordance with this subsection (b) shall not be subject to the provisions of Section 14.14.

14.11 ESOP Shares Fund, Company Shares Fund, and PAYSOP Shares Fund

(a) Company-Matching Contributions allocated to a Member’s or Beneficiary’s ESOP Account shall be credited either to the ESOP Shares Fund or the ESOP portion of the Company Shares Fund; provided that if a Company-Matching Contribution (or any portion thereof) is paid in cash and is not used to pay an Exempt Loan, such cash shall be invested by the Trustee as directed by the Member or Beneficiary to whom the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with the provisions of ARTICLE VI of the Plan; and provided further that Company Shares released from a Suspense Account in any Plan Year shall be credited entirely to the ESOP Shares Fund.

(b) The ESOP is designed to invest primarily in qualifying employer securities, as defined in Code section 4975(e)(8). Accordingly, the ESOP Shares Fund, the Company Shares Fund, and the PAYSOP Shares Fund shall consist principally of Company Shares. The Trustee shall purchase such shares required as a result of dividends and other distributions received with respect to Company Shares (other than dividends used to repay an Exempt Loan or paid or distributed to Members and Beneficiaries in accordance with Section 14.10) in the open market or by private purchase, including purchase from the Company.

(c) Any such purchase from the Company shall be at a price per share determined in accordance with the Trust Agreement. Dividends and other distributions received with respect to Company Shares (other than dividends used to repay an Exempt Loan or paid or distributed to Members and Beneficiaries in accordance with Section 14.10) shall be invested in Company Shares as soon as practicable, except as otherwise provided in this Article.

(d) Nothing in this Section or in Section 14.12, shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (1) the proceeds of any Exempt Loan, until such proceeds are used to acquire Company Shares, or to repay all or any portion of an Exempt Loan; (2) cash dividends received on Company Shares held in the ESOP Shares Fund, the Company Shares Fund, or the PAYSOP Shares Fund, until such dividends are applied to repay an Exempt Loan, are distributed to Members or Beneficiaries, or are invested in Company Shares; and (3) such other amounts as may be required for the proper administration of the Trust.

(e) A Member may direct the Trustee to invest all or any part of the amounts allocated to the Member’s PAYSOP Shares Fund that are attributable to after-tax employee contributions in any Fund or any permitted combination of Funds, in accordance with the provisions of ARTICLE VI of the Plan that apply to the investment of Plan contributions.

14.12 Exempt Loan Provisions

(a) Authority to Obtain an Exempt Loan. The Company may direct the Trustee to obtain an Exempt Loan from time to time in order to finance the acquisition of Company Shares or to refinance a prior Exempt Loan. An Exempt Loan shall be primarily for the benefit of Members of the ESOP and their Beneficiaries and shall satisfy the conditions set forth in this Section.

(b) Terms of the Exempt Loan. An Exempt Loan shall bear a reasonable rate of interest, shall be for a specific term, and shall not be payable on demand except in the event of default. Any collateral pledged to the lender by the Trustee shall consist only of the Financed Shares purchased with

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 69

the proceeds of the Exempt Loan, or Financed Shares purchased with the proceeds of a prior Exempt Loan that is being refinanced; provided that this sentence shall not be construed to prevent the Company from guaranteeing repayment of the Exempt Loan. Any pledge of Financed Shares shall provide for the release of the shares so pledged as the Trustee makes payments on the Exempt Loan and allocates the shares to Members’ ESOP Accounts. Under the terms of the Exempt Loan, the lender shall have no recourse against assets of the ESOP except with respect to (1) the Financed Shares pledged to secure the Exempt Loan, (2) Company-Matching Contributions (other than contributions of Company Shares) that are made to the ESOP to meet its obligations under the Exempt Loan, and (3) earnings attributable to the Financed Shares or to the investment of the Company-Matching Contributions.

(c) Use of Loan Proceeds. The Trustee shall use the proceeds of an Exempt Loan, within a reasonable time after their receipt by the ESOP, only for one or more of the following purposes: (1) to acquire Company Shares; (2) to repay the Exempt Loan; or (3) to repay a prior Exempt Loan. Until the proceeds of an Exempt Loan are used as described in the preceding sentence, the Trustee may invest such proceeds in cash or cash equivalents or other short-term investments in accordance with Section 14.11(d). The Trustee shall pay no more than “adequate consideration” (within the meaning of ERISA section 3(18)) for any Company Shares acquired with the proceeds of an Exempt Loan. In order to preserve an orderly market in Company Shares, to the extent that the Trustee purchases Company Shares with the proceeds of an Exempt Loan, the Trustee shall purchase such Company Shares only by private purchase from the Company, at a price per share determined in accordance with the Trust Agreement; provided that if the Company is not able to offer to the Trustee the number of Company Shares that the Trustee wishes to purchase in any transaction, the Trustee may purchase in the open market or by private purchase from a party other than the Company those shares (and only those shares) that it was not able to obtain by private purchase from the Company.

(d) Suspense Account. Financed Shares acquired by the ESOP with the proceeds of an Exempt Loan shall be allocated to a Suspense Account. Such Financed Shares shall be released from the Suspense Account only as the Trustee makes payments on the Exempt Loan, and shall be allocated to the ESOP Accounts of Members or Beneficiaries who are eligible under Section 14.04 to receive an allocation of Company-Matching Contributions, or who are eligible under Section 14.10 to receive an allocation to replace dividends that were used to repay the Exempt Loan. The number of Financed Shares to be released from the Suspense Account in each Plan Year for allocation to ESOP Accounts shall be determined according to the method set forth in subsection (d)(1) below, unless the Company expressly provides that the method set forth in subsection (d)(2) below, shall apply with respect to a particular Exempt Loan.

(1) General Rule. The number of Financed Shares held in the Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on the Exempt Loan projected to be made for all future Plan Years. The number of future Plan Years under the Exempt Loan shall be determined without regard to possible extensions or renewal periods, and the interest to be paid in future Plan Years shall be computed by using the interest rate in effect as of the end of the current Plan Year.

(2) Special Rule. The Company may direct at the time the Exempt Loan is obtained (or the terms of the Exempt Loan may provide) that Financed Shares will be released from the Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan. This method may be used only to the extent that the following conditions are satisfied: (A) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 70

years; (B) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Exempt Loan repayment period does not exceed ten years, even in the event of a renewal, extension, or refinancing of the Exempt Loan.

(e) Repayment of Exempt Loan. The payments of principal and interest on an Exempt Loan (other than payments made pursuant to Section 14.12(g) by reason of a default) shall be made by the Trustee (as directed by the Company) only from Company-Matching Contributions to the ESOP (other than contributions of Company Shares), from earnings attributable to such Company-Matching Contributions, and from any dividends received by the Trust on the Company Shares held by the ESOP (including earnings on such dividends). The Trustee shall account separately for such Company-Matching Contributions, earnings, and dividends until the Exempt Loan is repaid. To the extent that dividends on Company Shares are used to repay the Exempt Loan in accordance with Section 14.10, such dividends shall be used first to repay the principal amount of the Exempt Loan; dividends shall be used to pay interest on the Exempt Loan only to the extent that the aggregate amount of the dividends used to repay the Exempt Loan in any Plan Year exceeds the amount of the principal payment due on the Exempt Loan for that Plan Year.

(f) Allocations to ESOP Accounts. The Company Shares that are released from a Suspense Account in any Plan Year shall be allocated to Members’ and Beneficiaries’ ESOP Accounts in the following order:

(1) Each Member’s ESOP Account shall be credited with Company Shares whose fair market value (determined in accordance with the Trust Agreement as of the date of allocation to the ESOP Account), equals the value of the Company-Matching Contribution that such Member is eligible to receive under the Plan for the Plan Year (reduced by the amount of any Company-Matching Contribution that the Member has received or is entitled to receive under the Profit-Sharing Plan for the Plan Year, and by the amount of any Company-Matching Contribution that is allocated directly to the Member’s ESOP Account for the Plan Year); and

(2) Each Member’s or Beneficiary’s ESOP Account shall be credited with Company Shares whose fair market value (determined in accordance with the Trust Agreement as of the date of allocation to the ESOP Account), equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Company Shares allocated to the Member’s or Beneficiary’s ESOP Account for the Plan Year; and

(3) Any remaining Company Shares shall be used to provide an additional Company-Matching Contribution for the Plan Year, calculated by increasing the matching percentage specified in Section 14.04 to the extent necessary to provide for the allocation of such Company Shares to Members’ ESOP Accounts. Except as provided in the following paragraph, the Company Shares released from a Suspense Account for any Plan Year shall be allocated to Members’ and Beneficiaries’ ESOP Accounts as of the end of the Plan Year in which they are released. The allocation described in the preceding sentence shall be made as soon as practicable after the end of the Plan Year (or on such earlier dates as shall be required under Section 14.10).

If the Trustee uses a Company-Matching Contribution to make a payment on an Exempt Loan after the end of a Plan Year but on or before the time prescribed in Code section 404(a)(6), the Company may direct that some or all of the Company Shares released from a Suspense Account by reason of the payment shall be applied to satisfy the Company-Matching Contribution obligation for the Plan Year preceding the Plan Year in which the payment is made, and that the Company Shares so applied shall be allocated to Members’ ESOP Accounts as of the end of such preceding Plan Year.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 71

If the Company Shares released from a Suspense Account in any Plan Year are not sufficient to provide the allocations described in subsections (f)(1) or (f)(2) above, the Company and the Participating Affiliates shall make an additional contribution to the ESOP in an amount sufficient to complete such allocations. The total amount of any forfeitures arising pursuant to Section 4.04 or 14.08 for a Plan Year, to the extent that such forfeitures have not previously been allocated to a Member’s or Beneficiary’s account or used to repay an Exempt Loan, shall be treated as part of the additional contribution described in the preceding sentence. An additional contribution made in order to provide the allocation described in subsection (f)(1) above, shall be treated as a Company-Matching Contribution, in accordance with Section 14.04(d); an additional contribution made in order to provide the allocation described in subsection (f)(2) above, shall be treated as a dividend.

(g) Requirements in the Event of Default. In the event of default on the Exempt Loan, the value of the ESOP assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a party in interest (as defined in ERISA section 3(14)) or a disqualified person (as defined in Code section 4975(e)(2)), the Exempt Loan shall provide for a transfer of ESOP assets on default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the Exempt Loan; provided that a party in interest or disqualified person shall not be considered a “lender” for the purposes of this sentence solely because such party in interest or disqualified person guaranteed the Exempt Loan.

(h) Put Options. Except as provided in this subsection, no employer security acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while it is held by and when it is distributed from the ESOP. If an employer security acquired with the proceeds of an Exempt Loan is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, the security shall be subject to a put option that permits the Member or Beneficiary to resell the security to the Company during the 15-month period following the distribution of the security. The provisions of this subsection shall apply whether or not the ESOP is an employee stock ownership plan at the time the employer security is held or distributed. For purposes of this Section, the term “employer security” includes Verizon Shares and Company Shares that were transferred to the Plan from the Verizon Communications Plan and that were previously acquired with or are attributable to other employer securities previously acquired with the proceeds of an Exempt Loan (under this Plan, the Verizon Communications Plan, or any predecessor plan).

14.13 Other Securities Acquisition Loans

Notwithstanding any other provision of the ESOP, if the Company or an Affiliate receives a loan that is designed to qualify as a “securities acquisition loan” within the meaning of Code section 133(b)(1)(B), and if, within 30 days, Company Shares are transferred to the ESOP in an amount equal to the proceeds of such loan, such Company Shares shall be allocable to the accounts of eligible Members within one year of the date of such loan. A securities acquisition loan described in this Section shall not be an Exempt Loan, and shall not be subject to the requirements of Section 14.12.

14.14 Benefits On Termination

(a) Except as otherwise provided in subsection (b) or (c), below, the vested portion of a Member’s or Beneficiary’s ESOP Account shall be distributed at the same time and in the same manner as his Member’s Account is distributed in accordance with ARTICLE VIII of the Plan. Except as otherwise provided in subsection (b), below, a Member or Beneficiary may not elect a time or form of payment, or designate a Beneficiary, with respect to his ESOP Account that differs from the time or form of payment that he has elected, or the Beneficiary that he has designated, with respect to his Member’s Account. The

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 72

election and consent requirements set forth in ARTICLE VIII of the Plan shall apply to a Member’s or Beneficiary’s ESOP Account in the same manner and to the same extent that such requirements apply to his Member’s Account. In determining whether a Member’s or Beneficiary’s vested account balance exceeds $3,500, the Member’s or Beneficiary’s ESOP Account shall not be considered separately, but shall be added to his Member’s Account and Transfer Account.

(b) A Member or Beneficiary may elect, in accordance with Section 8.02(b)(1), that his ESOP Account shall be distributed in Company Shares rather than in cash; provided, however, that the value of fractional shares (determined after aggregating the Member’s Account with the ESOP Account) shall be paid in cash. A Member or Beneficiary may elect to receive Company Shares from his ESOP Account only if he has elected to have his Member’s Account and his ESOP Account distributed in a single sum or in installment payments. A Member or Beneficiary who elects to receive his benefit in an annuity option in accordance with a Schedule hereto shall be deemed to have elected to receive his ESOP Account in cash rather than in Company Shares.

14.15 Withdrawal Rights

Except as otherwise provided in this Section, a Member may withdraw amounts from his ESOP Account subject to the same rules as apply to withdrawals from the Member’s Account under ARTICLE IX of the Plan. Withdrawals from a Member’s ESOP Account shall be subject to the following additional rules:

(a) A Member may not withdraw a portion of his ESOP Account unless he has first withdrawn all amounts then available for withdrawal under the Profit-Sharing Plan.

(b) Withdrawals from a Member’s ESOP Account shall be payable in cash unless the Member elects to receive the withdrawal in Company Shares.

14.16 Diversification Transfers

(a) Any Qualified Member may elect to transfer the portion of his ESOP Account subject to Section 6.02(b) (that is, Company-Matching Contributions made after the Effective Date and used to repay an Exempt Loan or made after the Effective Date in the form of Company Shares) and Income thereon into any investment choice available under ARTICLE VI of the Plan in accordance with this Section. An election to make a transfer under this Section may only be made after a Member becomes a Qualified Member and may only be made once each Plan Year if the Qualified Member has not attained age 55. Subject to the foregoing, such an election may be made at any time during the Plan Year. A transfer election made by a Qualified Member in accordance with this Section will be processed during the Plan Year in which the election is made (or as soon as administratively practicable thereafter).

(b) For a Member who has not attained age 55, the amount eligible to be transferred under this Section shall be 50% percent of the portion of his ESOP Account subject to Section 6.02(b) and Income thereon (in whole percentage amounts), less any amount that has been transferred in accordance with a prior election under this Section.

(c) For a Member who has attained age 55, the amount eligible to be transferred under this Section shall be 100% percent of the portion of his ESOP Account subject to Section 6.02(b) and Income thereon (in whole percentage amounts).

(d) Notwithstanding any other provision of this Section, a Qualified Member may not transfer amounts otherwise subject to this Section that have been allocated to his ESOP Account but that

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 73

have not yet been contributed to the Plan or released from the Suspense Account pursuant to Section 14.12(d).

14.17 Voting and Tendering of Company Securities

All Company securities held under the ESOP shall be voted and tendered as provided in Section 13.06.

14.18 Loans to Members

A Member may borrow from his ESOP Account only to the extent provided in Section 7.01(d).

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 74

ARTICLE XV.

SPECIAL PROVISIONS RELATING TO BUSINESS EVENTS

15.01 Definitions

The following capitalized words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context.

(1) “Affected Unit” shall mean a Participating Affiliate or a business unit thereof (including, but not limited to, a facility, division, subsidiary, or any portion thereof), (i) in the case of a divestiture or a joint venture, that is transferred to a Successor Employer, or (ii) in the case of a Plant Closing, whose employees separate from service with the Company as a result of the Plant Closing.

(2) “Article XV Employee” shall mean a Member employed by an Affected Unit immediately before the applicable Closing Date or whose employment was terminated in advance of the Closing Date in anticipation of the applicable divestiture, joint venture, or Plant Closing.

(3) “Closing Date” shall have the same meaning, in the case of a divestiture, as that term or a substantially similar term has in the Agreement of Purchase and Sale relating to the Affected Unit. In the case of a joint venture, “Closing Date” shall be the date as of which the Affected Unit is transferred to the joint venture entity pursuant to the joint venture formation agreement. In the case of a Plant Closing, “Closing Date” shall mean the date of the Plant Closing.

(4) “Involuntary Termination” shall mean a severance from employment with the Successor Employer and its affiliates after the Closing Date for any reason other than (1) a voluntary resignation (other than retirement) or (2) a discharge for cause.

(5) “Plant Closing” shall mean the cessation by the Company or a Participating Affiliate of operations at any plant or establishment.

(6) “Special Provisions” shall mean the features described in Section 15.04.

(7) “Successor Employer” shall mean, in the case of a divestiture, the purchaser of an Affected Unit and, in the case of a joint venture, the joint venture entity. The concept of Successor Employer does not apply to Plant Closings.

15.02 Application

In the event of (a) a divestiture through a sale of stock, a sale of assets only, or a sale of substantially all of the assets and liabilities of a Participating Affiliate or a business unit thereof, (b) a joint venture between the Company or a Participating Affiliate or a business unit thereof and another entity, or (c) a Plant Closing, the Committee shall determine what Special Provisions shall be available to some or all Article XV Employees. In the event of a divestiture or joint venture, the Committee shall make this determination in accordance with the applicable Agreement of Purchase and Sale or joint venture formation agreement, if any. In the event of a Plant Closing, the only Special Provisions that shall be available are the Vesting Provisions and the Company-Matching Contribution Provisions. The Committee shall record this determination in a written memorandum to the senior Human Resources officer of the Affected Unit.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 75

The Special Provisions represent features that the Company has on occasion made available in the past. The Board reserves the right to amend the Plan, by written resolution, to make different or additional features available in the future.

Except to the extent provided in a written memorandum of the Committee invoking one or more of the Special Provisions, the rights of Article XV Employees shall be governed by the regular provisions of the Plan as set forth in Articles I through XIV and any applicable Schedule.

15.03 Capacity of Committee

When acting pursuant to this Article, the Committee is exercising its business judgment in its capacity as a representative of the Company and not as a fiduciary of the Plan. Each exercise of authority under this Article shall constitute an amendment of the Plan with respect to the affected Article XV Employees. The Committee is under no obligation to treat similarly situated employees similarly, to offer similar Special Provisions to employees affected by the same or a different divestiture, joint venture, or Plant Closing, or otherwise to exercise its authority under this Article in a consistent manner.

15.04 Special Provisions

The Committee may, but need not, make one or more of the following features available to some or all of the Article XV Employees affected by a particular divestiture, joint venture, or Plant Closing:

(a) Vesting Provisions

The Committee may make either or both of the following vesting features available. The feature described in subsection (a)(1) below, shall be known as the “Last-Day Vesting Provision,” and the feature described in subsection (a)(2) below, shall be known as the “Immediate Vesting Provision.”

(1) Last-Day Vesting. An Article XV Employee who transfers employment to the Successor Employer as of the Closing Date and who (A) is employed by the Successor Employer or its affiliates on December 31 of the calendar year in which the Closing Date occurs, or (B) effects an Involuntary Termination from employment with the Successor Employer and its affiliates after the Closing Date but before December 31 of the calendar year in which the Closing Date occurs, shall be fully vested as of December 31 of such calendar year in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account or ESOP Account as of that date, without regard to the Article XV Employee’s years of Vesting Service.

(2) Immediate Vesting. An Article XV Employee shall be fully vested as of the Closing Date in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account or ESOP Account as of that date or any subsequent date, without regard to his years of Vesting Service.

(b) Company-Matching Contribution Provisions

The Committee may make either of the following allocation features available. The feature described in subsection (b)(1) below, shall be known as the “Last-Day Allocation Provision,” and the feature described in subsection (b)(2) below, shall be known as the “Immediate Grant Provision.”

(1) Last-Day Allocation. Company-Matching Contributions shall be allocated, as of the last day of the Plan Year in which the Closing Date occurs, to the Members’ Accounts or ESOP Accounts of Article XV Employees who (A) are employed by the Successor Employer and its affiliates

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 76

on that date, (B) retire after the Closing Date but before the last day of the Plan Year in which the Closing Date occurs, or (C) effect Involuntary Terminations from employment by the Successor Employer and its affiliates after the Closing Date but before the last day of the Plan Year in which the Closing Date occurs. It is contemplated that this Last-Day Allocation Provision is consistent with the requirement in section 1.401(k)-1(d)(4)(i) of the Treasury Regulations, where applicable, that the Successor Employer not maintain the portion of the Plan that covers the affected Article XV Employees.

(2) Immediate Grant. Company-Matching Contributions shall be allocated, as of the last day of the Plan Year in which the Closing Date occurs, to the Members’ Accounts or ESOP Accounts of Article XV Employees who are employed by the Affected Unit immediately before the Closing Date.

Under either allocation provision, the Company-Matching Contribution shall be based on the Matched Contributions allocated to the Members’ Accounts or ESOP Accounts of the eligible Article XV Employees on or before the Closing Date and shall be allocated in accordance with the allocation provision for Company-Matching Contributions set forth in Section 3.03 or Section 14.04. The Company-Matching Contribution shall be paid to the Trustee in accordance with the payment provisions of Section 3.04 or Section 14.05, or, at the election of the Committee, no later than 90 days following the date designated by the Committee as the allocation date.

(c) Loan Repayment Provision

The Committee may make either of the following loan repayment features available to an Article XV Employee who has an outstanding Loan as of the Closing Date. The feature described in subsection (c)(1) below, shall be known as the “Loan Retention Repayment Provision,” and the feature described in subsection (c)(2) below, shall be known as the “Loan Transfer Repayment Provision.”

(1) Loan Retention Repayment. In the event the promissory note evidencing the Loan is not transferred to the Successor Employer, an Article XV Employee may continue repaying the Loan through payroll deductions with the Successor Employer and its affiliates, or in the event the Successor Employer does not provide for such payments, through direct payments to the entity responsible for administering the Loan.

(2) Loan Transfer Repayment. In the event the promissory note evidencing the Loan is to be transferred to the Successor Employer, an Article XV Employee may make any Loan repayments that come due between the Closing Date and the promissory note transfer date in accordance with the repayment method in effect as of the Closing Date.

Under either repayment provision, an Article XV Employee may continue repaying the Loan until the earliest of the following: (A) the date on which the last Loan repayment is due under the repayment schedule and default provisions in effect on the Closing Date, (B) the date on which the Article XV Employee receives a distribution of his entire account balance under the Plan, (C) the fifth anniversary of the Closing Date, or (D) the date on which the Article XV Employee ceases to receive compensation from the Successor Employer and its affiliates. If an Article XV Employee keeps a Loan outstanding as provided in this subsection (c), but has not repaid the total amount of principal and accrued interest on the note as of the close of the period during which his Loan is outstanding, he shall be deemed to have elected a withdrawal, equal to the principal amount of and accrued interest on the note. This deemed withdrawn amount then shall be applied to satisfy the note held in his Loan Account and to reduce the Article XV Employee’s Member’s Account, Transfer Account, and/or ESOP Account balance. To the extent that the Article XV Employee’s Member’s Account, Transfer Account, and/or ESOP Account is insufficient to pay all amounts due and owing on the note, the Article XV Employee shall be personally liable for the deficiency.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 77

(d) Two-Year Distribution Provision

(1) The Committee may make available the distribution provision described in subsection (d)(2) below, only if (A) the divestiture or joint venture constitutes the sale of a subsidiary or the sale of substantially all of the assets of a trade or business; (B) the affected Article XV Employees are employed by the Successor Employer or its affiliates after the divestiture or after the date on which the Affected Unit is transferred to the joint venture entity; (C) the Company continues to maintain the portion of the Plan that covers the affected Article XV Employees; (D) the Successor Employer does not maintain the portion of the Plan that covers the affected Article XV Employees; and (E) the distribution otherwise satisfies the requirements of Code section 401(k)(10). The Successor Employer shall not be deemed to maintain the portion of the Plan that covers the affected Article XV Employees solely because the Committee determines that the Last-Day Allocation Provision described in Section 15.04(b)(1), above, shall be made available to some or all Article XV Employees. The Committee may, at its election, provide that the distribution provision in subsection (d)(2) below, will become effective with respect to a particular Affected Unit only if the Internal Revenue Service issues a favorable determination letter or private letter ruling with respect to the application of the provision to that Affected Unit.

(2) During the period beginning on the Closing Date, and ending on a date determined by the Committee in its sole discretion, but not later than the last day of the second Plan Year following the Plan Year in which the Closing Date occurs, an Article XV Employee who has not terminated service with the Successor Employer and its affiliates may elect to receive a distribution of his entire vested Member’s Account, Transfer Account, and ESOP Account balance under the Plan in a lump sum, provided that the Article XV Employee also elects to receive a lump-sum distribution of his entire account balance under any other stock bonus plan or profit-sharing plan that is qualified under Code section 401(a) and that is maintained by the Company or an Affiliate. An Article XV Employee who elects to receive a distribution pursuant to this Section 15.04(d) must satisfy the spousal consent requirements, if any, that are applicable to his Member’s Account, Transfer Account, and/or ESOP Account.

(e) Cash-Out Provision

(1) The Committee may make available the cash-out provision described in subsection (e)(2), below, only if (a) the divestiture or joint venture constitutes the sale of a subsidiary or the sale of substantially all of the assets of a trade or business; (B) the affected Article XV Employees are employed by the Successor Employer or its affiliates after the divestiture or after the date on which the Affected Unit is transferred to the joint venture entity; (C) the Company continues to maintain the portion of the Plan that covers the affected Article XV Employees; (D) the Successor Employer does not maintain the portion of the Plan that covers the affected Article XV Employees; and (E) the distribution otherwise satisfies the requirements of Code section 401(k)(10). The Successor Employer shall not be deemed to maintain the portion of the Plan that covers the affected Article XV Employees solely because the Committee determines that the Last-Day Allocation Provision described in Section 15.04(b)(1), above, shall be made available to some or all Article XV Employees. The Committee may, at its election, provide that the distribution provision in subsection (e)(2), below, will become effective with respect to a particular Affected Unit only if the Internal Revenue Service issues a favorable determination letter or private letter ruling with respect to the application of the provision to that Affected Unit.

(2) If the entire vested Member’s Account, Transfer Account, and ESOP Account balance of an Article XV Employee does not exceed $3,500 as of the date immediately after the date on which any special allocation and vesting provisions applicable to the Article XV Employee under Section 15.04(a) and Section 15.04(b) have been given effect, the Article XV Employee shall receive a distribution of his entire vested Member’s Account, Transfer Account, and ESOP Account balance in a

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 78

lump sum as soon as administratively practicable after that date, provided that the Article XV Employee’s entire vested Member’s Account, Transfer Account, and ESOP Account balance does not exceed $3,500 as of the date of such distribution and that he does not have an undistributed account balance in any other stock bonus plan or profit-sharing plan maintained by the Company or an Affiliate.

(f) Withdrawal Provision

(1) Subject to all of the terms and conditions of ARTICLE IX (including, but not limited to, the hardship withdrawal restrictions) except those provisions that require a Member to be an “Employee” on the date of the withdrawal, an Article XV Employee may withdraw all or any portion of his vested Member’s Account, Transfer Account, and/or ESOP Account balance under the Plan in accordance with subsection (f)(2) below.

(2) The Committee may make any of the following withdrawal features available. The feature described in paragraph (A), below, shall be known as the “Two-Year Withdrawal Provision”; the feature described in paragraph (B), below, shall be known as the “Open-Ended Withdrawal Provision”; and the feature described in paragraph (C), below, shall be known as the “Asset Transfer Withdrawal Provision.”

(A) Two-Year Withdrawal. An Article XV Employee’s right to withdraw his vested Member’s Account, Transfer Account, and/or ESOP Account shall terminate on the date on which the Article XV Employee becomes eligible to receive a distribution in accordance with Section 15.04(d).

(B) Open-Ended Withdrawal. An Article XV Employee’s right to withdraw his vested Member’s Account, Transfer Account, and/or ESOP Account shall terminate on the date on which the Article XV Employee separates from service with the Successor Employer’s controlled group and does not return to employment with the Company or its affiliates.

(C) Asset Transfer Withdrawal. In the event plan assets are to be transferred to the Successor Employer, an Article XV Employee’s right to withdraw his vested Member’s Account, Transfer Account, and/or ESOP Account shall terminate on the asset transfer date, as determined by the Committee, or such earlier date, if any, designated by the Committee.

(g) Asset Transfer Provision

(1) During the period that begins 10 business days before an Article XV Employee’s asset transfer date, as determined by the Committee, and that ends on his asset transfer date, the Article XV Employee’s right to transfer his account balance between Funds pursuant to Section 6.02 shall be suspended. The Trustee shall convert the assets allocated to the Article XV Employee’s account (excluding any promissory note reflecting an outstanding Loan) to cash.

(2) As of an Article XV Employee’s asset transfer date, the account and related assets maintained under the Plan for the Article XV Employee shall be transferred, in accordance with Code sections 401(a)(12) and 414(l), to the qualified defined contribution plan designated by the Successor Employer.

15.05 Termination From Employment

For purposes of Section 15.04(d), an Article XV Employee who transfers employment to the Successor Employer shall not be considered to have separated from service with the Company and the Affiliates at the time of his transfer, but following his transfer an Article XV Employee shall not be

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 79

considered an Employee and shall not accrue vesting service. An Article XV Employee shall be considered to have separated from service with the Company and the Affiliates for all purposes when the Article XV Employee, on or after the Closing Date, separates from service with the Successor Employer and its affiliates.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 80

ARTICLE XVI.

PROVISIONS RELATING TO THE ECONOMIC GROWTH AND TAX RELIEF

RECONCILIATION ACT OF 2001

The special interim provisions relating to the Economic Growth and Tax Relief Reconciliation Act of 2001 have been incorporated into the appropriate provisions of the Plan as set forth herein.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 81

ARTICLE XVII.

ADDITIONAL MINIMUM DISTRIBUTION REQUIREMENTS

17.01 General Rules

(a) This Article applies for purposes of determining required minimum distributions for distribution calendar years on and after the Effective Date.

(b) The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c) All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(d) Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

17.02 Time and Manner of Distribution

(a) The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(b) If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Member’s surviving spouse is the Member’s sole designated beneficiary, then, except as provided in subsections (d) and (e) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(2) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, then, except as provided in subsections (d) and (e) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4) If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 17.02(b), other than Section 17.02(b) (1), will apply as if the surviving spouse were the Member. For purposes of this Section 17.02(b) and Section 17.04, unless Section 17.02(b)(4) applies, distributions are considered to begin on the Member’s required beginning date. If Section 17.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 17.02(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 82

surviving spouse before the date distributions are required to begin to the surviving spouse under Section 17.02(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 17.03 and 17.04 of this Article. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(d) If the Member dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 17.02(b), but the Member’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death. If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to either the Member or the surviving spouse begin, this election will apply as if the surviving spouse were the Member. This subsection (d) will apply to all distributions unless the life expectancy rule is elected by the Member or designated beneficiary in accordance with subsection (e) below.

(e) A Member or beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 17.02(b), 17.02(d), and 17.04(b) applies to distributions after the death of a Member who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 17.02(b), or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving spouse’s) death. If neither the Member nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 17.02(b), 17.02(d), and 17.04(b).

17.03 Required Minimum Distributions During Member’s Lifetime

(a) During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(2) if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year.

(b) Required minimum distributions will be determined under this Section beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 83

17.04 Required Minimum Distributions After Member’s Death

(a) Death on or after Date Distributions Begin. If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated beneficiary, determined as follows:

(1) The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2) If the Member’s surviving spouse is the Member’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(4) If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin

(1) Except as provided in Sections 17.02(d) and (e), if the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the remaining life expectancy of the Member’s designated beneficiary, determined as provided in Section 17.04(a).

(2) If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3) If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 17.02(b)(1), this Section 17.04(b) will apply as if the surviving spouse were the Member.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 84

17.05 Definitions

The following words and phrases as used in this Article XVII shall have the following meaning unless a different meaning is plainly required by context.

(a) Designated beneficiary. The individual who is designated as the beneficiary under Section 8.05 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 17.02(b). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d) Member’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required beginning date. The applicable date specified in Section 8.06(a) of the Plan (exclusive of Section 8.06(a)(3)).

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 85

ARTICLE XVIII.

PROVISIONS RELATING TO THE FINAL 401(k) AND 401(m) REGULATIONS

18.01 Introduction

(a) This Article is intended to implement applicable requirements of final regulations under Code sections 401(k) and 401(m), as revised by Treasury Decision 9169 (as amended, the “Final 401(k) Regulations”). This Article is intended as good faith compliance with the requirements of the Final 401(k) Regulations and shall be construed in accordance with such regulations, the mandatory provisions of which are incorporated herein.

(b) The provisions of this Article will take precedence over any inconsistent provisions of the Plan.

18.02 Vesting

Section 4.01(a) provides that Elective Contributions are always fully vested and nonforfeitable. The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code section 411(a)(2). However, the Plan shall otherwise take a Member’s Elective Contributions into account in determining the Member’s vested benefits under the Plan, including for purposes of (a) determining whether a Member has a nonforfeitable right to contributions under the Plan for purposes of forfeitures; (b) applying provisions requiring the repayment of distributions to have forfeited amounts restored; and (c) to the extent applicable, applying the provisions of Code sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) (“the rule of parity”).

18.03 Distributions

(a) In addition to the reasons described in Section 9.01(a)(1), a distribution under the Plan is deemed to be on account of an immediate and heavy financial need of a Member who is an Employee if the distribution is for one of the following reasons:

(1) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents; or

(2) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) For purposes of the Plan, a Member is considered to have a severance from employment when the Member ceases to be an Employee. An Employee does not have a severance from employment if, in connection with a change of employment, the individual’s new employer maintains the Plan (or a portion thereof) with respect to the individual.

(c) The Plan will not transfer the portion of a Member’s Account attributable to Elective Contributions to another plan unless the Savings Plan Administrator reasonably determines that the other plan satisfies Code section 401(k)(2)(B) with respect to the transferred amounts or unless the transfer is a direct rollover or is an elective transfer of otherwise distributable amounts.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 86

18.04 Actual Deferral Percentage (ADP) Test

(a) The Plan does not provide for qualified nonelective contributions and therefore is not subject to any limitations with respect to such contributions.

(b) The actual deferral ratio, as defined in Treasury Regulation section 1.401(k)-2(a)(3) of any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to such Member’s accounts under two or more cash or deferred arrangements described in Code section 401(k) that are maintained by the Company or any Affiliate shall be determined as if such Elective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company or any Affiliate that have different plan years, then all Elective Contributions made during the plan year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.

18.05 Adjustment to ADP Test

Distributions of excess contributions must be adjusted for income (gain or loss). The Savings Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(a) The Savings Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Member’s accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because such income is determined on a date that is no more than seven days before the distribution.

(b) The Savings Plan Administrator may allocate income to excess contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1) Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2) Any additional amount of such contributions made for the Plan Year.

18.06 Actual Contribution Percentage (ACP) Test

The provisions of this Section apply only to the extent that the Plan is not a collectively bargained plan that is considered to automatically satisfy the ACP test pursuant to Treasury regulation section 1.401(m)-1(b)(2).

(a) Disproportionate Matching Contribution Limit. A Company-Matching Contribution with respect to an Elective Contribution or After-Tax Contribution for a Plan Year is not taken into account under the ACP test for an Employee who is not a Highly Compensated Employee (an “NHCE”) to the extent it exceeds the greatest of:

(1) 5% of the NHCE’s Code section 414(s) compensation for the Plan Year;

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 87

(2) the sum of the NHCE’s Elective Contributions and After-Tax Contributions for the Plan Year; and

(3) the product of two times the Plan’s “representative matching rate” and the sum of the NHCE’s Elective Contributions and After-Tax Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions and/or After-Tax Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Company or any Affiliate on the last day of the Plan Year and who make Elective Contributions and/or After-Tax Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the Company-Matching Contributions made for such Employee divided by the sum of the Employee’s Elective Contributions and After-Tax Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions and After-Tax Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that the sum of an Employee’s Elective Contributions and After-Tax Contributions equals 6% of Code section 414(s) compensation.

(b) Disproportionate QNEC Limit. The Plan does not provide for qualified nonelective contributions and therefore is not subject to any limitations with respect to such contributions.

(c) The actual contribution ratio, as defined by Treasury Regulation section 1.401(m)-2(a)(3), for any Member who is a Highly Compensated Employee and who is eligible to have Company-Matching Contributions or After-Tax Contributions allocated to his or her account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the Company or any Affiliate, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, then all Company-Matching Contributions and After-Tax Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans.

18.07 Adjustment to ACP Test

(a) Distributions of excess aggregate contributions must be adjusted for income (gain or loss). For the purpose of this Section, “income” shall be determined and allocated in accordance with the provisions of Section 18.05(a), except that such Section shall be applied by substituting “excess aggregate contributions” for “excess contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

(b) The Plan does not provide for qualified nonelective contributions as a method for correcting a failed ACP test.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 88

ARTICLE XIX.

PROVISIONS RELATING TO THE FINAL 415 REGULATIONS

19.01 Introduction

(a) This Article is intended to implement applicable requirements of final regulations under Code section 415, as revised by Treasury Decision 9319 published on April 5, 2007 (as amended, and including any successor regulations, the “Final 415 Regulations”). The provisions of this Article are intended as good faith compliance with the requirements of the Final 415 Regulations and shall be construed and applied in accordance with such regulations. This Article shall not be construed in a manner that would impose limitations that are more stringent than those required by Code section 415.

(b) The provisions of this Article supersede Sections 3.05 and 14.06 and shall take precedence over any inconsistent provisions of the Plan. Subject to any specific optional elections made in this Article, the mandatory provisions of Code section 415 and the Final 415 Regulations are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.

19.02 Limits on Contributions

(a) Except to the extent permitted by subsection (b) below and Plan provisions implemented in accordance with Code section 414(v) and notwithstanding any other provision to the contrary in the Plan, the annual addition with respect to a Member’s Account under the Plan in any Limitation Year shall not exceed the lesser of:

(1) $40,000 or such other dollar amount as is set forth in section 415(c)(1)(A) of the Code (as adjusted by the Secretary of the Treasury or his delegate for increases in the cost-of–living under section 415(d) of the Code); or

(2) 100% (or such other percentage as is set forth in section 415(c)(1)(B) of the Code) of the Member’s Total Compensation for the Limitation Year.

(b) If no more than one-third of the Company-Matching Contributions for a Limitation Year that are deductible under Code section 404(a)(9) are allocated to Members who are Highly Compensated Employees, the limitation imposed by subsection (a) above shall not apply to:

(1) forfeitures of Company Shares that were acquired with or are attributable to Verizon Shares acquired with the proceeds of an Exempt Loan as described in Code section 404(a)(9)(A), or

(2) Company-Matching Contributions that are deductible under Code section 404(a)(9)(B) and that are charged against a Member’s Account.

If allocations for a Limitation Year would cause more than one-third of the Company-Matching Contributions that are deductible under Code section 404(a)(9) to be allocated to Highly Compensated Employees, such allocations may be reduced or eliminated, in a manner prescribed by the Committee that is consistent with applicable laws and regulations, to the extent necessary to prevent the limit on allocations to Highly Compensated Employees from being exceeded.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 89

19.03 Definitions

The terms “annual addition,” “Total Compensation” and “Limitation Year” as used in this Article shall have the meanings given to them below:

(a) The term “annual addition” means the sum of Employer contributions, excluding employee elective deferrals, allocated to a participant’s account; Employee contributions, including elective deferrals; and forfeitures allocated to a Member’s Account, but reduced by any amount permitted by the Final 415 Regulations. The term annual addition shall also include any amount allocated to an individual medical account as described in Code section 415(l), and any amount allocated to a key employee’s post-retirement medical benefit account, as described in Code section 419A(d); provided, however, that any amount described in this sentence shall not be subject to the percentage-of-compensation limit in subsection 19.02(a)(2) above. Except as provided in Section 19.02(b), the term “annual addition” also includes any Company-Matching Contributions of principal and interest used to repay an Exempt Loan for the Limitation Year. For purposes of the immediately preceding sentence, the amount of the annual addition shall be determined by reference to the amount of the Company-Matching Contribution used to repay an Exempt Loan rather than by reference to the value of the Company Shares released from a Suspense Account and allocated to a Member’s ESOP Account for the Limitation Year. The term “annual addition” shall not include any dividend paid with respect to Company Shares that are held in a Suspense Account or allocated to a Member’s ESOP Account. The term “annual addition” also shall not include the value of any Company Shares that are allocated to a Member’s ESOP Account in accordance with Section 14.12 to replace any dividends that are used to make payments on an Exempt Loan.

(b) “Total Compensation” for the purposes of this Article shall have the meaning given to it under subsection (1) below, subject to the timing rules of subsection (2):

(1) “Total Compensation” means the compensation of the Member from the Company or an Affiliate, including the Member’s wages, salary, and other amounts received or made available for personal services actually rendered. Income from sources outside the United States that is otherwise excluded from the gross income of a Member for federal income tax purposes shall be considered as “Total Compensation.” Any amount that would qualify as compensation but for the Member’s agreement to forgo receipt of compensation pursuant to Code sections 401(k), 125, or 132(f)(4) shall be treated as “Total Compensation” for purposes of the Plan. “Total Compensation” does not include deferred compensation, stock options, and other distributions that receive special tax benefits, and shall not include any salary continuation payments that an Employee receives from the Company or an Affiliate following severance from employment. A Member’s Total Compensation for any Limitation Year shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for the such year (as adjusted pursuant to Code section 401(a)(17)(B)).

(2) Timing Rules. For these purposes, Total Compensation generally includes only compensation paid before severance from employment, as defined in section 1.415(a)-1(f)(5) of the Final 415 Regulations, except that compensation for these purposes shall also include the following:

(A) Regular Pay. Total Compensation shall include amounts paid by the later of 2 1/2 months after a Member’s severance from employment with the Company or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts (1) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (2) would have been paid to the Member prior to the severance from employment if the Member had continued in the Company’s or Affiliate’s employment.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 90

(B) Leave Cash-Outs. Total Compensation includes amounts paid by the later of 2 1/2 months after a Member’s severance from employment with the Company or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the Member would have been entitled to use if employment had continued.

(C) Military Service. Total Compensation also includes payments to an individual who does not currently perform services for the Company or Affiliate by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Company’s or Affiliate’s employment instead of entering qualified military service.

(c) “Limitation Year” shall mean the Plan Year.

19.04 Corrections

(a) Notwithstanding any provision of the Plan to the contrary, the Plan may correct an annual addition in excess of the limitation under this Article in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any superseding guidance (“EPCRS”). In accordance with the provisions of section 6.06(2) of EPCRS, the annual addition to the Member’s Account for a Limitation Year shall be reduced in the order and manner described in section 6.06(2) of EPCRS to the extent necessary to reduce such annual addition to an amount that does not exceed the limitations imposed by this Article. At each level of correction, the correction shall first be made to the Profit Sharing Plan and then to the ESOP.

(b) If a Member is covered by any other plan aggregated pursuant to Section 19.05, and if the annual addition for the Limitation Year would otherwise exceed the amount that may be applied for the Member’s benefit under the limitation contained in this Article, such excess shall be allocated first to the plan in which the participant last participated during the Limitation Year and, if the total contributions to such plan are less than the excess, then to the preceding plan, and so on until the entire excess is allocated among the plans aggregated for purposes of this Article. Within each plan, the excess allocated to the plan shall be reduced in the order of correction described in section 6.06(2) of EPCRS. If a Member participated in more than one such plan at the same time, the excess shall be allocated among such plans in the same ratio as the annual additions allocated to such plans.

(c) To the extent permitted by Code section 415, the Final 415 Regulations, and as described in EPCRS, amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account shall be used to offset and reduce any subsequent Employer contributions of whatever nature other than elective deferrals, before any further Employer contributions may be made to the Plan on behalf of Members.

19.05 Aggregation of Plans

For purposes of this Article, all defined contribution plans (whether or not terminated and including any plans under which annual additions are allocated) of the Company and the Affiliates shall be treated as one defined contribution plan; provided that for the purpose of applying the definition of “Affiliate” in Section 1.01(a)(2) and Code sections 1563(a), 414(b), and 414(c) to this Article, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent.”

* * * * *

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE 91

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.

SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

SCHEDULE 1

Participating Affiliates

Frontier Communications Corporate Services Inc.

1-1

SCHEDULE A

SPECIAL PROVISIONS RELATING TO INDIVIDUALS

WHO PARTICIPATED IN THE VERIZON COMMUNICATIONS PLAN

IMMEDIATELY BEFORE THE EFFECTIVE DATE

A.01 Introduction

This SCHEDULE A shall apply solely to Eligible Employees, Inactive Members, and Beneficiaries who were “members” or “beneficiaries” in the Verizon Communications Plan immediately prior to the Effective Date and who are considered “Spinco Employees” under the Employee Matters Agreement, dated as of May 13, 2009, by and between Verizon Communications Inc., New Communications Holdings Inc., and Frontier Communications Corporation (collectively, the “Verizon Communications Plan Members,” and individually, a “Verizon Communications Plan Member”).

Except as specifically provided in this SCHEDULE A, the rights of Verizon Communications Plan Members shall be governed by the terms of the Plan as set forth herein.

A.02 Transfer from the Verizon Communications Plan

On the Effective Date, or as soon as practicable thereafter, the Plan shall accept the direct trustee-to-trustee transfer of each Verizon Communications Plan Member’s accounts from the Verizon Communications Plan and the assets related thereto, provided the transfer is effected in accordance with Section 12.03.

A.03 Carryover of Elections, Designations, and Notices

(a) Effective as of the Effective Date, Elective Contributions, After-Tax Contributions, and catch-up contributions shall be made to the Plan on behalf of a Verizon Communications Plan Member who is an Eligible Employee in accordance with the Member’s elections with respect to such contributions that were in effect immediately before the Effective Date under the Verizon Communications Plan (taking into account any suspension for hardship withdrawals and subject to the limitations under Sections 3.01(d), 3.05, 3.06, and 3.12 and any subsequent contribution election in accordance with Section 3.01(e)).

(b) Elective Contributions, After-Tax Contributions, catch-up contributions, and Rollover Contributions and Company-Matching Contributions not subject to Section 6.02(b) that are made to the Plan on behalf of a Verizon Communications Plan Member after the Effective Date shall be invested in accordance with his investment election for future contributions in effect immediately before the Effective Date with respect to his similar contributions to the Verizon Communications Plan; provided that contribution investment elections for the Verizon Stock Portfolio shall be changed to the Company Shares Fund. Such investment elections shall remain in effect until the Verizon Communications Plan Member directs otherwise in accordance with Section 6.01(c).

(c) The balance of a Verizon Communications Plan Member’s accounts under the Verizon Communications Plan that are transferred to the Plan as of the Effective Date shall be invested, as of or as soon as administratively practicable after such date, in one or more Funds available under the Plan in accordance with the manner in which such accounts were invested immediately before the Effective Date in the similar or predecessor funds available under the Verizon Communications Plan or in such other manner as is determined by the Plan Administrator.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-1

(d) A Verizon Communications Plan Member’s Beneficiary designation in effect under the Verizon Communications Plan immediately before the Effective Date shall apply under the Plan until changed or revoked in accordance with Section 8.05.

(e) Other elections, designations, and notices of a Verizon Communications Plan Member under the Verizon Communications Plan as of the Effective Date shall apply under the Plan to the extent provided in guidelines established by the Plan Administrator.

A.04 Additional Forms of Benefit and Other Features

(a) Any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Verizon Communications Plan immediately prior to the Effective Date shall continue to be available under the Plan for a Verizon Communications Plan Member, but only with respect to the portion of such Member’s Accounts (including any Transfer Account) transferred to the Plan from the Verizon Communications Plan.

(b) A Verizon Communications Plan Member’s Transfer Account, and the earnings accrued thereon following the transfer of such account to the Plan, shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417 or other applicable sections of the Code, and any requirements imposed by Code sections 401(a)(11) and 417 or other applicable sections of the Code, as of the Effective Date, with respect to any portion of such Transfer Account under the Verizon Communications Plan shall continue to apply to such amount (and the earnings thereon) following the transfer to the Plan.

(c) The provisions of Schedule A to the Verizon Communications Plan (including those provisions relating to Transfer Accounts and S&I Accounts, as applicable) shall continue to apply, to the extent applicable, to Verizon Communications Plan Members who were “Prior Plan Members” as defined in such Schedule to the Verizon Communications Plan. For convenience of reference, such provisions are set forth in Exhibit I to this Schedule A to the Plan. For purpose of such Exhibit, references to the “Prior Plan” mean the GTE Corporation Savings, Investment & Tax-Deferral Plan for Hourly Employees, as in effect on August 31, 1993, or as of any later date on which a Member’s Account was transferred from the Prior Plan to the Verizon Communications Plan.

(d) Except as provided in subsections (a), (b), and (c), above, a Verizon Communications Plan Member shall receive his entire benefit under the Plan, including the vested portion of his Transfer Account, if any, in accordance with the provisions of ARTICLE VIII hereof.

(e) To the extent provided in guidelines established by the Plan Administrator and communicated to the Trustee, specified features of the Verizon Communications Plan shall be preserved for specified Verizon Communications Plan Members. Except as specifically provided in such guidelines, Verizon Communications Plan Members shall be subject to all of the terms of this Plan.

A.05 Vesting

(a) A Verizon Communications Plan Member’s vested interest in amounts transferred to the Plan and attributable to profit sharing contributions to the Verizon Communications Plan and/or other amounts transferred to such plan shall be determined in accordance with the terms of the Verizon Communications Plan as in effect as of the Effective Date, the provisions of which are incorporated herein by this reference.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-2

(b) The vested interest of a Verizon Communications Plan Member in amounts transferred to the Plan from the Verizon Communications Plan shall in no event be less than his vested interest in such amounts under the Verizon Communications Plan immediately before such transfer.

(c) The Vesting Service of a Verizon Communications Plan Member as of the Effective Date shall include such Member’s Vesting Service under the Verizon Communications Plan as of the Effective Date.

A.06 Accounts

The Plan Administrator shall allocate the balance from a Verizon Communications Plan Member’s account in the Verizon Communications Plan to and among the Member’s Account, ESOP Account, and other accounts and subaccounts in the Plan to the extent such Accounts most closely correspond to the account from the Verizon Communications Plan from which such amounts originated.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-3

EXHIBIT I TO SCHEDULE

A SPECIAL PROVISIONS RELATING TO INDIVIDUALS

WHO WERE MEMBERS IN THE PRIOR PLAN ON A TRANSFER DATE

A.01 Introduction

To the extent provided in any collective bargaining agreement between the Company or a Participating Affiliate and a collective bargaining agent, or to the extent provided in any resolution of the board of directors of a Participating Affiliate, the accounts and related assets of individuals who have become Eligible Employees under the Plan shall be transferred from the Prior Plan to the Plan. The date as of which any transfer described in the preceding sentence takes place with respect to an individual’s account shall be the individual’s “Transfer Date.”

This Schedule A shall apply solely to individuals who were Members or Transfer members in the Prior Plan on their Transfer Date (collectively, the “Prior Plan Members,” and individually, the “Prior Plan Member”), and whose accounts under the Prior Plan are transferred to the Plan in accordance with the preceding paragraph. Unless specifically provided in this Schedule A, the rights of Prior Plan Members shall be governed by the other terms of the Plan including any other applicable Schedule.

A.02 Contribution and Investment Elections

(a) A Prior Plan Member who will be an Active Member on the Transfer Date may, within a reasonable time before the Transfer Date, file a new Compensation Deferral Agreement and/or After-Tax Contribution Agreement to be effective as of the Transfer Date. If a Prior Plan Member does not file a new Compensation Deferral Agreement and/or After-Tax Contribution Agreement as provided in the preceding sentence, Elective and/or After-Tax Contributions shall be made on his behalf to the Plan effective as of the Transfer Date in accordance with the Member’s elections with respect to Elective and/or After-Tax Contributions that are in effect as of the Transfer Date under the Prior Plan.

(b) At the time a Prior Plan Member files a new Compensation Deferral Agreement and/or After-Tax Contribution Agreement pursuant to subsection (a), above, the Prior Plan Member shall designate the Funds in which the Elective and/or After-Tax Contributions that are made on his behalf are to be invested. If a Prior Plan Member fails to make such a designation with respect to Elective and After-Tax Contributions that are made on his behalf after the Transfer Date, such contributions shall be invested in the Fidelity Retirement Government Money Market Portfolio until the Prior Plan Member directs otherwise in accordance with Section 6.01.

(c) The balance of a Prior Plan Member’s accounts under the Prior Plan shall be invested, as of the Transfer Date, in one or more Funds available under the Plan in accordance with the Prior Plan Member’s investment election with respect to his Prior Plan accounts. If the Prior Plan Member has not, as of the Transfer Date, made an investment election with respect to the balance of his Prior Plan accounts, such amounts shall be invested as described below, or in such other manner as the Committee may, in its sole discretion, determine, until the Prior Plan Member elects to transfer such amounts in accordance with Section 6.02:

(1) Amounts invested in the Verizon Stock Portfolio (or its predecessor) under the Prior Plan shall remain invested in the Verizon Stock Portfolio under the Plan;

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-4

(2) Amounts invested in the Income Portfolio under the Prior Plan shall be transferred to the Conservative Strategy Portfolio under the Plan;

(3) Amounts invested in the Fidelity U.S. Equity Index Collective Trust Fund under the Prior Plan shall remain invested in the Fidelity U.S. Equity Index Collective Trust Fund under the Plan;

(4) Amounts invested in the Fidelity Broad Market Duration Collective Trust under the Prior Plan shall be transferred to the Conservative Strategy Portfolio under the Plan.

A.03 Additional Forms of Benefit

(a) The annuity options that are available under this Section A.03 shall apply to a Prior Plan Member only if he has completed at least one Hour of Service after August 22, 1984, and he satisfies the other requirements set forth below.

(b) The following definitions shall apply for purposes of this Section A.03:

(1) “Single Life Annuity” shall mean a single life annuity, based on the applicable portion of a Prior Plan Member’s accounts under the Plan, providing equal monthly payments solely for the life of the Prior Plan Member.

(2) “Joint and 50% Survivor Annuity” shall mean a joint and survivor annuity, based on the applicable portion of a Prior Plan Member’s accounts under the Plan, providing equal monthly payments to the Prior Plan Member for life, and after his death, monthly payments to his Spouse (if then living) for life in an amount equal to one half of the monthly amount payable to the Prior Plan Member.

(3) “Joint and 100% Survivor Annuity” shall mean a joint and survivor annuity, based on the applicable portion of a Prior Plan Member’s Transfer Account under the Plan, providing equal monthly payments to the Prior Plan Member for life, and after his death, monthly payments to his Beneficiary (if then living) for life in an amount equal to the monthly amount payable to the Prior Plan Member.

(4) “Spouse’s Annuity” shall mean a single life annuity, based on the applicable portion of a Prior Plan Member’s accounts under the Plan, providing equal monthly payments solely for the life of the surviving Spouse.

(5) “Period Certain Annuity” shall mean a single life annuity based on the applicable portion of a Prior Plan Member’s accounts under the Plan, providing equal monthly payments solely for the life of the Prior Plan Member; provided that if the Prior Plan Member dies before receiving 120 monthly payments, his designated Beneficiary shall receive monthly payments in the same amount payable to the Prior Plan Member for a period equal to the difference between 120 months and the number of months for which the Prior Plan Member received payments.

(6) “Period Certain Joint and Survivor Annuity” shall mean a joint and survivor annuity based on the applicable portion of a Prior Plan Member’s accounts under the Plan, providing equal monthly payments to the Prior Plan Member for life, and after his death, monthly payments to his Spouse (if then living) for life in an amount equal to one-half of the monthly amount payable to the Prior Plan Member; provided that if the Prior Plan Member dies before receiving 120 monthly payments, his surviving Spouse shall receive monthly payments equal to the amount payable to the Prior Plan Member for a period equal to the difference between 120 months and the number of months for which the Prior

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-5

Plan member received payments, and thereafter shall receive monthly payments in the reduced amount described in the preceding clause.

(c) (1) If a Prior Plan Member ceases to be an Employee on his Retirement Date and the value of his vested account balance exceeds $3,500, in addition to the optional forms of benefit available under Article VIII, he shall be eligible to elect to receive his entire benefit under the Plan as follows:

(A) In the form of a Single Life Annuity or a Period Certain Annuity, if the Prior Plan Member is not married on his Benefit Commencement Date; or

(B) In the form of a Joint and 50% Survivor Annuity or a Period Certain Joint and Survivor Annuity, if the Prior Plan Member is married on his Benefit Commencement Date.

(2) A Prior Plan Member may elect one of the annuities described in paragraph (1)(A) or (1)(B), above, only during the 180-day period ending on his Benefit Commencement Date and after the Prior Plan Member receives the notice described in Section 8.03(a). A Prior Plan Member’s election under this Section A.03(c) also shall be subject to the following limitations:

(A) A Prior Plan Member’s election of a Single Life Annuity, a Period Certain Annuity, or a Joint and 50% Survivor Annuity under this Section A.03(c) shall be irrevocable.

(B) A Prior Plan Member’s election of a Period Certain Joint and Survivor Annuity shall comply with the notice and spousal consent requirements described in Section A.03(d) with respect to a Prior Plan Member’s Transfer Account.

(C) If a Prior Plan Member has made a valid election of a Period Certain Joint and Survivor Annuity under this Section A.03(c), he may, within the 180-day period ending on his Benefit Commencement Date, revoke his election and elect instead to receive his entire benefit under the Plan in the form of a Joint and 50% Survivor Annuity. A Prior Plan Member’s election of a Joint and 50% Survivor Annuity in accordance with the preceding sentence shall be irrevocable.

(D) If a Prior Plan Member elects to receive his benefit under this Section A.03(c), he shall not be entitled to change his Benefit Commencement Date.

(3) If a Prior Plan Member dies after making an election under this Section A.03(c) and before his Benefit Commencement Date, his benefit under the Plan shall be payable as follows:

(A) If the Prior Plan Member is not married as of his date of death, his entire benefit under the Plan shall be payable in a lump sum in cash to his designated Beneficiary as soon as practicable after the Committee receives written notification of the Prior Plan Member’s death together with any other information the Committee deems necessary; provided, however, that the designated Beneficiary may elect to receive the benefit in one of the optional forms of benefit set forth in Section 8.02(b).

(B) If the Prior Plan Member is married as of his date of death, his surviving Spouse shall be entitled to a Spouse’s Annuity based on the Prior Plan Member’s entire benefit under the Plan, commencing on (i) the first day of the month following the month in which the Prior Plan Member dies, or (ii) if the surviving Spouse so elects, the first day of any subsequent month, provided that the surviving Spouse may elect to receive the benefit in a lump sum in cash or in one of the optional forms of benefit set forth in Section 8.02(b) in lieu of the Spouse’s Annuity. If the surviving Spouse dies before his

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-6

benefit under this paragraph (B) begins, the benefit payable to the Spouse shall be paid in a lump sum in cash to the Spouse’s estate.

(d) (1) If a Prior Plan Member has a Transfer Account in the Plan, the portion of his benefit under the Plan that is attributable to his Transfer Account shall be payable in the following form, unless the Prior Plan Member elects otherwise:

(A) In the form of a Single Life Annuity, if the Prior Plan Member is not married as of his Benefit Commencement Date; or

(B) In the form of a 50% Joint and Survivor Annuity, if the Prior Plan Member is married as of his Benefit Commencement Date.

The remaining portion of the Prior Plan Member’s benefit under the Plan shall be payable in accordance with ARTICLE VIII or Section A.03(c)

(2) If a Prior Plan Member who is described in paragraph (1), above, dies before his Benefit Commencement Date and is married on his date of death, his surviving Spouse shall be entitled to receive a Spouse’s Annuity, based on the Prior Plan Member’s Transfer Account, commencing on (A) the first date of the month following the month in which the Prior Plan Member dies, or (B) if the surviving Spouse so elects, the first day of any subsequent month. Notwithstanding the preceding sentence, a Prior Plan Member’s surviving Spouse shall not be entitled to a Spouse’s Annuity if the Prior Plan Member has waived the Spouse’s Annuity as provided in paragraph (4) below. The survivor benefit that is payable with respect to the remaining portion of the Prior Plan Member’s benefit under the Plan shall be determined in accordance with ARTICLE VIII or Section A.03(c).

(3) A Prior Plan Member may elect to waive the benefit payable under paragraph (1), above, and to receive the portion of his benefit that is attributable to his Transfer Account in one of the following optional forms:

(A) In a lump sum in cash;

(B) In a lump sum in Verizon Shares, to the extent his Transfer Account is invested in GTE Shares, with the balance in cash;

(C) In annual installments in cash of approximately equal amounts to be paid out of his Transfer Account for a period of 2 to 10 years, as the Prior Plan Member elects, provided that if he dies before the payment of his last installment, the remaining installments shall be paid to his designated Beneficiary;

(D) In the form of Single Life Annuity;

(E) In the form of Joint and 100% Survivor Annuity;

(F) In the form of a Period Certain Annuity; or

(G) In the form of a Period Certain Joint and Survivor Annuity.

(4) A Prior Plan Member also may elect to waive the Spouse’s Annuity described in paragraph (2), above, and to elect instead to have his designated Beneficiary receive a survivor benefit based on his Transfer Account in the form described in paragraph (3)(A) or (3)(B), above.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-7

(5) An election under paragraph (3) or (4), above, shall be revocable before the Prior Plan Member’s Benefit Commencement Date or date of death, respectively, but not on or after the applicable date. If a Prior Plan Member revokes an election under paragraph (3) or (4), above, he may make a new election under the applicable paragraph, subject to the same conditions that apply to the original election.

(6) An election under paragraph (3) or (4) shall be made in the form and manner required by the Committee and shall not be valid unless the Prior Plan Member’s Spouse, if any, consents to such election (including the form of payment and the designated Beneficiary(ies), and the consent is witnessed by a notary public or representative of the Plan. However, spousal consent under this paragraph (6) shall not be required if the Committee determines that the consent cannot be obtained (A) because there is no Spouse, (B) because the Spouse cannot be located, or (C) because of such other circumstances as are specified in regulations issued by the Secretary of the Treasury. A Spouse’s consent shall be irrevocable without the Prior Plan Member’s consent.

(7) An election under paragraph (3), above, shall not be valid unless it is made within the 180-day period ending on the Prior Plan Member’s Benefit Commencement Date and after the Prior Plan Member receives a written notice describing (A) the terms and conditions of the benefit payable under paragraph (1), above, (B) the Prior Plan Member’s right to waive, and the effect of waiving, that benefit, (C) the rights of the Prior Plan Member’s Spouse with respect to his election, and (D) the Prior Plan Member’s right to revoke, and the effect of revoking, his election to waive that benefit. The notice described in the preceding sentence must be provided no more than 180 and no less than 30 days before the Prior Plan Member’s Benefit Commencement Date.

(8) An election under paragraph (4) shall not be valid unless (A) it is made after the first day of the Plan Year in which the Prior Plan Member attains age 35 and after receipt of a written notice describing the terms and conditions of the benefit payable under paragraph (2), above, and the Prior Plan Member’s and his Spouse’s rights with respect to that benefit, similar to the notice described in paragraph (7), above, and (B) it is received by the Committee before the Prior Plan Member’s date of death. The notice described in the preceding sentence shall be provided to the Prior Plan Member during the later of (A) the period beginning on the first day of the Plan Year in which the Prior Plan Member attains age 35 and (B) a reasonable period after the Prior Plan Member commences participation in the Plan; provided that if a Prior Plan Member terminates employment before attaining age 35, the notice shall be provided during the one-year period beginning on the date he terminates employment.

(e) The annuities available under this Section A.03 shall be single-premium annuities purchased by the Trustee from an insurance company licensed to do business in the United States with the appropriate portion of the Prior Plan Member’s accounts under the Plan determined as of the Prior Plan Member’s Benefit Commencement Date, date of death, or the date as of which a surviving Spouse elects to receive the Spouse’s Annuity, whichever is applicable.

(f) All payments under an annuity available under this Section shall be payable solely in cash. A Prior Plan Member who elects to receive his benefit under the Plan in the form of an annuity in accordance with this Section A.03 shall be deemed to have elected to receive the portion of his Member’s Account and/or Transfer Account invested in the Verizon Stock Portfolio and his ESOP Account, if applicable, in cash rather than in Verizon Shares.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-8

A.04 Requirements Applicable to a Prior Plan Member’s Transfer Account

(a) Loans. If a Prior Plan Member has a Transfer Account, an application for a loan pursuant to ARTICLE VII hereof shall not be effective unless his spouse (at the time of the Loan), if any, consents in writing to the use of any portion of his Transfer Account as security for the Loan within the 180-day period ending on the date of the Loan. If a Prior Plan Member has elected to receive his benefit under Section A.03(c) and applies for a Loan pursuant to ARTICLE VII during the 180-day period ending on his Benefit Commencement Date, the spousal consent requirements described in the preceding sentence shall apply with respect to the portion of the Prior Plan Member’s Account that is used as security for the Loan.

(b) Withdrawals. If a Prior Plan Member has a Transfer Account and he elects to make a withdrawal in accordance with Section 9.02 or 9.03, any portion of his Transfer Account that is withdrawn shall be payable as described in Section A.03(d)(1), above, unless the Prior Plan Member elects to receive that portion in a lump sum in cash with the written consent of his spouse (at the time of the withdrawal), if any. If a Prior Plan Member has elected to receive his benefit under Section A.03(c) and he elects to make a withdrawal in accordance with Section 9.02 or 9.03 during the 180-day period ending on his Benefit Commencement Date, the portion of his Member’s Account and/or Transfer Account that is withdrawn shall be subject to the conditions described in the preceding sentence. A Prior Plan Member’s election to waive the normal form benefit and his spouse’s consent thereto must be made (1) within the 180-day period ending on the date of the withdrawal and (2) after receipt of a notice similar to the notice described in Section A.02(d)(7).

(c) Spousal Consent. Spousal consent under subsections (a) and (b), above, shall not be valid unless witnessed by a notary public or a representative of the Plan. However, spousal consent under subsections (a) and (b) shall not be required if the Committee determines that the consent cannot be obtained (1) because there is no Spouse, (2) because the Spouse cannot be located, or (3) because of such other circumstances as are specified in regulations issued by the Secretary of the Treasury.

A.05 Provisions Applicable to a Prior Plan Member’s S&I Accounts

(a) As of January 1, 1993, the Prior Plan accepted the direct trustee-to-trustee transfer of a Prior Plan Member’s accounts, if any, under the GTE Corporation Savings & Investment Plan (the “S&I Plan”) and the assets related thereto, in accordance with Code sections 401(a)(12) and 414(1) and the regulations thereunder.

(b) The Prior Plan Member’s accounts under the S&I Plan that were transferred to the Prior Plan, and that have been transferred subsequently to the Plan, shall be treated for all purposes under the Schedule A as part of a Prior Plan Member’s accounts under the Prior Plan.

(c) In addition to the forms of benefit available under Section A.03(c) hereof, a Prior Plan Member described in this Section A.05 who is married on his Benefit Commencement Date may waive the Joint and 50% Survivor Annuity and elect instead to receive a Single Life Annuity, a Period Certain Annuity, or a Period Certain Joint and Survivor Annuity with respect to his accounts transferred from the S&I Plan. An election under this subsection (d) shall comply with the notice and spousal consent requirements described in Section A.03(d) with respect to a Prior Plan Member’s Transfer Account.

SAVINGS AND SECURITY PLAN FOR WEST REGION HOURLY EMPLOYEES	PAGE A-9